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                       AIRCRAFT SUBLEASE AGREEMENT N0. 8

                           dated as of March 1, 1996

                                    between

                            FAIRBROOK LEASING, INC.,
                                  as Sublessor,

                                      and

                           CHAUTAUQUA AIRLINES, INC.,
                                 as Sublessee.

                             One Saab 340A Aircraft
                         with General Electric Engines,
                             Dowty Rotol Propellers
                       Manufacturer's Serial No. 340A-123
                          U.S. Registration No. N123MQ
                           (being changed to N123CQ)

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THIS AIRCRAFT SUBLEASE AGREEMENT N0. 8 IS SUBORDINATE TO THE AIRCRAFT LEASE
AGREEMENT DATED AS OF JULY 15, 1987 BETWEEN SUBLESSOR AS LESSEE AND WILMINGTON TRUST COMPANY, AS OWNER TRUSTEE AND LESSOR. CERTAIN RIGHTS OF LESSOR UNDER SUCH LEASE AGREEMENT AND IN THE AIRCRAFT COVERED THEREBY HAVE BEEN ASSIGNED TO, AND ARE SUBJECT TO A FIRST PRIORITY SECURITY INTEREST IN FAVOR OF, MELLON FINANCIAL CORPORATION SERVICES #3, UNDER THE LOAN AND SECURITY AGREEMENT DATED AS OF JULY 15, 1987, AS AMENDED. THIS AIRCRAFT SUBLEASE AGREEMENT NO. 8 HAS BEEN EXECUTED IN COUNTERPARTS. TO THE EXTENT, IF ANY, THIS AIRCRAFT SUBLEASE AGREEMENT NO. 8 CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE UNITED STATES JURISDICTION), NO SECURITY INTEREST IN THIS AIRCRAFT SUBLEASE AGREEMENT NO. 8 MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN THE ORIGINAL EXECUTED COUNTERPART CONTAINING THE RECEIPT THEREFOR EXECUTED BY MELLON FINANCIAL SERVICES CORPORATION #3 ON THE SIGNATURE PAGE HEREOF.

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                                TABLE OF CONTENTS

Section 1.        DEFINITIONS.....................................................................................2

Section 2.        [RESERVED]......................................................................................2

Section 3.        DELIVERY........................................................................................2

Section 4.        ACCEPTANCE......................................................................................2

Section 5.        CERTAIN AGREEMENTS OF SUBLESSEE; SUBLESSOR'S REPRESENTATIONS AND WARRANTIES.....................2

Section 6.        CONDITIONS PRECEDENT TO DELIVERY AND ACCEPTANCE; LEGAL OPINION..................................5

Section 7.        REPRESENTATIONS AND WARRANTIES OF SUBLESSEE.....................................................7

Section 8.        TERM...........................................................................................10

Section 9.        RENT...........................................................................................10

Section 10.       INTEREST OF LESSOR: LIENS: NAMEPLATES..........................................................12

Section 11.       REGISTRATION, MAINTENANCE AND OPERATION; POSSESSION, ETC.......................................14

Section 12        RISK OF LOSS: EVENT OF LOSS AND CONDEMNATION...................................................23

Section 13.       INSURANCE......................................................................................31

Section 14.       INDEMNITY......................................................................................37

Section 15.       TAXES AGAINST LESSOR OR AIRCRAFT...............................................................40

Section 16.       FURTHER ASSURANCES, RECORDATION, TITLE, REGISTRATION...........................................47

Section 17.       INSPECTION, REPORTS, AUDITS....................................................................48
`
Section 18.       DEFAULTS, REMEDIES, DAMAGES....................................................................51

Section 19.       RETURN OF AIRCRAFTS, RECORDS, REPOSSESSION.....................................................60

Section 20.       ASSIGNMENT, SUB-SUBLEASE, SUBORDINATION........................................................67

Section 21.       NOTICES........................................................................................69

Section 22        SURVIVAL OF COVENANTS: SEVERABILITY............................................................70

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
Section 23.       ENTIRE AGREEMENT, TITLES.......................................................................70

Section 24.       NOTICES OF EVENTS..............................................................................71

Section 25.       EXECUTION AND COUNTERPARTS.....................................................................71

Section 26.       CONFIDENTIALITY................................................................................71

Section 27.       COVENANT OF QUIET ENJOYMENT....................................................................72

Section 28.       SUBLESSOR'S RIGHT TO PERFORM FOR SUBLESSEE.....................................................72

Section 29.       GOVERNING LAW: SUBMISSION TO JURISDICTION......................................................72

Annex 1           Definitions

Exhibit A         Form of sublease supplement No.1

Exhibit B         Form of Insurance Endorsements

Schedule 1        Certain Proceedings

                                       ii
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                       AIRCRAFT SUBLEASE AGREEMENT NO. 8

     THIS AIRCRAFT SUBLEASE AGREEMENT NO. 8 dated as of March 1, 1996 (hereinafter referred to as the "Sublease") is made by and between FAIRBROOK LEASING, INC., a Delaware corporation with principal offices at 21300 Ridgetop Circle, Sterling, Virginia 20166 (hereinafter referred to as "Sublessor"), and CHAUTAUQUA AIRLINES, INC., a New York corporation with principal offices at 2500 South High School Road, Indianapolis, Indiana 46251 (hereinafter referred to as "Sublessee").

                                    RECITALS

     WHEREAS, this Sublease relates to the one (1) used Saab 340A aircraft ("the Aircraft") described in Sublease Supplement No. 1 attached hereto; and

     WHEREAS, Lessor, Sublessor and Lender are parties to a Participation Agreement dated as of July 15, 1987 (the "Participation Agreement"), providing for, INTER ALIA, the lease financing of the Aircraft; and

     WHEREAS, pursuant to the Lease, Lessor has leased the Aircraft to Sublessor; and

     WHEREAS, this Sublease and a counterpart of Sublease Supplement No. 1 hereto will be filed for recordation with the Federal Aviation Administration as one document;

     NOW, THEREFORE, in consideration of the foregoing premises and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, it is mutually agreed by and between Sublessor and Sublessee as follows:

                              W I T N E S S E T H:

                             AGREEMENT TO SUBLEASE

     Sublessor hereby agrees to Sublease the Aircraft to Sublessee and Sublessee hereby agrees to rent and hire the Aircraft from Sublessor subject to the terms and conditions set forth herein.

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                              TERMS AND CONDITIONS

Section 1.  DEFINITIONS.

     Unless the context otherwise requires, the capitalized terms used herein shall have the respective meanings assigned thereto in Annex I for all purposes hereof (such definitions to be equally applicable to both the singular and the plural forms of the terms defined).

Section 2.  [RESERVED].

Section 3.  DELIVERY.

     Delivery shall be made to Sublessee at Indianapolis, Indiana on the Delivery Date or at such other date and place as shall be mutually agreed upon. Tender of the Aircraft by Sublessor shall be to a Responsible Officer of Sublessee or such other persons duly authorized and appointed by the President or a Vice President of Sublessee.

Section 4.  ACCEPTANCE.

     At the time of delivery of the Aircraft, Sublessee, by and through its President or one of its Vice Presidents or another duly appointed and authorized representative, shall accept the Aircraft by executing Sublease Supplement No. 1, and upon such execution, said. Sublease Supplement No. 1 shall be delivered immediately to Sublessor and an original counterpart of the Sublease and Sublease Supplement No. 1 constituting chattel paper shall be delivered immediately to Lender. The date of execution of Sublease Supplement No. 1 shall be the "Delivery Date" as that term is used herein. Delivery and acceptance of the Aircraft shall be conclusively deemed to have taken place and shall become effective upon delivery of Sublease Supplement No. 1 to Sublessor as of the date of such Sublease Supplement No. 1 and the rights and obligations of each party hereto, including Sublessee's obligation to pay Rent under this Sublease, shall become fully effective with respect to the Aircraft on that date. Accordingly, the Aircraft shall be deemed to be in good condition without defects, and Sublessee's execution of Sublease Supplement No. 1 shall, without further act, irrevocably constitute acceptance by Sublessee of the Aircraft for all purposes of this Sublease.

Section 5. CERTAIN AGREEMENTS OF SUBLESSEE; SUBLESSOR'S REPRESENTATIONS AND WARRANTIES.

     SUBLESSEE ACKNOWLEDGES THAT NONE OF SUBLESSOR, LESSOR, OR LENDER IS A MANUFACTURER OF THE AIRCRAFT OR A DEALER IN SIMILAR AIRCRAFT AND NONE OF THEM HAS INSPECTED THE AIRCRAFT PRIOR TO

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DELIVERY TO AND ACCEPTANCE BY SUBLESSEE. SUBLESSEE (I) ACKNOWLEDGES AND AGREES
THAT THE AIRCRAFT IS A USED AIRCRAFT AND IS BEING DELIVERED BY SUBLESSOR TO SUBLESSEE "AS IS" AND "WHERE IS" AND THAT NO CONDITION, WARRANTY OR REPRESENTATION OF ANY KIND WHATSOEVER HAS BEEN OR IS GIVEN BY OR IS TO BE IMPLIED ON THE PART OF SUBLESSOR, LESSOR OR LENDER IN RELATION TO THE AIRCRAFT EXCEPT AS SPECIFICALLY PROVIDED IN THIS SUBLEASE, (II) HEREBY WAIVES AS BETWEEN ITSELF AND SUBLESSOR, LESSOR, AND LENDER, ALL OF ITS RIGHTS, EXPRESS OR IMPLIED (WHETHER STATUTORY OR OTHERWISE) AGAINST SUBLESSOR, LESSOR OR LENDER IN THE AIRCRAFT EXCEPT AS SPECIFICALLY PROVIDED IN THIS SUBLEASE, RELATING TO (AND EACH WILL BE DEEMED TO HAVE EXPRESSLY DISCLAIMED ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO) THE CAPACITY, AGE, QUALITY, DESCRIPTION, STATE, CONDITION, VALUE, WORKMANSHIP, DESIGN, CONSTRUCTION, USE, OPERATION, PERFORMANCE OR COMPLIANCE WITH SPECIFICATIONS THEREOF OR THE SUBLEASING THEREOF BY SUBLESSOR TO SUBLESSEE OR TO THE MERCHANTABILITY OR SUITABILITY OF THE AIRCRAFT OR ITS FITNESS FOR ANY USE OR FOR A PARTICULAR PURPOSE OF THE AIRCRAFT OR ANY PART THEREOF, OR AS TO ITS AIRWORTHINESS OR AS TO THE QUALITY OF THE MATERIALS OR WORKMANSHIP WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF, OR AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, OR AS TO THE ABSENCE OF ANY OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, AND (III) AGREES THAT ALL RISKS OF THE FOREGOING NATURE, WHETHER PATENT OR LATENT, ARE TO BE BORNE BY SUBLESSEE OTHER THAN RISKS (A) RESULTING FROM THE WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF SUBLESSOR, LESSOR OR LENDER, OR ANY SUCCESSOR, ASSIGNEE, DIRECTOR, OFFICER, LENDER OR EMPLOYEE OF EACH OF THEM (UNLESS SUCH WILLFUL MISCONDUCT OR GROSS NEGLIGENCE RESULTS FROM THE ACTS OR OMISSIONS OF SUBLESSEE ON BEHALF OF SUBLESSOR, LESSOR OR LENDER), (B) WITH RESPECT TO THE AIRCRAFT, THE AIRFRAME, ANY ENGINE OR PROPELLER, SO LONG AS NO DEFAULT OR EVENT OF DEFAULT EXISTS, TO THE EXTENT ATTRIBUTABLE TO ACTS OR EVENTS (EXCEPT ACTS OR EVENTS ATTRIBUTABLE TO OR DESCRIBED HEREUNDER AS A DEFAULT OR EVENT OF DEFAULT, WHETHER OR NOT DECLARED) THAT OCCUR AFTER THE AIRCRAFT, THE AIRFRAME, ANY ENGINE OR PROPELLER, AS THE CASE MAY BE, ARE NO LONGER SUBLEASED UNDER THE SUBLEASE AND AFTER POSSESSION OF THE AIRCRAFT, THE AIRFRAME, ANY ENGINE OR PROPELLER, AS THE CASE MAY BE, HAVE BEEN DELIVERED TO SUBLESSOR, LESSOR OR LENDER OR ANY OTHER PERSON ENTITLED TO RECEIVE DELIVERY IN ACCORDANCE WITH THE SUBLEASE, (C) WHICH ARE THE RESULT OF ANY FAILURE OF SUBLESSOR OR LESSOR TO COMPLY WITH ANY COVENANT, OR ANY BREACH BY SUBLESSOR OR LESSOR OF ANY REPRESENTATION CONTAINED IN THE PARTICIPATION AGREEMENT, LEASE OR ANY OTHER OPERATIVE DOCUMENT TO WHICH SUBLESSOR OR LESSOR IS A PARTY, UNLESS SUCH FAILURE IS THE RESULT OF SUBLESSEE'S FAILURE TO COMPLY WITH ANY TERMS OR PROVISIONS OF THE SUBLEASE OR ANY OTHER SUBLESSEE DOCUMENT, (D) TO THE EXTENT CAUSED BY ACTS OR OMISSIONS BY OR RELATING TO ANY PARTY OTHER THAN SUBLESSEE, OR EVENTS RELATING TO SUCH OTHER PARTY THAT OCCUR AFTER FULL AND FINAL COMPLIANCE BY SUBLESSEE WITH ALL THE TERMS OF THE SUBLEASE AND THE SUBLESSEE DOCUMENTS, (E) TO THE EXTENT RELATED TO A SUBLESSOR LIEN, LESSOR

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LIEN OR LENDER LIEN, INCLUDING THE LIEN OF THE LOAN AGREEMENT, (F) FOR A PAYMENT
REQUIRED TO BE MADE BY LESSOR TO LENDER, AND (G) RELATING TO A DISPOSITION (VOLUNTARY OR INVOLUNTARY) BY LESSOR OF ALL OR ANY PART OF ITS INTEREST IN THE AIRCRAFT, OTHER THAN AS PERMITTED BY THE SUBLEASE OR THE LOAN AGREEMENT AS A RESULT OF THE OCCURRENCE OF AN EVENT OF LOSS OR AN EVENT OF DEFAULT UNDER THE SUBLEASE, OR BY ANY OTHER PERSON OF ALL OR ANY PART OF SUCH PERSON'S INTEREST
IN THE AIRCRAFT, ANY NOTE OR IN THE OPERATIVE DOCUMENTS, EXCEPT IN THE CASE OF LENDER, ANY SUCH DISPOSITION REQUIRED BY THE SUBLEASE OR AS A RESULT OF THE OCCURRENCE OF AN EVENT OF DEFAULT HEREUNDER; EXCEPT THAT SUBLESSOR HEREBY REPRESENTS AND WARRANTS TO SUBLESSEE THAT ON THE DELIVERY DATE SUBLESSOR HAS THE RIGHT AND AUTHORITY UNDER THE LEASE NECESSARY TO SUBLEASE THE AIRCRAFT TO SUBLESSEE UNDER THE TERMS OF THIS SUBLEASE AND THAT THE AIRCRAFT SHALL BE FREE
OF ALL LIENS OTHER THAN LIENS ARISING OUT OF ANY ACTION OR INACTION BY
SUBLESSEE, LESSOR LIENS, SUBLESSOR LIENS AND LENDER LIENS, INCLUDING THE LIEN OF THE LOAN AGREEMENT. IN PARTICULAR AND WITHOUT PREJUDICE TO THE GENERALITY OF THE FOREGOING (EXCEPT AS MENTIONED IN THE FIRST SENTENCE OF THIS SECTION 5.1), NONE OF SUBLESSOR, LESSOR, LENDER SHALL BE UNDER ANY LIABILITY WHATSOEVER AND HOWSOEVER ARISING, WHETHER IN CONTRACT OR TORT OR BOTH, IN RESPECT OF ANY LOSS, LIABILITY, DAMAGE OR DELAY OF OR TO OR IN CONNECTION WITH THE AIRCRAFT OR ANY PERSON (WHICH EXPRESSION INCLUDES, WITHOUT PREJUDICE TO THE GENERALITY THEREOF, ANY GOVERNMENTAL BODY) OR PROPERTY WHATSOEVER, WHETHER ON BOARD THE AIRCRAFT OR ELSEWHERE IRRESPECTIVE OF WHETHER SUCH LOSS, DAMAGE OR DELAY ARISES (X) FROM
THE AIRCRAFT NOT BEING IN AN AIRWORTHY CONDITION, OR (Y) FROM ANY ACT OR
OMISSION OF SUBLESSOR, LESSOR, OR LENDER (OTHER THAN ANY ACT OR OMISSION WHICH CONSTITUTES WILLFUL MISCONDUCT OR GROSS NEGLIGENCE OF SUBLESSOR, LESSOR, OR LENDER) EXCEPT AS OTHERWISE PROVIDED IN THIS SUBLEASE. THE PROVISIONS OF THIS
SECTION 5.1 HAVE BEEN NEGOTIATED AND ARE INTENDED TO BE THE COMPLETE EXCLUSION AND NEGATION, EXCEPT AS OTHERWISE PROVIDED ABOVE, OF ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, BY SUBLESSOR, LESSOR OR LENDER IN ANY CAPACITY, WITH RESPECT TO THE AIRCRAFT, OR ANY PART THEREOF, WHETHER ARISING PURSUANT TO THE UNIFORM COMMERCIAL CODE OR ANY OTHER LAW NOW OR HEREAFTER IN EFFECT OR OTHERWISE.

     5.2 NONE OF THE PROVISIONS OF THIS SECTION 5 OR ANY OTHER PROVISION OF THIS SUBLEASE AMENDS, MODIFIES OR OTHERWISE AFFECTS THE EXPRESS REPRESENTATIONS, WARRANTIES OR OTHER OBLIGATIONS OF SAAI OR ANY MANUFACTURER, SUBCONTRACTOR OR SUPPLIER WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF, OR RELEASES SAAI OR ANY MANUFACTURER, SUBCONTRACTOR OR SUPPLIER FROM ANY SUCH REPRESENTATION, WARRANTY OR OBLIGATION OR ANY RIGHTS OF SUBLESSOR OR SUBLESSEE. DURING THE TERM OF THE SUBLEASE AND SO LONG AS NO DEFAULT OR EVENT OF DEFAULT HAS OCCURRED AND IS CONTINUING HEREUNDER, SUBLESSEE SHALL BE ENTITLED TO EXERCISE AND ENFORCE AND ASSERT AT ITS SOLE EXPENSE ALL OF THE RIGHTS WHICH SUBLESSOR HAS UNDER ANY WARRANTY OR GUARANTY OF ANY VENDOR, MANUFACTURER, SUBCONTRACTOR OR SUPPLIER WITH RESPECT TO THE AIRCRAFT.

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     5.3 Sublessor has the requisite corporate power, authority and legal right to execute, deliver and perform each and every term of this Sublease, Sublease Supplement No. 1 and all other Operative Documents, the same having been duly authorized by all necessary corporate action of Sublessor, and duly executed and delivered by the authorized officers of Sublessor and, assuming the due and proper execution of the other party thereto, constitute legal, valid and binding obligations of Sublessor, enforceable against it in accordance with such terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and to general principles of equity.

     5.4 Sublessor is a corporation duly incorporated, validly existing in good standing under the laws of the State of Delaware and is duly qualified and authorized to do business as a foreign corporation in each jurisdiction where the failure to so qualify or to be in good standing would have a material adverse effect on its ability to carry on its business or to perform its obligations under this Sublease.

     5.5 No consent or approval of, giving of notice to, registration with or other action in respect of or by any federal, state or local authority is required with respect to Sublessor's execution and delivery of this Sublease, consummation of the transactions contemplated hereby or performance of its obligations hereunder, or if any such consent, approval, giving of notice or registration is required, it has been duly given or obtained.

     5.6 The execution and delivery of this Sublease, Sublease Supplement No. 1 and all other Operative Documents and the performance by Sublessor of its obligations under this Sublease will not contravene or violate any provision of its charter or Articles or Certificate of Incorporation or, By-Laws or any contract, agreement, indenture or other instrument either binding upon Sublessor or to which it is subject.

     5.7 There is no United States federal or state law or governmental regulation or order that would be contravened or violated by the execution, delivery and performance of this Sublease by Sublessor or by the performance of any term and condition contained herein, or in Sublease Supplement No. 1 or in any of the other Operative Documents by Sublessor.

Section 6.  CONDITIONS PRECEDENT TO DELIVERY AND ACCEPTANCE: LEGAL OPINION.

     Sublessor shall have no obligation to make delivery of the Aircraft or any part thereof to Sublessee unless and until all of the following conditions precedent have been met, it being acknowledged that delivery by Sublessor of the Aircraft under the Sublease and Sublease Supplement No. 1 shall be deemed to signify

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the fulfillment to the satisfaction of or waiver by Sublessor of the conditions precedent prior to or on the Delivery Date:

     6.1 A11 proceedings taken in connection with the transactions contemplated hereby and all documents or papers relating thereto, including without limitation the Operative Documents and this Sublease, shall be satisfactory to Sublessor and its counsel, and Sublessor and its counsel shall have received copies of such documents and papers as Sublessor or its counsel may reasonably request in connection therewith or a basis for its counsel's closing opinion, all in the form and containing the substance reasonably satisfactory to Sublessor and its counsel;

     6.2 Sublessee shall have delivered to Sublessor a favorable opinion of Sublessee's counsel dated as of the Delivery Date in form and substance reasonably acceptable to Sublessor.

     6.3 Sublessee shall not be in default of any payment obligation or in any material nonpayment default with respect to any material indebtedness, material lease obligation or any material contract;

     6.4 All representations, warranties, covenants and assurances made by Sublessee hereunder shall remain true and correct on the Delivery Date and there shall be no material adverse change in the assets, liabilities, business, prospects, profits or condition, financial or otherwise, of Sublessee or of the ability of Sublessee to perform its obligations, duties and covenants under this Sublease from the time of such representations, warranties and assurances to the Delivery Date;

     6.5 Sublessee shall have delivered to Sublessor an insurance broker's opinion letter and a Certificate of Insurance issued in the form and containing the substance required by SECTION 13 and containing the endorsements set forth in Exhibit B hereof;

     6.6 Sublessee shall have delivered to Sublessor a certified copy of the resolutions adopted by its Board of Directors authorizing the execution and performance of this Sublease setting forth the names of its officers authorized to execute this Sublease and all documents contemplated by the Sublease to be executed by Sublessee; and

     6.7 FAA Counsel shall have confirmed that they will render an opinion regarding filing and recording procedures required by this transaction, and on or before the Delivery Date, the Sublease and Sublease Supplement No. 1 shall have been recorded or filed for recording with the office of the FAA Aircraft Registry pursuant to the Transportation Code in the manner reflected in the opinion of such FAA Counsel and in such other public offices as may be deemed necessary or appropriate by such FAA Counsel or by Sublessor or its counsel in order to protect the rights and

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interest of Sublessor thereunder and to perfect such rights and interests of
Sublessor in and to the Sublease, Sublease Supplement No. 1, and the Rent due and to become due hereunder. By such filing and recording, Sublessor and Sublessee are not acknowledging or implying that the Sublease constitutes a "security agreement" or creates a "security interest" within the meaning of any applicable version of the Uniform Commercial Code adopted by any jurisdiction.

Section 7.  REPRESENTATIONS AND WARRANTIES OF SUBLESSEE.

     Sublessee hereby makes the following representations and warranties:

     7.1 Sublessee is a corporation duly incorporated, validly existing and in good standing under the laws of the State of New York and is duly qualified and authorized to do business as a foreign corporation in each jurisdiction where the failure to so qualify or to be in good standing would have a material adverse effect on its ability to carry on its business or to perform its obligations under this Sublease;

     7.2 Sublessee has the requisite corporate power, authority and legal right to execute, deliver and perform each and every term of this Sublease, Sublease Supplement No. 1 and all other Sublessee Documents, the same having been duly authorized by all necessary corporate action of Sublessee, and duly executed and delivered by the authorized officers of Sublessee and, assuming the due and proper execution of the other party thereto, constitute legal, valid and binding obligations of Sublessee, enforceable against it in accordance with such terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and to general principles of equity;

     7.3 The execution and delivery of this Sublease, Sublease Supplement No. 1 and all other Sublessee Documents and the performance by Sublessee of its obligations under this Sublease will not contravene or violate any provision of its charter or Articles or Certificate of Incorporation or By-Laws or any contract, agreement, indenture or other instrument either binding upon Sublessee or to which it is subject, nor will any such contract, agreement, indenture or other instrument create a Lien (other than a Permitted Lien) with respect to this Sublease or the Aircraft;

     7.4 There is no United States federal or state law or governmental regulation or order that would be contravened or violated by the execution, delivery and performance of this Sublease by Sublessee or by the performance of any term and condition contained herein, or in Sublease Supplement No. 1 or in any of the other Sublessee Documents by Sublessee;

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     7.5 No consent of shareholders of Sublessee or of any holders of indebtedness of Sublessee, and except for the registrations, recordings and filings made or to be made with respect to the Aircraft under the Operative Documents and except as required under FAR Parts 125, 129, 135 or 91
(Section 91.54), no consent or approval of, the giving of notice to, registration with, the recording or filing of any document with, or the taking of any other action in respect of any governmental authority, body, commission or agency or any other entity (except any such consents, approvals, notices, registrations, recordings, filings or actions as have already been accomplished by Sublessee, and except for routine periodic and other reporting requirements and renewals and extensions of exemptions, in each case to the extent required to be given or obtained only after the date hereof), is or will be required as a condition to the execution and validity of this Sublease or as a condition to or in connection with the authorization, execution, delivery or performance hereof by Sublessee, except those which have been duly made or obtained, certified copies of which have been or will be delivered to Sublessor, prior to delivery of the Aircraft to Sublessee. This Sublease and its performance by sublessee will not violate or contravene any law, regulation, order, judgment or other similar obligation imposed by any government or regulatory agency, court, administrative or legislative body applicable to Sublessee or the Aircraft;

     7.6 Except as set forth in Schedule 1 hereto, there are no actions or proceedings pending or, to Sublessee's knowledge, threatened, against Sublessee or any of its subsidiaries or Affiliates before any court or administrative agency in any jurisdiction that question Sublessee's legal capacity to execute, deliver or perform, or the binding effect or validity of, this Sublease or any other Sublessee Document, or which might result in any material adverse effect on the assets, liabilities, prospects, business, profit, condition or operations, financial or otherwise, of Sublessee or any of its subsidiaries or Affiliates;

     7.7 Sublessee is fully familiar with all the covenants, terms, conditions, agreements and warranties of this Sublease and is not in default with respect thereto;

     7.8 All Sublessee financial statements, other financial information and tax returns that have heretofore been provided to Sublessor in conjunction with this transaction fairly and accurately represent the financial condition and income of Sublessee as of the dates given and, as of such dates, such financial statements and other financial information do not contain any untrue statements of a material fact, nor did they omit to state a material fact required to be stated therein or necessary in order to prevent such financial statements or other financial information from being misleading as of the dates thereof; and except as otherwise has been disclosed in writing to Sublessor,

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there is no fact, situation or event, currently known to Sublessee, which, so far as can be foreseen by Sublessee, will (a) materially adversely affect the properties, business, assets, income, prospects or condition, financial or otherwise, of Sublessee or (b) has had a materially adverse effect on the properties, business, assets, income, prospects or condition, financial or otherwise, of Sublessee since the dates of such financial statements, other financial information or tax returns;

     7.9 All Federal income tax returns required to be filed by Sublessee have, in fact, been filed, and all taxes which are shown to be due and payable in such returns have been paid. No material controversy in respect of additional income taxes due is pending or to the knowledge of Sublessee threatened, which controversy if determined adversely would materially and adversely affect Sublessee's ability to perform its obligations hereunder. The provision for taxes on the books of Sublessee is adequate for all open years, and for its current fiscal period;

     7.10 Sublessee is not engaged in any transaction in connection with which it could be subjected to either a civil penalty assessed pursuant to Section 502
(c) of ERISA or any tax imposed by Section 4975 of the Code; no material liability of the Pension Benefit Guaranty Corporation has been or is expected by Sublessee to be incurred with respect to any employee pension benefit plan (as defined in Section 3 of ERISA) maintained by Sublessee; there has been no reportable event (as defined in Section 4043(b) of ERISA) with respect to any such employee pension benefit plan. There has been no event of termination of any such employee pension benefit plan by the Pension Benefit Guaranty Corporation; and no accumulated funding deficiency (as defined in Section 302 of ERISA or Section 412 of the Code), whether or not waived, exists with respect to any such employee pension benefit plan;

     7.11 Sublessee is an "air carrier" engaged in interstate air transportation, as such term is used in Section 40102(a)(2) of the Transportation code, and certificated under Section 44705 of the Transportation Code, is a "citizen of the United States" as such term is defined in Section 40102(a)(15) of the Transportation Code, is authorized to operate Saab 340A Aircraft pursuant to FAR Part 135 and possesses all necessary material certificates, franchises, licenses, permits, authorizations, rights, concessions and consents of or from all applicable governmental authorities or agencies of the United States, including, without limitation, the FAA, that are required for the operation of the Aircraft, routes flown by Sublessee and the conduct of its business as now being conducted;

     7.12 Sublessee is not in material default and no condition exists that with notice, or lapse of time or both would constitute a material default by Sublessee under any mortgage, deed

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of trust, indenture, security, loan agreement or other instrument or agreement or evidence of any obligation for borrowed money, to which Sublessee is a party or by which any of its properties or assets may be bound; and

     7.13 Sublessee's chief executive office and the place where it keeps its corporate records is at 2500 South High School Road, Indianapolis, Indiana 46251. The offices where it keeps its records concerning the Aircraft and all contracts relating thereto are located at 2500 South High School Road, Indianapolis, Indiana 46251 and at 5353 Massilon Road, Route 241, Greensburg, Ohio 44232. The Aircraft will be based in either Akron, Summit County, Ohio or Indianapolis, Marion County, Indiana, and the components of the Aircraft which are not attached to or customarily installed on the Aircraft, will be located in Indianapolis, Marion County, Indiana.

Section 8.  TERM.

     The Term of this sublease for the Aircraft shall commence on the Delivery Date specified in Sublease Supplement No. 1 and unless sooner terminated under the terms hereof, shall extend through and expire on the date specified in Paragraph E of Sublease Supplement No. 1. The Term of this Sublease and Sublease Supplement No. 1 attached hereto is subject to early termination pursuant to the provisions of SECTIONS 18 AND 20 hereof, respecting among other things, repossession of the Aircraft prior to the expiration of the Term hereof.

Section 9.  RENT.

     9.1 Sublessee covenants and agrees to pay Sublessor, monthly in arrears, with respect to the Aircraft, Base Rent for the Term on each Base Rent Payment Date in the amounts set forth in the Sublease Rent Schedule, which by this reference is incorporated herein.

     9.2 Notwithstanding the expiration, cancellation or other termination of Sublessee's obligation to pay Base Rent hereunder, Sublessee agrees to pay to Sublessor, or in the case of a Lease Event of Default of which Sublessee has received written notice from Lender or, after delivery of the Release Notice, Lessor, and a demand therefor, to Lender or, after delivery of the Release Notice, to Lessor, or to any other Person entitled thereto, any and all Supplemental Rent promptly as the same becomes due and owing. If Sublessee fails to pay any Supplemental Rent, Sublessor or such other person entitled thereto shall have the rights, powers and remedies provided for herein or in any other Sublessee Document, or by law or in equity or otherwise as if Sublessee has failed to pay Base Rent.

     9.3 All payments of Rent as required by this SECTION 9 and any and all other payments to Sublessor shall be paid in immediately available funds without Abatement on the date such Rent is due, by wire transfer to Sublessor's account with Skandinaviska Enskilda Banken, New York Branch, 245 Park Avenue, New York, New York, 10167, account number 00005661, or such other place in the United States as Sublessor may, from time to time, designate.

     9.4 Any payment provided herein due on any day not a Business Day shall be payable on the next preceding Business Day. No payment of Rent may be prepaid by more than ten (10) days without the prior written consent of Sublessor.

     9.5 THIS SUBLEASE IS A NET LEASE, AND SUBLESSEE ACKNOWLEDGES AND AGREES THAT SUBLESSEE'S OBLIGATION TO PAY ALL RENT HEREUNDER, AND THE RIGHTS OF SUBLESSOR IN AND TO SUCH RENT, SHALL HE ABSOLUTE AND UNCONDITIONAL AND SHALL NOT BE SUBJECT TO ANY ABATEMENT, REDUCTION, SET-OFF, DEFENSE, COUNTERCLAIM OR RECOUPMENT ("ABATEMENTS") FOR ANY REASON WHATSOEVER, INCLUDING, WITHOUT LIMITATION, ABATEMENTS DUE TO ANY PRESENT OR FUTURE CLAIMS OF SUBLESSEE AGAINST SUBLESSOR UNDER THIS SUBLEASE OR OTHERWISE, AGAINST SAAI OR ANY VENDOR OR MANUFACTURER, OR AGAINST ANY OTHER PERSON FOR WHATEVER REASON, INCLUDING, WITHOUT LIMITATION: (A) any default, misrepresentation, negligence, gross negligence, misconduct, willful misconduct or other action or inaction of any kind by Sublessor, Lessor, Lender, any manufacturer or seller of any component of the Aircraft or any other Person, or any set-off, counterclaim, recoupment, defense or other right which Sublessee may have against Sublessor, the manufacturers or anyone else for any reason whatsoever, (B) any defect in the title, airworthiness, condition, design, operation or fitness for use of, or any Lien or other restriction of any kind upon, all or any component of the Aircraft, or any damage to or loss or destruction of, any part of the Aircraft or any interruption or cessation in the use or possession thereof by the Sublessee for any reason whatsoever, (C) any insolvency, bankruptcy, reorganization or similar proceedings by or against Sublessor, Lessor, Lender, any manufacturer or seller of any component of the Aircraft, Sublessee or any other Person, (D) any breach by Sublessor of any representation, warranty or covenant of Sublessor made herein or in connection herewith, (E) the invalidity or lack of enforceability or lack of due authorization or other infirmity of this Sublease or the lack of right, power or authority of Sublessor to enter into this Sublease, or (F) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Except as otherwise provided herein, Sublessee hereby waives, to the extent permitted by Applicable Law, any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Sublease, except as herein specifically provided or otherwise agreed between the parties hereto. If for any reason whatsoever this Sublease shall be terminated in whole or in part by operation of law, except as specifically provided herein, Sublessee nonetheless agrees to pay to Sublessor an amount equal to each installment of Base Rent at the time such installment would have become due and payable in accordance with the terms hereof had this sublease not been terminated in whole or in part. Each payment of Reset made by Sublessee shall be final and Sublessee shall not seek to recover all or any part of such payment from Sublessor four any reason whatsoever. Nothing in this SECTION 9.5 shall be construed to preclude sublessee from bringing any suit at law or in equity which it would otherwise be entitled to bring for breach of any representation, warranty, covenant or duty hereunder.

     9.6 In the event Sublessee shall fail to pay any Rent when due hereunder, Sublessee shall pay, to the extent permitted by law, to Sublessor or to such other Person entitled thereto, upon demand, as Supplemental Rent, interest on such amount from the due date thereof to the date paid at a rate per annum (computed on the basis of a 365- or 366-day year, as the case may be, and actual number of days elapsed, including the first day but excluding the last day) equal to the Overdue Rate.

Section 10. INTEREST OF LESSOR: LIENS; NAMEPLATES.

     10.1 LIENS. Sublessee and Sublessor agree that for all purposes, this Sublease is, and is intended to be, a Sublease, and that Sublessee does not acquire any right, title, interest or equity in or to the Aircraft, except the right to use it under the terms provided herein. The Aircraft, excluding those additions to which Sublessee retains title, is and shall at all times, until released, remain the sole and exclusive property of Lessor, subject only, FIRST, to the Lien of the Loan Agreement, and SECOND, to the interest of Sublessor under the Lease (and subject to any other Permitted Liens). The only interest Sublessee shall have in the Aircraft is that of a sublessee hereunder.

     Sublessee shall not directly or indirectly create, incur, assume or suffer to exist any Lien on or with respect to the Aircraft, any part thereof, title thereto or any interest therein, and in this Sublease or in any Rent, except (a) the respective rights of Lessor, Sublessor, Guarantor or Lender or Sublessee under the Operative Documents; (b) the rights under the Operative Documents of the respective parties thereto; (c) the rights of others under agreements or arrangements to the extent expressly permitted by SECTIONS 11.1 AND 11.2 hereof and similar arrangements for Parts owned by Sublessee; (d) any Lessor Liens, Sublessor Liens or Lender Liens, including the Lien of the Loan Agreement; (e) Liens for taxes of Sublessee either not yet delinquent or being contested in good faith by appropriate and timely proceedings, so long as such proceedings do not involve any material danger of the sale, forfeiture or loss of or interference with the use of the Aircraft, the Airframe or any Engine or Propeller or any interest therein; PROVIDED, that Sublessee shall maintain on its books any reserves with respect thereto which may be required by GAAP; (f) inchoate materialmen's, mechanics', workers', repairers', employees' or other like Liens arising in the ordinary course of Sublessee's business for amounts the payment of which is either not yet delinquent or is being contested in good faith by appropriate proceedings so long as such proceedings do not involve any material danger of the sale, forfeiture or loss or interference with the use of the Aircraft, or any interest therein; PROVIDED, that Sublessee shall maintain on its books any reserves with respect thereto which may be required by GAAP; (g) Liens arising out of the maintenance of court actions being defended in good faith and on a timely basis and Liens arising out of judgments or awards against Sublessee with respect to which an appeal or proceeding for review is being prosecuted in good faith and with respect to which there is secured a stay of execution pending such appeal, or proceeding for review; and (h) any other Lien with respect to which Sublessee provides a bond in an amount and under such terms as are adequate in the reasonable opinion of Sublessor; PROVIDED, that the aggregate amount of liens which are not being contested and are delinquent under paragraphs (e), (f), and (g) of this
SECTION 10.1 for which no bond or adequate (in the reasonable opinion of Sublessor) security is provided shall not at any time exceed $25,000.00. For the purpose hereof, the Liens set forth in clauses (a) through (h) of this SECTION
10.1 shall be "Permitted Liens". Sublessee at its own cost and expense will protect and defend the Aircraft and any interest therein against all Liens, other than Permitted Liens, and legal processes of the creditors of the Sublessee and other Persons, other than Permitted Liens, and Sublessee will promptly, at its own expense, take such action as may be necessary to duly discharge any such Lien not permitted by the express terms above if the same arises at any time.

     10.2 NAMEPLATE. Sublessee shall attach to and keep upon the Airframe and each Engine such labels, plates or markings furnished by Sublessor as are deemed by Sublessor necessary or advisable to evidence Lessor's ownership thereof; and in any event Sublessee will cause to be affixed to and maintained on the Aircraft in a location adjacent to and not less prominent than that of the Airworthiness Certificate, and on each Engine a nameplate furnished by Sublessor bearing the following legend:

     "LEASED FROM WILMINGTON TRUST COMPANY, AS OWNER TRUSTEE AND LESSOR; SUBJECT TO A FIRST PRIORITY SECURITY INTEREST IN FAVOR OF MELLON FINANCIAL SERVICES CORPORATION #3 AND SUBLEASED FROM FAIRBROOK LEASING, INC.",

such nameplate also to state, to the extent applicable, the type, manufacturer's serial number and current registration number of the Airframe. Sublessor and Sublessee agree that the nameplate shall be changed by Sublessor to reflect any transfer of the interests of Lessor or Lender in accordance with the Operative Documents. Except as above provided, Sublessee will not allow the name of any Person to be placed on the Aircraft with any description that might be interpreted as a claim of ownership or of security interest therein; PROVIDED, HOWEVER, that nothing herein contained shall prohibit Sublessee from placing its customary colors and insignia and name an the Aircraft, or from substituting engines, propellers or parts an the Aircraft in accordance with this Sublease.

Section 11. REGISTRATION, MAINTENANCE AND OPERATION; POSSESSION, ETC.

          11.1 REGISTRATION, MAINTENANCE, AND OPERATION.

          At its own cost and expense (as between sublessee and Sublessor), Sublessee shall:

          (i) forthwith upon delivery thereof, pursuant hereto, cooperate and take no actions inconsistent with the actions of Sublessor or any other Person to cause the Aircraft to be duly registered under the laws of the United States of America at all times in the name of the Lessor, and shall cooperate and take no actions inconsistent with the actions of Sublessor or any other Person to cause the interest of Lessor, the Lease Supplement, the Loan Agreement, any Loan Agreement Supplement, this Sublease, Sublease Supplement No. 1 and supplements thereto and hereto, to be duly recorded and maintained of record and the Lien of the Loan Agreement to be first lien of record on every part of the Aircraft that may legally be registered at the FAA Aircraft Registry, in each case until release thereof pursuant to the Operative Documents, and to cooperate and not interfere with Sublessor or any other Person in causing any termination of the Lease to be recorded at the FAA Aircraft Registry upon its expiration or termination;

          (ii) promptly deliver to Sublessor, Lessor and Lender true copies of all applications made by Sublessee in relation to the Aircraft, of all certificates of registration issued pursuant to such applications and of all notifications given pursuant to such registrations (including without limitation, notification of changes in Sublessee's maintenance program) and shall not do, or permit to be done by any Person, any act which might cause the Aircraft to be ineligible for registration with the FAA, subject to Sublessee obtaining such cooperation from Lessor, Sublessor, Lender and any other Person as may reasonably be required and, to the extent then so required, to Lessor remaining a "citizen of the United States" as defined in Section 40102(a)(15) of the Transportation Code and not otherwise taking any actions which cause the Aircraft to be ineligible for such registration by reason of Lessor's interest therein;

          (iii) maintain, inspect, service, repair, overhaul and test the Aircraft (including corrosion control) in compliance with the Maintenance Program, but in any event so as to keep the Aircraft (A) in good operating condition, (B) in the same condition as when delivered to Sublessee hereunder, ordinary wear and tear excepted, and in a condition suitable for airline commercial use (but with no broken, damaged or missing items or components except obsolete parts and/or parts undergoing replacement or scheduled to be replaced), (C) in such a manner as may be necessary to maintain in full force all warranties of manufacturers and suppliers of the Aircraft and its components, in accordance with their respective terms, and (D) in such operating condition as may be necessary to enable the airworthiness certification of the Aircraft to be maintained in good standing at all times under the Transportation Code and the Aircraft to be eligible for operation in regularly scheduled United States commercial passenger service under FAR
     Part 135 or successor provisions, as may be applicable, but in any event in a manner, to an extent and with a standard of care and frequency of maintenance not less than that employed by Sublessee with respect to similar aircraft and engines owned or leased by it and without regard to any scheduled return of the Aircraft pursuant hereto, which practices shall at all times be at or above the standard of the industry for maintenance of similar aircraft; PROVIDED, HOWEVER, that Sublessee shall not be deemed to be in violation of its obligations under this clause (iii) with respect to any minor violation which is cured promptly after Sublessee becomes aware of it, and in any event not later than sixty (60) days after Sublessee becomes aware of it, so long as such minor violations do not affect or impair the registration or eligibility for registration of the Aircraft; and maintain all records, logs and other materials required by the appropriate authorities of the jurisdiction where the Aircraft is registered to be maintained in respect of the Aircraft, and permit Sublessor, Lessor and, until the earlier of (A) delivery of the Release Notice (B) return of the Aircraft to Sublessor or Lessor or (C) the sale of the Aircraft pursuant to any provision hereof, Lender, to examine such records at any reasonable time during normal business hours;

          (iv) upon their request, promptly furnish to Lessor or Sublessor notification of any material changes in the Sublessee's Maintenance Program, and such other information as may be required to enable Sublessor, Lessor or Lender to file any reports required by any Governmental Body as a result of the interests of Sublessor, Lessor or Lender in the Aircraft;

          (v) pay and provide for all electric power, oil, fuel and lubricant consumed by and required for the operation of the Aircraft, and all repairs, parts and supplies necessary therefor;

          (vi) except as otherwise provided herein, comply with all applicable mandatory (A) FAA airworthiness directives, orders and other requirements of FAR Part 135 or successor provisions, as may be applicable, (B) manufacturer service bulletins and service letters or similar requirements affecting the Aircraft, and (C) rules and regulations of the FAA relating to the Aircraft, and take all steps necessary so that the Aircraft at all times during the Term possesses a valid FAA Airworthiness Certificate in good standing and that the Aircraft remains eligible for operation in regularly scheduled United States commercial passenger service under FAR
     Part 135 or successor provisions, as may be applicable, except as provided for in SECTION 12.2 (vi);

          (vii) conform with any Applicable Law requiring alteration of the Aircraft (or obtain a waiver of conformance therewith at no expense to Lessor or Sublessor) and maintain the same in proper operating condition under such Applicable Law; PROVIDED, HOWEVER, that Sublessee may, with the consent of Sublessor, in good faith contest the validity or application of any such Applicable Law, after having delivered to Sublessor written notice stating the facts with respect thereto, and so long as such contest does not subject Sublessor, Lessor or Lender to criminal liability and does not subject the Aircraft or any interest therein to any material danger of sale, forfeiture or loss;

          (viii) cause the Aircraft to be operated only by duly-qualified, currently certificated pilots having the minimum total pilot hours required by any policy of insurance required to be carried hereunder and for such certification by the FAA;

          (ix) not maintain, use, operate or locate the Aircraft (A) in violation of any Applicable Law, or in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by any Governmental Body; (B) in any area excluded from coverage by any insurance in effect or required to be maintained by the terms of SECTION 13, except in the case of requisition by the United States Government, where Sublessee obtains, for the benefit of Lessor, Sublessor, Lender and each Bank, indemnity in lieu of such insurance from the United States Government against the risks and in the amounts required by SECTION 13 covering such area; (C) outside of, or to any destination outside of the United States, except (1) in connection with the delivery of the Aircraft or any part thereof to the Manufacturer for any service, repair, modification or alteration required or permitted hereunder, to the extent not reasonably capable of being performed in the United States, (2) when the Aircraft is operated or used under contract with the United States Government under which contract the United States Government assumes liability for any damage, loss, destruction or failure to return possession of the Aircraft at the end of the term of such contract and for injury to persons or damage to property of others, or (3) to destinations within Canada, Mexico and the Caribbean, so long as the total annual operating time of the Aircraft (on a calendar year basis) outside of the continental limits of the United States shall not exceed fifty percent (50%) of the total annual operating time of the Aircraft for any calendar year prior to January 1, 1999 and to the extent that such use does not violate the restrictions set forth in SECTION 11.1(xi)hereof;

          (x) perform in due course terminating actions with respect to any part of the Aircraft affected by an FAA airworthiness directive if terminating action is performed with respect to similar items of aircraft or equipment owned or leased by Sublessee, except for those airworthiness directives whose final compliance date is later than twelve (12) months after the expiration of the Term of this Sublease, and not defer maintenance or replacement of parts, preventative maintenance (including corrosion control) or implementation of FAA airworthiness directives that Sublessee in accordance with its ordinary practice would have performed without regard to any scheduled return of the Aircraft pursuant hereto, or install replacement components with excessive wear, or except as otherwise provided in SECTION 19, exchange any Engine, Propeller, landing gear or any other Part of the Aircraft about to be returned to Sublessor for other aircraft components in Sublessee's possession for use on aircraft that will remain in Sublessee's or any Affiliate of Sublessee's possession after such return in order to reduce or avoid future maintenance requirements; and

          (xi) not allow the Aircraft Base for the Aircraft at any time to be a location other than Indianapolis, Indiana or Akron, Ohio without thirty
     (30) days' prior written notice to Lessor, Sublessor and, until the Release Notice is delivered, Lender.

          11.2 POSSESSION. Except as provided in this SECTION 11 or SECTION 20, Sublessee will not, without the prior written consent of Sublessor, sub-sublease or otherwise in any manner deliver, transfer or voluntarily relinquish possession, or enter into any contract or arrangement obligating it to deliver, transfer or relinquish possession of the Airframe, any part thereof, any Engine or Propeller or install any part of the Airframe, any Engine or Propeller or permit any part of the Airframe, any Engine or Propeller to be installed, on any airframe other than the Airframe, except as provided in this SECTION 11 or
SECTION 20, except that so long as no Default or Event of Default exists, and so long as the action to be taken does not affect the Lien of the Loan Agreement with respect to, Lessor's title to or interest in, or Sublessor's interest in, the Aircraft, Sublessee may, without the prior written consent of
Sublessor:

          (i) subject any Engine or Propeller to normal interchange or pooling agreements or arrangements customary in the airline industry applicable to other similar engines or propellers operated by Sublessee and entered into by Sublessee in the ordinary course of its business; PROVIDED, (A) if Lessor's title to any such Engine or Propeller is divested pursuant to any such agreement or arrangement or (B) if Sublessee relinquishes possession of such Engine or Propeller for a continuous period of more than one hundred eighty (180) consecutive days, there shall be deemed to be an Event of Loss with respect to such Engine or Propeller and Sublessee shall comply with SECTION 12.4 in respect thereof;

          (ii) deliver possession of the Aircraft, or any component thereof, to the manufacturer thereof or its authorized representatives for testing or other similar purpose or to any organization for service, repair, maintenance or overhaul work on the Aircraft or any part thereof or for alterations or modifications in or additions to the Aircraft to the extent required or permitted by the terms of this Sublease;

          (iii) install an Engine or a Propeller on an airframe owned by Sublessee free and clear of all Liens, except (A) Liens of the type permitted under SECTIONS 10.1 (e), (f) AND (g), (B) the rights of other U.S. Certificated Air Carriers under normal interchange agreements that are customary in the airline industry and entered into by Sublessee in the ordinary course of its business, so long as such agreements do not contemplate, permit or require the transfer of title to such airframe or the engines or the propellers installed thereon and (C) the Lien of any mortgage which expressly and effectively provides that each Engine or Propeller shall not become subject to the Lien thereof, notwithstanding the installation thereof on an airframe or engine subject to the Lien of such mortgage, unless and until Sublessee shall become the owner of such Engine or Propeller free of the respective interests of Lessor, Sublessor and Sublessee therein under this Sublease and the Lien of the Loan Agreement;

          (iv) install an Engine or a Propeller on an airframe leased to Sublessee or purchased by Sublessee subject to a conditional sale or other security agreement, PROVIDED (A) such airframe is free and clear of all Liens except the rights of the parties to the lease or conditional sale or other security agreement and their purchasers, mortgagees and encumbrancers covering such airframe and except Liens of the type permitted by clauses (A) and (B) of subparagraph (iii) of this SECTION 11.2; and (B) such lease, conditional sale or other security agreement expressly and effectively provides that each Engine or Propeller shall not become subject to the Lien of such lease, conditional sale or other security agreement, notwithstanding the installation thereof on any airframe subject to the Lien of such lease, conditional sale or other security agreement, unless and until Sublessee becomes the owner of such Engine or Propeller free of the respective interests of Lessor, Sublessor and Sublessee therein under this Sublease and the Lien of the Loan Agreement; or

          (v) transfer possession of the Airframe or any Engine or Propeller to the United States Government pursuant to a sub-sublease, a copy of which shall be promptly furnished to Sublessor; PROVIDED, that such sub-sublease (including, without limitation, any option of the sub-sublessee to renew or extend) shall not extend beyond the end of the Term for the Aircraft of which such Airframe or Engine or Propeller is part.

          Notwithstanding anything to the contrary in this SECTION 11.2:

          (1) the rights of any transferee or sub-sublessee who receives possession by reason of a transfer permitted by this SECTION 11.2 (other than a transfer of an Engine or Propeller which is deemed an Event of Loss) are and shall be EXPRESSLY subject and subordinate to all the terms of this Sublease during the Term hereof, to the Lease and to the Lien of the `Loan Agreement, including without limitation, in each instance, Sublessor's rights to repossession pursuant to SECTION 18, and Lender's or Lessor's rights to possession pursuant to SECTION 20.4, and to avoid such transferee's or sub-sublessee's right to possession upon such repossession;

          (2) Sublessee shall remain primarily liable hereunder for the performance of all the terms of this Sublease to the same extent as if such transfer or sub-sublease had not occurred; and

          (3) No interchange agreement, sub-sublease or other relinquishment of possession of the Airframe, any Engine or Propeller shall in any way affect the registration of the Aircraft with the FAA, or discharge or diminish any of Sublessee's obligations to Sublessor or constitute a waiver of any of Sublessor's rights and remedies hereunder, Lessor's rights and remedies under the Lease, and Lessor's and Lender's rights and remedies under the Operative Documents. If a lease, conditional sale, or other security agreement complies with clause (B) of subparagraph (iv) of this SECTION 11.2, and the lease or conditional sale or other security agreement covering such airframe also covers an engine or engines or propeller or propellers owned by the lessor under such lease or subject to a security interest in favor of such secured party under such conditional sale or other security agreement, neither Sublessor nor Lessor will acquire or claim, as against such lessor or secured party, any right, title or interest in any such engine or propeller as the result of such engine or propeller being installed on the Airframe or any propeller being attached to any Engine at any time while such engine or propeller is subject to such lease or conditional sale or other security agreement and owned by such lessor or subject to a security interest in favor of such secured party. Sublessor also hereby agrees for the benefit of the mortgagee under any mortgage complying with clause (C) of subparagraph (iii) of this SECTION 11.2 that Lessor will not acquire or claim, as against such mortgagee, any right, title or interest in any engine or propeller subject to the lien of such mortgage as the result of such engine being installed on the Airframe or such propeller being installed on the Airframe or any Engine at any time while such engine or propeller is subject to the lien of such mortgage.

          11.3 REPORTS AND RECORDS. Throughout the Term, Sublessee shall keep accurate, complete and current records in English complying with the requirements of the FAA, so as to enable operation of the Aircraft under FAR
Part 135 or successor provisions, as may be applicable, and any other applicable regulations from time to time in force; with recommendations of Manufacturer, GE, Dowty or any other manufacturer or supplier of any Aircraft component; and with good commercial airline practice of all maintenance carried out with respect to the Aircraft, and subject to the terms and conditions in SECTION 17.1, shall permit Sublessor, Lessor, and until delivery of the Release Notice, Lender, or any authorized representative of Sublessor, Lessor or, until delivery of the Release Notice, Lender to examine such records requested by them at any reasonable time.

          11.4 REPLACEMENT OF PARTS. Sublessee, at its own cost and expense, will promptly replace all Parts which are installed in or attached to the Aircraft which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever except as provided in SECTION 11.6. In addition, Sublessee may, in the ordinary course of maintenance, service, repair, overhaul or testing, at its own cost and expense, remove any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use; PROVIDED that Sublessee, except as provided in SECTION 11.6 shall, at its own cost and expense, repair and reinstall or replace such Parts as promptly as possible. All replacement Parts shall be free and clear of all Liens (except for Permitted Liens and interchange and pooling arrangements to the extent permitted by SECTIONS 10.1 AND 11.2); shall comply with the safety, general operating and flight regulations of the FAA and other Governmental Bodies having jurisdiction over the Sublessee, the Aircraft or any component of the Aircraft; and shall be in as good operating condition as, and shall have a value, utility and remaining useful life at least equal to, the Parts replaced based upon the assumption that such replaced Parts were in the condition and repair required to be maintained by the terms hereof. Sublessee shall maintain all required safety equipment and instruments on the

Aircraft and its component parts.

          All Parts at any time removed from the Airframe or any Engine or Propeller shall remain the property of Lessor and subject to the Lien of the Loan Agreement no matter where located, until such time as such Parts are replaced by Parts that have been incorporated or installed in or attached to the Airframe or any Engine or Propeller and that meet the requirements for replacement Parts specified above. Immediately upon any replacement Parts becoming incorporated or installed in or attached to the Airframe or any Engine or Propeller as above provided, without further act, (i) title to the replaced Part shall thereupon vest in Sublessee, free and clear of the rights of Lessor, Lender, and Sublessor and shall no longer be deemed a Part hereunder, (ii) title to such replacement Part shall thereupon vest in Lessor (subject only to Permitted Liens and interchange and pooling arrangements to the extent permitted by SECTIONS 10.1 AND 11.2), and (iii) such replacement Part shall become subject to this Sublease and be deemed a part of the Airframe or any Engine or Propeller for all purposes hereof to the same extent as the Parts originally incorporated or installed in or attached to the Airframe or any Engine or Propeller.

          11.5 POOLING OF PARTS. Any Part removed from the Airframe or any Engine or Propeller as provided in SECTION 11.2 may be subjected by Sublessee to a normal interchange or pooling arrangement customary in the airline industry entered into in the ordinary course of Sublessee's business with other U.S. Certificated Air Carriers; PROVIDED that no such agreement or arrangement contemplates or requires the transfer of title of such Part and PROVIDED that the Part replacing such removed Part shall be incorporated or installed in or attached to the Airframe or any Engine or Propeller in accordance with SECTION
11.4 as promptly as possible after the removal of such removed Part. In addition, any replacement Part when incorporated or installed in or attached to the Airframe or any Engine or Propeller in accordance with SECTION 11.4 may be owned by a U.S. Certificated Air Carrier subject to such normal pooling arrangement; PROVIDED that Sublessee, at its expense, as promptly thereafter as possible, either (i) causes title to the replacement Part to vest in Lessor in accordance with SECTION 11.4, by Sublessee acquiring title thereto and transferring title thereto to Lessor, free and clear of all Liens except Permitted Liens in accordance with the last sentence of SECTION 11.4, or (ii) replaces such replacement Part by incorporating or installing in or attaching to the Airframe, any Engine or Propeller, a further replacement Part owned by Sublessee, free and clear of all Liens except Permitted Liens and by causing title to the replacement Part to vest in Lessor in accordance with SECTION 11.4.

          11.6 ALTERATIONS, MODIFICATIONS AND ADDITIONS. Except as otherwise required by SECTION 11.1 or by this SECTION 11.6,

Sublessee shall not make any alterations, modifications or, additions to the Aircraft without the prior written consent of Sublessor which approval shall not be unreasonably withheld or delayed, PROVIDED, HOWEVER Sublessee shall make, or shall cause to be made, at no expense to Sublessor or Lessor, such alterations and modifications in and additions to the Aircraft as may be required from time to time by the FAA or other Governmental Body having jurisdiction or as may be required by Applicable Law as a condition to the use of the Aircraft in ordinary commercial passenger service, and FURTHER, PROVIDED, Sublessee may, at its own expense and subject to compliance with the requirements of Revenue Procedure 79-48, 1979-2 C.B. 529 from time to time make such alterations, modifications or additions to the Aircraft as Sublessee may deem desirable in the proper conduct of its business, so long as such alteration, modification or addition does not diminish the value, utility or remaining useful life of such item, or impair the condition and airworthiness thereof, below the value, utility, remaining useful life, condition and airworthiness thereof immediately prior to such alteration, modification or addition based upon the assumption that such item was then of the value and utility and in the condition and airworthiness required to be maintained by the terms of this Sublease; but if the cost of such alteration, modification or improvement exceeds $75,000 and is not required by this SECTION 11 and is neither safety-related nor, severable as defined in SECTION 4(4). 02 of Revenue Procedure 75-21, as modified by Revenue Procedure 79-48; and is not described in subparagraph (ii) of SECTION 4(4).03 (c) of Revenue Procedure 75-21, 1975-1 C.B. 715 as modified by Revenue Procedure 79-48, such alteration, modification or addition shall not be made without the prior written consent of Sublessor which shall not be given without receipt by Sublessor of written consent of Lessor and Lender, and otherwise in compliance with the requirements of SECTION 4(4).03(c) of Revenue Procedure 75-21, as modified by Revenue Procedure 79-48. Sublessor may condition such consent on the agreement by Sublessee at its sole expense to remove such alterations, modifications or additions and to restore the Aircraft to its original condition upon the expiration or termination of this Sublease. Title to all Parts incorporated in the Aircraft as the result of any alteration, modification or addition made as contemplated in this SECTION 11.6 shall, except as provided in Revenue Procedure 79-48, without further act, vest in Lessor, and in either case, shall become subject to this Sublease. So long as no Default or Event of Default exists, or if such Default exists but has not matured into an Event of Default and Sublessor has not withheld its consent (which Sublessor agrees it will not unreasonably withhold), upon a written request from Sublessee, Sublessee may remove any such Part if (i) such part is in addition to, and not in replacement of or in substitution for, any Part originally incorporated or intended to be incorporated in the Aircraft at the time of delivery thereof hereunder or any
Part in replacement of, or substitution for, any such original Part, unless such original Part is removed and returned pursuant to SECTION 11, (ii) such Part is not required to be incorporated in the Aircraft pursuant to SECTION 11 OR 19, and (iii) such Part can be removed without diminishing or impairing the value, utility, appearance, remaining useful life, condition or airworthiness which the Aircraft would have had at such time had such alteration, modification or addition not occurred. Upon any such removal, title to such Part shall, without further act, vest in the Sublessee, free of the Lien of the Loan Agreement, Lessor Liens and Sublessor Liens, and such Part shall no longer be deemed to be a Part hereunder. Any Part not so removed prior to the return to Sublessor hereunder of the Aircraft shall remain the property of Lessor and subject to this Sublease.

          Sublessee shall provide Sublessor and Lessor not less than one hundred eighty (180) days prior to the end of the Term, with a list of all Parts which Sublessee believes it is entitled to and intends to remove at such expiration date or termination. Sublessor or Lessor shall have the option, exercisable upon written notice given to Sublessee not more than ninety (90) days and not less than thirty (30) days prior to the expiration of this Sublease, or upon termination of this Sublease under SECTION 18, to purchase for cash any and all such Parts which may be owned by Sublessee at the expiration or other termination of this Sublease for an amount equal to the Fair Market Sale Value thereof at such time.

          Sublessee shall cause all Parts owned by it during the Term of this Sublease to remain free and clear of all Liens except Permitted Liens.

SECTION 1.2.  RISK OF LOSS: EVENT OF LOSS AND CONDEMNATION.

          12.1 RISK OF LOSS. Upon execution and delivery of Sublease Supplement No.1 and commencing on the Delivery Date and continuing until the expiration or earlier termination of this Sublease and the earlier of either (i) the return by Sublessee of the Aircraft to Sublessor subject to SECTION 19.1, or (ii) commencement of the storage period set forth in SECTION l9.6,(except in connection with a cancellation pursuant to SECTION 18), Sublessee assumes the entire risk of loss of the Aircraft or any part thereof or of any Event of Loss as defined below or any liability arising out of the operation, maintenance, use, storage, overhaul, repair, transport or possession of the Aircraft or any other cause whatsoever, and no Event of Loss or liability shall relieve Sublessee of its obligations hereunder except as provided herein.

          12.2 EVENT LOSS - DEFINITION. For all purposes of this Sublease, any of the following events with respect to the Aircraft, Airframe, or any Engine or Propeller subleased hereunder shall be an Event of Loss:

     (i) loss of such property or the use thereof due to theft or disappearance for a period greater than forty-five (45) consecutive days or extending beyond the end of the Term;

     (ii) loss of such property or the use thereof due to destruction, damage beyond repair or rendition of such property permanently unit for normal use by Sublessee for any reason whatsoever;

     (iii) any damage to such property which should or does result in the receipt of insurance proceeds under the policies of insurance required to be maintained pursuant to SECTION 13 hereof with respect to such property on the basis of a total loss or constructive total loss;

     (iv) the condemnation, taking, confiscation or seizure of, or requisition of title to such property by any Governmental Body;

     (v) the condemnation, taking, confiscation or seizure of the use of such property for a period in excess of ninety (90) consecutive days or a period extending beyond the end of the Term, other than a requisition for use by the United States Government that does not continue beyond the end of the Term; PROVIDED that pursuant to such requisition the United States Government agrees to make payments sufficient in amount for the discharge of the obligations of Sublessee hereunder to pay Rent, or Sublessee provides other security reasonably acceptable to Sublessor (which consent shall not be given without the consent of the Lender until delivery of the Release Notice) if the United States Government does not so agree to make such payments, and PROVIDED, FURTHER, that the United States Government agrees to maintain the Aircraft to a standard which is at least as rigorous as set forth in this Sublease;

     (vi) as a result of any rule, regulation, order or other action (generally applicable to aircraft of the same type as the Aircraft) by the FAA, the Department of Transportation or other Governmental Body (including any court) having jurisdiction, the use of such property in the normal course of interstate air transportation of persons is prohibited for a period of six (6) consecutive months or, if earlier, beyond the end of the Term, unless Sublessee, prior to the expiration of such six (6) consecutive month period (or such shorter period extending beyond the end of the Term), undertakes and is diligently carrying forward all steps necessary or desirable to permit the normal use of such property by Sublessee or, in any event, if such use is prohibited for a period of twelve (12) consecutive months;

     (vii) with respect to the Aircraft, Airframe or any Engine or Propeller, the operation or location thereof, while under requisition for use by the United States Government, in any area excluded from coverage by any insurance policy in effect with respect thereto required by SECTION 13 hereof if Sublessee is unable to obtain indemnity or insurance in lieu thereof in a manner reasonably satisfactory to Sublessor from the United States Government; or

     (viii) the FAA deregisters the Aircraft (other than as a result of (A) the failure of Lessor to cooperate with Sublessee to the extent reasonably required to maintain United States registration of the Aircraft, (B) to the extent then so required for the purpose of maintaining United States registration of the Aircraft, the failure of Lessor to remain a "citizen of the United States" as defined in SECTION 40102 (a)(15) of the Transportation Code, or (C) Lessor otherwise causing the Aircraft to be ineligible for such registration by reason of its interest therein) and such deregistration continues for a period of one hundred eighty (180) consecutive days.

          An Event of Loss with respect to the Aircraft shall also be deemed to occur if an Event of Loss occurs with respect to the Airframe of the Aircraft.

     12:3 EVENT OF LOSS WITH RESPECT TO THE AIRFRAME. Upon the occurrence of an Event of Loss with respect to the Airframe, or the Airframe and the Engines or engines or Propellers or propellers then installed on the Airframe, Sublessee shall forthwith (and; in any event, within three days after such occurrence) give Sublessor, Guarantor, Lessor, and until delivery of the Release Notice, Lender, written notice of such Event of Loss, and on or prior to the earlier of
(i) the ninetieth (90th) day following the day of occurrence of such Event of Loss and (ii) the date of receipt of insurance payments in respect of such occurrence, Sublessee shall pay:

          (1) to Lender (or, after delivery of the Release Notice, Lessor) the sum of (A) the Stipulated Loss Value for the Aircraft as set forth in the Stipulated Loss Value Table computed using the Base Rent Payment Date immediately preceding the date on which such gent of Loss occurred (or, if such Event of Loss occurred on a Base Rent Payment Date, computed using such Base Rent Payment Date or, if such Event of Loss occurs before the First Base Rent Payment Date, computed using the Delivery Date), plus (B) interest on the amount determined pursuant to clause (A) at an effective rate per annum equal to the Base Rate computed for the actual number of days elapsed (on the basis of a 365 or 366 day year as the case may be) from the date of the Event of Loss to the date of payment of such Stipulated Loss Value, including the date of the Event of Loss but excluding the date of payment; and

          (2) to Sublessor, or to Lender or Lessor, as the case may be, in accordance with SECTION 9.2 hereof, the sum of any Supplemental Rent otherwise due and payable on or before such payment date.

If all such Stipulated Loss values and all such other amounts, including, without limitation, any unpaid or accrued Rent, are paid in full, (x) the obligation of Sublessee to pay all succeeding payments of Base Rent after the Event of Loss hereunder with respect to the Aircraft shall terminate on the Base Rent Payment Date immediately preceding the date of such Event of Loss or as of the Base Rent Payment Date if such Event of Loss occurs on the Base Rent Payment Date, and (y) provided that if (or when) no Default or Event of Default exists, Sublessor will transfer or cause to be transferred to Sublessee, Lessor's title to the Aircraft, including the Engines and Propellers or a number of engines and propellers equal to the number of engines and propellers (which are not Engines and Propellers) installed on the Aircraft at the time such Event of Loss occurred, free and clear of Lessor Liens, Sublessor Liens and Lender Liens, including the Lien of the Loan Agreement, and Sublessee shall be subrogated to all claims, if any, of Sublessor or Lessor, as the case may be, against third parties for damage to or loss of the Aircraft subject to such Event of Loss (other than against insurers under insurance policies paid for by Sublessor, Lessor, Lender or any Bank). Such transfer to Sublessee shall not affect or limit in any way any obligations of Sublessee hereunder unless specifically discharged by such payment of Stipulated Loss Value and Rent.

          12.4 EVENT OF LOSS WITH RESPECT TO AN ENGINE OR PROPELLER. Upon the occurrence of an Event of Loss with respect to an Engine or Propeller in any case where the provisions of SECTION 12.3 are not applicable, Sublessee shall give Sublessor, Lessor, and until delivery of the Release Notice, Lender, prompt written notice thereof and shall, within thirty (30) days after the occurrence of such Event of Loss, duly convey to Lessor, as replacement for the Engine or Propeller with respect to which such Event of Loss occurred, title to another engine or propeller of the same or improved make, model and manufacturer (or engine or propeller of at least the equivalent utility, value and remaining useful life and suitable for installation and use on the Airframe) free and clear of all Liens whatsoever (except Permitted Liens) and having a value, remaining useful life and utility at least equal to, and being in as good operating condition as, the Engine or propeller with respect to which such Event of Loss occurred, but in all events in at least as good condition and repair as required by the terms hereof immediately prior to the occurrence of such Event of Loss and of the same or improved make, model and manufacturer as any other Engine or Propeller, as applicable; PROVIDED, HOWEVER, that if Sublessee does not then have reasonably available a Replacement Engine or Replacement Propeller, as the case may be, conforming to the requirements set forth in this
SECTION 12.4, then Sublessee shall (x) within ninety (90) days after the occurrence of such Event of Loss, either (i) notify Sublessor, Lessor and Lender that Sublessee has made arrangements (which arrangements shall be reasonably satisfactory to Sublessor, Lessor and Lender) to obtain a Replacement Engine or Replacement Propeller, as the case may be, conforming to the requirements of this SECTION 12.4 and shall obtain such Replacement Engine or Replacement Propeller within ninety (90) days after Sublessee shall have notified Sublessor and Lessor of such arrangements, or (ii) place an order for a Replacement Engine or Replacement Propeller conforming to the requirements of this SECTION 12.4, from the manufacturer of such Replacement Engine or Replacement Propeller, PROVIDED, that if Sublessee obtains a Replacement Engine or Replacement Propeller conforming to the requirements of this SECTION 12.4 from another Person prior to the delivery of the Replacement Engine or Replacement Propeller ordered from the manufacturer thereof, Sublessee may use the Replacement Engine or Replacement Propeller obtained from such Person in lieu of the Replacement Engine or Replacement Propeller ordered from the manufacturer, and (y) promptly upon obtaining such Replacement Engine or Replacement Propeller from the manufacturer or other Person, duly convey to Lessor, as replacement for the Engine or Replacement Propeller with respect to which such Event of Loss occurred, title to such Replacement Engine or Replacement Propeller (free and clear of all Liens whatsoever (except Permitted Liens)). In such case, Sublessee, at its own expense, will prior to or at the time of any such conveyance (i) furnish to Lessor a warranty (as to title) bill of sale, in form and substance reasonably satisfactory to Lessor, with respect to such Replacement Engine or Replacement Propeller, (ii) cooperate in the execution and delivery of a supplement hereto, in form and substance satisfactory to Sublessor and Lessor, subjecting such Replacement Engine or Replacement Propeller to this Sublease, to be duly executed by Sublessee and recorded pursuant to the Transportation Code, (iii) furnish or cause to be furnished to Sublessor, Lessor, and, until delivery of the Release Notice, Lender, such evidence of Sublessee's (or other party's) title to such Replacement Engine or Replacement Propeller (including, if requested, an opinion of Sublessee's (or other party's) counsel and of compliance with the insurance provisions of SECTION 13 with respect to such Replacement Engine or Replacement Propeller as Lessor, Sublessor or Lender may reasonably request, and with an opinion of Sublessee's (or other party's) counsel to the effect that title to such Replacement Engine or Replacement Propeller, has been duly conveyed to Lessor free and clear of all Liens whatsoever (except any Lessor Liens, Sublessor Liens, Lender Liens and the Lien of Loan Agreement) and is duly subleased hereunder (which legal opinions may contain qualifications and statements of reliance reasonably satisfactory to Lessor, Sublessor and Lender),
(iv) furnish Sublessor a certificate signed by a duly authorized financial officer or executive of Sublessee certifying that, upon consummation of such replacement, no Default or Event of Default will exist hereunder; (v) furnish such documents and evidence as Sublessor, Lessor or Lender, respectively, or their respective counsel may reasonably request in order to establish the consummation of the transactions contemplated by this SECTION 12.4, the taking of all corporate proceedings in connection therewith and compliance with the conditions set forth in this SECTION 12.4, in each case in form and substance satisfactory to such party, (vi) file and record such Uniform Commercial Code financing statements covering such Replacement Engine or Replacement Propeller as may be reasonably requested by Sublessor, Lessor and Lender, respectively, (vii) assign or cause to be assigned to Lessor all existing warranties as of the date of transfer to the extent such warranties are freely assignable, with respect to such Replacement Engine or Replacement Propeller, subject to Sublessee's right to exercise these rights, so long as no Event of Default has occurred, and (viii) take such other action as Sublessor, Lessor or Lender may reasonably request in order that such Replacement Engine or Replacement Propeller be duly and properly subject to the Lease and leased thereunder; the Sublease and subleased hereunder, and the Lien of the Loan Agreement, to the same extent as the Engine or Propeller replaced thereby. Upon full compliance by Sublessee with the terms of this SECTION 12.4, Sublessor will cause the appropriate party to transfer to Sublessee, at Sublessee's expense (i) title to the Engine or Propeller with respect to which such Event of Loss occurred and (ii) all claims for damage to such Engine or Propeller, if any, against third Persons (other than against insurers under insurance policies paid for by Sublessor, Lessor, Lender or any Bank) arising from the Event of Loss; and Sublessor shall at Sublessee's expense, cause Lessor to execute and deliver appropriate, bills of sale confirming such transfer. Any such transfer of title shall be on an "AS-IS" and "WHERE-IS" basis without recourse or warranty, express or implied except that such Engine or Propeller is free and clear of all Lessor Liens, Lender Liens and Sublessor Liens, and shall release such Engine or Propeller from the Lien of the Loan Agreement. Sublessee shall be subrogated to all claims of Sublessor or Lessor, if any, against third parties (other than insurers under insurance policies paid for by Sublessor, Lessor, Lender or any
Bank) for damage to or loss of the Engine or Propeller being replaced. For all purposes hereof, each such Replacement Engine or Replacement Propeller shall be deemed part of the property subleased hereunder, shall be deemed an "Engine" or "Propeller" as defined herein and shall be deemed part of the Aircraft to the same extent as the Engine or Propeller replaced thereby. An Event of Loss covered by this SECTION 12.4 shall not result in any reduction in Base Rent.

          12.5 APPLICATION OF PAYMENTS FROM GOVERNMENTAL AUTHORITIES OR OTHERS. Any payments (other than insurance proceeds the application of which is provided for in SECTION 13) received at any time by Lessor, Sublessor or Sublessee from any Governmental Body or other person with respect to an Event of Loss, to the extent of the then applicable Stipulated Loss Value set forth in the Stipulated Loss Value Table whether resulting from the condemnation, confiscation, theft or seizure of, or requisition of title to or use of, the Airframe, or any Engine or Propeller (other than a requisition for use by the United States Government not constituting an Event of Loss), or otherwise, if paid to Sublessee shall be immediately paid over to Lender, until delivery of the

Release Notice, and thereafter to Lessor, PROVIDED that Sublessee will endeavor to have such payment made directly to Lender, until delivery of the Release Notice, and in any event, such payment will be applied as follows:

          (i) if any such payments are received with respect to the Airframe, or the Airframe and the Engines or engines, Propellers or propellers then installed on the Airframe, so much of such payments as shall not exceed the Stipulated Loss value required to be paid by Sublessee pursuant to SECTION 12.3 shall be applied in reduction of Sublessee's obligation to pay such Stipulated Loss Value, if not already paid by Sublessee, or, if already paid by Sublessee, shall be applied to reimburse Sublessee for its payment of such Stipulated Loss Value, and the balance, if any, of such payments remaining thereafter will, after Sublessee has paid all other Rent due and owing, be paid to the order of Sublessor if received from a Governmental Body as a result of a requisition of title to the Airframe or any Engine or Propeller, or from a Governmental Body other than the United States Government with respect to a requisition of use of the Airframe or any Engine or Propeller, and otherwise to Sublessee; and

          (ii) if such payment is received with respect to an Engine or Propeller under the circumstances contemplated by SECTION 12.4, all such payments shall be paid over to Sublessee, PROVIDED, Sublessee has fully performed the terms of this SECTION 12 with respect to the Event of Loss for which such payments are made, and FURTHER PROVIDED, no Default or Event of Default exists and such payments shall be applied (if not earlier paid to Sublessee) to the purchase price of such Replacement Engine or Propeller at delivery thereof to Lessor under SECTION 12.4.

          12.6 REQUISITION FOR USE BY UNITED STATES GOVERNMENT WITH RESPECT
TO THE AIRFRAME AND ANY ENGINE OR PROPELLER INSTALLED THEREON. If the United States Government requisitions the use of the Airframe, or the Airframe and the Engines or, engines and Propellers or propellers then installed on the Airframe, during the Term, and such requisition does not constitute an Event of Loss, all of Sublessee's obligations under this Sublease with respect to the Aircraft shall continue to the same extent as if such requisition had not occurred. All payments received by Sublessor or Sublessee from the United States Government for the use of the Airframe and Engines or engines and Propellers or propellers during the Term shall be paid over to, or retained by, Sublessee, PROVIDED no Default or Event of Default exists. If the Airframe, or the Airframe and Engines or engines and Propellers or propellers, are not scheduled to be returned by the United States Government prior to the end of the Term, Sublessor, upon notice given not less than thirty (30) days before the end of the Term, may elect that an Event of Loss hereunder be deemed to have occurred on the last day of the Term and Sublessee shall, upon expiration of the Term, pay the Stipulated Loss Value with respect to the Aircraft on such date. Upon receipt of payment of Stipulated Loss value and all Rent and other amounts due and payable under the Sublease, Sublessor shall transfer or shall cause to be transferred to Sublessee title to the Aircraft free of all Sublessor Liens, Lessor Liens and Lender Liens, including the Lien of the Loan Agreement. If Sublessor has elected to treat such requisition for use as an Event of Loss, upon payment by the Sublessee of the Stipulated Loss value and all other Rent due and owing, all payments received by Sublessor or Sublessee from the United States Government for the use of the Airframe, Engines and Propellers after expiration of the Term shall be paid over to, or retained by, Subleasee. If after expiration of the Term, Sublessor has not elected to treat such requisition for use as an Event of Loss, all payments received by Sublessor or Sublessee from the United States Government for the use of the Aircraft before the expiration of the Term, shall be paid to or retained by Sublessee, PROVIDED, HOWEVER, upon the expiration of the Term, Sublessor shall give notice to Sublessee stating that this Sublease shall terminate, expire and be canceled upon such date of expiration and the provisions of SECTION 19 shall be deemed to have been satisfied, and subject to the provisions of this Sublease relating to the survival of any of Sublessee's obligations hereunder, this Sublease shall terminate, expire and be cancelled, and upon such termination, expiration and cancellation, all payments received by Sublessor, Sublessee or any other Person from the United States Government for the use of the Aircraft after the expiration of the Term shall be paid over or retained: by Sublessor. Sublessee shall promptly notify Sublessor in writing of any such requisition. Upon any such requisition for use, Sublessee agrees to use its best efforts to obtain reimbursement from the United States Government to Sublessor for damages suffered by Sublessor as a result of such requisition for use. Sublessee agrees to notify Sublessor promptly in writing in advance of the time when any negotiations between Sublessee and the United States Government with respect to any such requisition shall commence and will consult with Sublessor regarding methods or procedures that are most appropriate to effect recovery from the United States Government for any damages suffered by Sublessor, Lessor, Lender or any Bank, by reason of such requisition for use. This SECTION 12.6 shall not be applicable to the Aircraft if an Event of Loss with respect to the Aircraft has occurred, except in the case where Sublessor has declared an Event of Loss to have occurred as a result of a United States Government requisition for use.

          12.7 REQUISITION FOR USE BY UNITED STATES GOVERNMENT OF AN ENGINE OR PROPELLER IN A MANNER CONSTITUTING AN EVENT OF LOSS. If the United States Government requisitions the use of any Engine or Propeller in a manner constituting an Event of Loss, Sublessee shall replace the Engine or Propeller hereunder by complying with the terms of SECTION 12.4, and any payments received by Sublessor or Sublessee from the United States Government with respect to such requisition shall be paid over to, or retained by, Sublessee, PROVIDED no Default or Event of Default exists.

          12.8 APPLICATION OF PAYMENTS OTHER THAN FOR AN EVENT OF LOSS. Any payments received at any time by Sublessor or Sublessee from any Governmental Body, insurer (other than under insurance paid for by Sublessee) or other Person with respect to loss or damage to or requisition for use of the Airframe, any Engine or Propeller or any other Aircraft not constituting an Event of Loss and not governed by SECTIONS 12.6 AND 12.7, shall be applied in payment for repairs or for replacement property in accordance with SECTION 11 and any balance remaining after compliance with such sections with respect to such damage or loss shall be paid over to or retained by Sublessee if Sublessor receives from Sublessee prior to making any such payment, certification from Sublessee that the property so damaged or lost has been repaired or replaced in full and that the costs of such repairs or replacement have been paid in full. If such repairs or replacements are made pursuant to contracts requiring progress payments or are made by Sublessee, such proceeds shall be paid over to Sublessee from time to time upon appropriate certification by Sublessee.

          12.9 APPLICATION OF PAYMENTS DURING DEFAULT. Any amount received by Sublessor referred to in SECTIONS 12.5, 12.6, 12.7 OR 12.8 that is payable to Sublessee shall not be paid to Sublessee if at the time of such payment a Default or an Event of Default exists, but shall be held by Lender, or if the Release Notice has been delivered, by Lessor or Sublessor as security for the obligations of Sublessee under this Sublease and at such time as any such Default or Event of Default is not continuing, such amount, unless theretofore otherwise applied in exercise of Sublessor's remedies hereunder, shall be paid to Sublessee.

SECTION 13.      INSURANCE.

          13.1 PUBLIC LIABILITY AND PROPERTY DAMAGE INSURANCE. Sublessee shall maintain in effect, at its own expense, public liability insurance and property damage insurance (including, but not limited to, aviation general liability, aircraft passenger liability, aircraft property damage liability, cargo/baggage liability and contractual liability insurance) with respect to the Aircraft (i) in amounts not less than One Hundred Million Dollars ($100,000,000.00) combined single limit per occurrence for bodily injury and property damage, but in any event in amounts not less than the public liability insurance and property damage insurance applicable to similar aircraft, engines or propellers which constitute Sublessee's fleet, and (ii) otherwise of the type and in the amounts usually carried by corporations engaged in the same or similar business similarly situated with Sublessee and owning, leasing or operating similar aircraft, engines and propellers and which otherwise cover risks of the kind customarily insured against by such corporations, with no deductible in excess of $100,000 per occurrence.

          13.2 INSURANCE AGAINST LOSS OR DAMAGE TO AIRCRAFT.

Sublessee shall maintain in effect, at its own expense, (i) All Risk Aircraft Hull insurance covering the Aircraft at least against perils customarily included in such insurance, including, without limitation, standard form hijacking coverage and extended "all risk" ground, flight, ingestion and taxiing risks, including, but not limited to, hijacking coverage and extended "all risk" coverage with respect to all Engines, Propellers and Parts while removed from or not installed on the Aircraft, and (ii) whenever the Aircraft is flown outside the United States and Canada, in any recognized, or in Sublessor's, and until delivery of the Release Notice, Lender's, reasonable judgment, threatened area of hostility, aircraft hull war and political risks insurance, on, or equivalent to, the Lloyd's R.J.M. Airline One (1/1/77) wording, covering at least those perils customarily included in such insurance, including without limitation, risks excluded from the All Risks Aircraft Hull Insurance by the terms of Lloyd's Aviation War Exclusion Clause AVN.48B except paragraphs (a) and (b) thereof as in effect on the date hereof, and shall include coverage in respect of hijacking, confiscation, nationalization, seizure, restraint, detention, appropriation, requisition of title or use by or under the order of any Governmental Body. Such insurance shall at all times while the Aircraft is subject to this Sublease be on an "Agreed Value Basis" in each case in amounts not less than the amounts set forth in the Stipulated Loss Value Table, as specified in Schedule 1 to the Sublease Rent Schedule for the Aircraft from time to time (determined using the Base Rent Payment Date immediately preceding the date on which said Event of Loss, occurred, or if such Event of Loss occurred on the Base Rent Payment Date, computed using such Base Rent Payment Date) with no deductible, with respect to a loss which is not a total loss, arranged total loss, or constructive total loss, in excess of $100,000 per occurrence, PROVIDED, HOWEVER, that the Engines, Propellers and Parts while removed from or not installed on the Aircraft shall be included in aircraft spares coverage in an amount satisfactory to Sublessor, Lessor, and until delivery of the Release Notice, Lender, subject to a deductible not greater than $25,000. Any "fleet aggregate" deductible or sub-limits of liability applicable to Sublessee's fleet shall not apply to claim payable under the above insurance.

          13.3 POLICIES. (a) Sublessee shall arrange for appropriate certification of coverages and forms of endorsements to be made promptly to:

          (i)   Lessor;

          (ii)  Sublessor and Guarantor: and

          (iii) Until delivery of the Release Notice, Lender,

by the underwriters or their agents of any policies carried in accordance with this SECTION 13 covering the Aircraft and any policies taken out in substitution or replacement thereof. Each of the parties referred to in clauses (i), (ii) and (iii) above (and, until March 31, 1998 AMR Leasing Corporation, Simmons Airlines, Inc., Executive Airlines, Inc., American Airlines, Inc. and AMR Corporation) shall be named as "Additional Insureds" in all such liability policies, and "Additional Insureds", and Lender, and following delivery of the Release Notice, Lessor, shall be named as "Loss Payee" in all such "all risk" insurance.

       (b) A11 policies of insurance carried in accordance with this SECTION 13:

     (1) shall be placed with insurers with recognized reputation and responsibility satisfactory to Sublessor;

     (2) shall be in full force and effect throughout any geographical areas at any time traversed by the Aircraft;

     (3) shall be payable in lawful currency of the United States in the United States;

     (4) shall be in amounts customary for airlines similarly situated to Sublessee but in no event less than the amounts specified in SECTIONS 13.1 AND
13.2 hereof;

     (5) shall not impose any liability on Sublessor, Lessor or any Additional Insured or Loss Payee or any Covered Person (as defined hereinbelow) to pay premiums for such insurance but shall provide for notice thereto of any nonpayment of premium not less than thirty (30) days (seven (7) days or such shorter period as may from time to time be the longest period obtainable in the industry, in the case of war risk and allied perils coverage) opportunity to Sublessor, Lessor and each Additional Insured or Loss Payee to pay such premium without impairing the policy;

     (6) shall (i) provide that as to Sublessor, Lessor and each Additional Insured or Loss Payee and each Covered Person (as defined hereinbelow) the insurance shall not be invalidated (A) by any action or inaction by Sublessee and shall insure the interest of such Persons regardless of any breach or violation by Sublessee or any other additional insured of any warranty, declaration or condition contained in such policies, and if available at commercially reasonable cost such coverages shall be provided otherwise than by way of endorsement with Lloyd's Form AVN67A; PROVIDED HOWEVER, that with respect to secretion, embezzlement or conversion by Sublessee, no coverage shall apply to any Person which ~is a willful party to such secretion, embezzlement or conversion, or (B) because of a subjection of the Aircraft to any condition, use or operation not permitted by the policy or (C) because of any false statement with respect to the policy by Sublessee or its employees, agents or representatives, or any other Person except an Additional Insured (and then such policy shall be impaired only as to such Person); (ii) be primary without right of contribution from any other insurance which might be available to Sublessor, Lessor and each Additional Insured or Loss Payee; (iii) waive any rights of subrogation, except with respect to the gross negligence and/or willful misconduct of such Additional insured, and any rights of set-off, counterclaim or deduction against Sublessor, Lessor and each Additional Insured or Loss Payee; (iv) provide notice of cancellation, non-renewal, expiration, change or lapse not less than thirty
(30) days after receipt thereof prior to the effectiveness thereof against Sublessor, Lessor and each Additional Insured or Loss Payee or Covered Person;

     (7) shall in the case of policies covering liability, (A) name each Additional Insured as an additional insured, (B) cover the shareholders, officers, directors, employees and agents of each Additional Insured as additional insureds (each a "Covered Person"), (C) include the statement "warranted to have no operational interest", (D) be endorsed to acknowledge and include the contractual liability of Subleasee herein and under the Sublessee Documents; (E) not operate so as to insure the Manufacturer of the Aircraft against claims arising out of product liability; (F) provide notice of cancellation, non-renewal, expiration, change or lapse not less than thirty (30) days after receipt thereof prior to the effectiveness thereof against Sublessor, Lessor and each Additional Insured or Loss Payee or Covered Person; and (G) provide that each liability policy shall operate as a separate policy with respect to Sublessor, Lessor and each Additional Insured and each Covered Person but nothing herein shall operate to increase the liability of the underwriters as set forth in the policies beyond the amount for which the underwriters would have been liable if only one person or interest had been included as an insured;

     (8) shall in the case of policies covering loss or damage to the Aircraft, to the extent of the then applicable Stipulated Loss Values set forth in the Stipulated Loss Value Table, provide that all insurance proceeds received hereunder as the result of the occurrence of an Event of Loss with respect to the Airframe or any Engine or Propeller be made payable solely to Lender until delivery of the Release Notice to the underwriters, and thereafter to Lessor, for an amount up to the applicable Stipulated Loss Value, and thereafter any remaining amount to Sublessee. The foregoing notwithstanding, PROVIDED, that the Loss Payee has not notified the insurer that a Lease Default has occurred and is continuing or Sublessor has not notified the insurer that an Event of Default has occurred and is continuing hereunder, any loss equal to or less than $100,000.00 (without giving effect to any deductible provision), shall be paid directly to Sublessee, and shall be endorsed to provide the foregoing coverages in, SECTION 13.3 and other endorsements reasonably satisfactory to Lessor, Lender, Sublessor and each Loss Payee it is further agreed that all such insurance proceeds shall be applied as follows:

          (i) if insurance proceeds are received with respect to the Aircraft or the Airframe and the Engines or engines or Propellers or propellers installed on the Airframe, so much of such insurance proceeds remaining after reimbursement of Lessor, Sublessor, and until delivery of the Release Notice, Lender, for costs and expenses, as shall not exceed the Stipulated Loss value required to be paid by Sublessee pursuant to SECTION 12.3 and any past-due Rent shall be applied in reduction of Sublessee's obligation to pay such Stipulated Loss Value and all such other amounts if not already paid by Sublessee, or, if already paid by Sublessee and no Default or Event of Default exists hereunder, shall be applied to reimburse Sublessee for its payment, of such Stipulated Loss value and all such other amounts, and the balance, if any, of such insurance proceeds remaining thereafter will be paid over, to or retained by Sublessee;

          (ii) if such insurance proceeds are received with respect to an Engine or Propeller under the circumstances contemplated by SECTION 12.4, so much of the insurance proceeds remaining after reimbursement of Lessor, Sublessor, and until delivery of the Release Notice, Lender for costs and expenses, shall be paid to Sublessee, provided that Sublessee shall have fully performed its obligations and complied with the terms of SECTION 12.4 hereof with respect to the Event of Loss for which such insurance proceeds are paid, such payments shall be applied to the purchase price of such Replacement Engine or Propeller at delivery thereof to Lessor under SECTION 12.4;

          (iii) so long as no Event of Default shall have occurred and be continuing, the proceeds of any insurance required to be maintained by Sublessee hereunder with respect to any property damage to the Airframe, any Engine or Propeller shall be applied in the manner described in SECTION 12.8 upon evidence of completion of repairs, or if such repairs or replacements are made pursuant to contracts requiring progress payments or are made by Sublessee, upon receipt of Sublessee's certification referred to in SECTION 12.8, shall be paid directly to Sublessee; and

          (iv) any amount referred to in CLAUSES (i) (ii) OR (iii) immediately above that is payable to Sublessee shall not be paid to Sublessee if at the time of such payment a Default or Event of Default exists, but shall be held by Sublessor, as security for the obligations of Sublessee under this Sublease and at such time as there is not continuing any such Default or Event of Default such amount, unless theretofore otherwise applied in exercise of Sublessor's remedies hereunder, shall be paid to Sublessee;

     (9) if the liability policies are on a "claims-made basis" and not on an "occurrence basis", Sublessee shall continue to carry such liability policies for an additional three (3) years after the expiration or termination of this Sublease and shall cause Lessor,

Sublessor and each Additional Insured and Covered Person (regardless of whether or not the Sublease has expired or been terminated) to be named as additional insureds; and

     (10) shall be endorsed to provide the foregoing coverages in the form of the endorsements set forth in EXHIBIT B and other endorsements reasonably satisfactory to Sublessor, Lessor and Lender.

          13.4 REPORTS, ETC. Sublessee will cause its insurance broker to furnish Sublessor, Lessor, Lender and each Additional Insured or Loss Payee (i) on the Delivery Date of the Aircraft, (ii) on the policy anniversary date thereafter, and (iii) on the date a Replacement Engine or Replacement Propeller is conveyed to Lessor pursuant to SECTION 12.4, a report, dated the day of its delivery, signed by Sublessee's insurance broker, reasonably acceptable to Sublessor, Lessor and Lender, describing in reasonable detail the insurance then carried and maintained on the Aircraft, certifying that such insurance complies with the terms hereof and that the terms of this SECTION 13 have been endorsed on such policies, and stating the opinion of such broker that such insurance is in an amount deemed adequate, based upon normal industry practice, for the protection of the respective interests of Sublessor, Lessor, Lender and each Additional insured or Loss. Payee and each Covered Person, and is usual for corporations operating similar aircraft and similarly situated with the Sublessee, PROVIDED, HOWEVER, such opinion shall not be deemed to be a guarantee or other undertaking that such limits will be adequate under all circumstances. Sublessee will advise and will cause its insurance broker to advise Sublessor, Lessor, Lender and each Additional Insured or Loss Payee in writing promptly 'of any default in the payment of any premium and of any other act or omission on the part of Sublessee which might invalidate or reader unenforceable, in whole or in part, any insurance on the Aircraft. Sublessee shall cause its insurance broker to furnish to Sublessor, Lessor and each Additional insured or Loss Payee on the Delivery Date or as soon as available thereafter but not later than thirty (30) days after the Delivery Date, copies of any insurance certificates required to be carried hereunder, and within fifteen (15) days of replacement thereof, copies of such replacement insurance certificates, or with respect to any Replacement Engine or Replacement Propeller, within fifteen (15) days of replacement thereof, certificates evidencing the insurance required to be carried hereunder. If Sublessee fails to maintain insurance as provided herein, Sublessor, Lessor or any Additional insured or Loss payee may, at its option, provide such insurance and in such event, Sublessee shall, upon demand, reimburse Sublessor, Lessor or such Additional Insured or Loss Payee, as the case may be, as Supplemental Rent, for the cost thereof.

          13.5 INSURANCE FOR OWN ACCOUNT. Nothing in this SECTION 13 shall limit or prohibit Sublessor, Lessor and each

Additional Insured or Loss Payee and each Covered Person, from obtaining insurance for its own account and any proceeds payable thereunder shall be payable as provided in the insurance policy relating thereto; PROVIDED that no such insurance may be obtained which would limit, replace, or otherwise adversely affect the coverage of any insurance required to be obtained or maintained pursuant to this SECTION 13.

SECTION 14.   INDEMNITY.

          14.1 Sublessee hereby assumes liability for, and shall indemnify, protect, save and keep harmless each Indemnified Person, including, without limitation, Sublessor, Lessor, Lender and Guarantor, from and against, any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs, and expenses, including legal fees and expenses, of whatsoever kind and nature (herein collectively called "Liabilities^) imposed on, incurred by or asserted against such Indemnified Person in any way relating to or arising out of (i) maintenance, overhaul, repair, acquisition, construction, manufacture, installation, purchase, ownership, delivery, lease, sublease, possession, rental, use, condition, operation, transportation, return, sale, replacement, storage or disposition of the Aircraft or any part thereof (including, without limitation, liabilities in any way relating to or arising out of the latent or other defects, whether or not discoverable by Sublessee or any other person, injury to persons or property, patent, trademark, or invention rights, or strict liability in tort), or (ii) this Sublease or any of the other Operative Documents to which Sublessee is a party or any of the transactions, obligations and indemnities contemplated hereby or thereby, or any other document or instrument hereafter required to be executed and delivered by Sublessee pursuant to the terms hereof or thereof, or the enforcement against Sublessee of any of the terms of this Sublease or any of the other Operative Documents, or (iii) the enforcement of any agreement, restriction or legal requirement applicable to Sublessee affecting the Aircraft or any part thereof or the operation, maintenance, use or possession of the Aircraft or any part thereof by Sublessee; PROVIDED, HOWEVER, that Sublessee shall not be required to indemnify any Indemnified Person for (A) Liabilities resulting from the gross negligence or willful misconduct of such Indemnified Person or a successor, assignee, director, officer, agent or employee of such Indemnified Person (unless such willful misconduct or gross negligence results from acts or omissions of Sublessee on behalf of such Indemnified Person); (B) Liabilities in respect of the Aircraft which arise from acts or events that occurred prior to the Delivery Date or occurring after the earlier of (x) the return of the Aircraft under this Sublease and compliance by Sublessee with all of the provisions of SECTION 19, and (y) the expiration or earlier termination of this Sublease under circumstances not requiring the return of the Aircraft, except in the case of any such return, expiration or termination occurring in connection with the exercise of rights pursuant to SECTION 18; (C) Liabilities to the extent resulting from the breach of any representation, warranty or covenant made by an Indemnified Person herein or in any other Operative Document to which such Indemnified Person is a party (unless such breach is the result of Sublessee's failure to comply with the Sublessee Documents); (D) Liabilities resulting from any violation by an Indemnified Person of Section 5 of the Securities Act of 1933, as amended (or any comparable successor thereto), or otherwise arising out of the transfer, after the date of this Sublease, of any Note or of the ownership interest in the Aircraft not consented to by Sublessee; (E) Liabilities which are or relate to an Imposition described in SECTION 15 of this Sublease except to the extent provided therein, it being understood that all indemnities for Impositions are covered by SECTION 15; (F) Liabilities resulting from a voluntary disposition by Lessor or any Indemnified Person, as the case may be, affecting in respect of or of all or any part of its interest in the Aircraft, the Airframe, any Engine, any Propeller, any Part, any Operative Document, the Collateral or any payment of Rent, including any Liability arising as a result of acts of or claims against, or which secure the obligations of Sublessor, Lessor or Lender (or Persons claiming through Sublessor, Lessor or Lender), but excluding any other acts of such Persons in accordance with the terms of this Sublease or any other Sub lessee Document; or (G) Liabilities to the extent arising out of or resulting from the construction, manufacture, installation or design of the Aircraft by the Manufacturer, including any breach by the Manufacturer of patent, trademark or invention rights in connection with the construction, manufacture, installation or design of the Aircraft.

          14.2 Sublessee shall be bound under this SECTION 14 irrespective of whether such Indemnified Person shall also be indemnified with respect to such Liabilities elsewhere under this Sublease or under any other Operative Document or by any other Person, and any Indemnified Person may proceed directly against Sublessee under this SECTION 14 without first resorting to any such other rights of indemnification. With respect to any payment for indemnity hereunder, such payment for indemnity shall include any amount necessary to hold each Indemnified Person harmless on a net after-tax basis and taking into account any tax benefit or detriment realized by such Indemnified Person as a result of such payment from all taxes required to be paid by such Indemnified Person with respect to such payment for indemnity under the laws of any Federal, state or local government or taxing authority in the United States of America.

          14.3 Upon commencement of any proceeding (including the written threat or written claim of any proceeding) against an indemnified Person involving any one or more Liabilities for which indemnity is provided hereunder, such Indemnified Person shall promptly, upon receiving written notice thereof, give notice of such commencement to Sublessee, PROVIDED that, the failure by

Indemnified Person so to notify Sublessee shall not release Sublessee from any of its obligations under this SECTION 14, unless such failure materially impairs Sublessee's ability to participate in such proceeding, but any payment by Sublessee to any Indemnified Person pursuant to this SECTION 14 shall not be deemed to constitute a waiver or release of any right or remedy (including any remedy of damages) Sublessee may have against such Indemnified Person if, solely as a result of the failure by indemnified Person to give Sublessee notice in accordance with the first sentence of this paragraph, Sublessee is unable to contest the Liability or other liability indemnified against pursuant to this
SECTION 14. Sublessee shall be entitled (i) in any proceeding that involves solely a claim for one or more Liabilities or other liabilities in respect to which Sublessee has an indemnity obligation pursuant to this SECTION 14, to exercise and defend all rights of such Indemnified Person (PROVIDED that Sublessee furnishes such Indemnified Person with an opinion of counsel reasonably satisfactory to such Indemnified Person to the effect that there exists a meritorious basis for contesting such liabilities or other liabilities unless (x) such proceedings will, in the opinion of counsel for such Indemnified Person involve any reasonable possibility of the sale, forfeiture or loss of the Aircraft or any Engine or Propeller or any part thereof, or (y) such Liabilities or other liabilities, in the opinion of counsel for Lessor, have a reasonable possibility of otherwise compromising or jeopardizing any substantial interests of Lessor in and to the Aircraft or any interest hereunder) or to require such Indemnified Person to assume responsibility therefor and control thereof, (ii) in any proceeding involving a claim fox one or more such Liabilities or the transactions contemplated by this Sublease and the other Operative Documents, to require such Indemnified Person to assume responsibility therefor and control thereof to the extent that any of the same may be and is severed from such other claims (so long as, in the opinion of counsel for the affected Indemnified Person, such severance and assumption of responsibility and control by such Indemnified Person does not have reasonable possibility of adversely affecting the resolution of such other claims), or
(iii) in any other case, to be consulted by such Indemnified Person with respect to proceedings subject to the control of such indemnified Person. Notwithstanding any of the foregoing, Sublessee shall not be entitled to require Sublessor or any other Indemnified Person to assume responsibility for and control of any judicial proceeding if (A) the Liabilities or other liabilities involved are less than $100,000 in the aggregate, or such Liabilities are covered by insurance or Sublessee is financially capable of paying such claim or Liability or (B) an Event of Default hereunder exists. In the event Sublessor or any other Indemnified Person does not contest a Liability in any judicial proceeding, Sublessee shall have the right, to the extent permitted by law, to contest, at its sole cost and expense, any such claim or Liability by substituting itself for Sublessor or such Indemnified Person in any judicial proceeding that involves solely a claim or liability for one or more

Liabilities or other liabilities in respect to which Sublessee has an indemnity obligation pursuant to this SECTION 14. To the extent Sublessee is entitled to defend any claim hereunder, the Indemnified Person with respect to such claim may participate at its sole cost and expense.

          14.4 Each Indemnified Person claiming hereunder shall supply Sublessee with such information as Sublessee shall reasonably request to defend or participate in any proceeding to the extent permitted by this SECTION 14. Unless an Event of Default has occurred and is continuing, such Indemnified Person shall not enter into a settlement or other compromise or consent to a judgment with respect to any Liability without the prior written consent of the Sublessee, (which consent shall not be unreasonably withheld or delayed), unless such Indemnified Person waives its right to be indemnified with respect to such Liability under this SECTION 14.

          14.5 If an Indemnified Person shall obtain a repayment of any Liabilities paid by Sublessee pursuant to this SECTION 14, such Indemnified Person shall promptly pay to Sublessee the amount of such repayment, together with any interest (other than interest for the period, if any; after such Liability was paid by such Indemnified Person until such Liability was paid or reimbursed by Sublessee) received by such Indemnified Person on account of such repayment.

          14.6 Nothing in this SECTION14 or in SECTION 15 shall be deemed to constitute a guarantee by Sublessee of the residual value of the Aircraft or of the payment of the Notes.

          14.7 In the event Sublessee shall be obligated to indemnify any Indemnified Person pursuant to this SECTION 14, Sublessee shall be subrogated to the rights of the Indemnified Person in respect of the matter as to which the indemnity was paid.

          14.8 For purposes of this SECTION 14, "Indemnified Person" shall include all corporations making a consolidated or combined return in which an Indemnified Person is included and the agents, employees, servants, successors and assigns of any thereof.

          14.9 The provisions of this SECTION 14 shall survive the expiration or termination of this Sublease.

Section 15.   TAXES AGAINST LESSOR OR AIRCRAFT.

          15.1 Sublessee hereby assumes liability for and shall pay, indemnify, protect, save and keep each Indemnified Person, including, without limitation, Sublessor, Guarantor, Lessor and Lender, harmless on an after-tax basis from and against, any and all fees, taxes (including, without limitation, income, franchise, excise, sales, use, occupational, capital, value added, property and stamp taxes and taxes imposed in respect of items of tax preference), levies, assessments, imposts, duties, charges or withholdings of any nature whatsoever, together with any penalties, fines or interest thereon (all of the foregoing being herein collectively called "Impositions") imposed against any Indemnified Person, Sublessee or the Aircraft or any part thereof by any federal, state or local government or taxing authority or by any foreign governmental subdivision or other foreign taxing authority (i) upon or with respect to the Aircraft or any part thereof or any interest in any thereof, (ii) upon or with respect to the manufacture, acquisition, construction, installation, purchase, delivery, ownership, lease, sublease, possession, rental, use, operation, transportation, return, sale, replacement, storage, repossession, maintenance, repair, abandonment, redelivery, modification, rebuilding, importation, exportation or disposition (excluding any disposition of the Aircraft which occurs after the expiration of the Term of this Sublease unless such disposition results from the termination of this Sublease pursuant to a default under SECTION 18 hereof) of the Aircraft or any part thereof, (iii) upon or with respect to the rentals, receipts, earnings or gains arising from the Aircraft or any part thereof or the income or proceeds with respect to the Aircraft, including, without limitation, principal, interest and. other amounts payable on the Notes, (iv) upon or with respect to this Sublease or any other Operative Document including the performance of any of the transactions, obligations or indemnities contemplated hereby or thereby, or the issuance, acquisition or transfer of the Notes, or (v) with respect to liabilities arising under the Tax Indemnity Agreement solely as a result of acts or omissions of Sublessee; PROVIDED, HOWEVER, that notwithstanding anything in this Sublease, the Tax Indemnity Agreement, the Lease or any other Operative Document to the contrary, Sublessee shall have no obligation to pay or to hold Sublessor or any other Indemnified Person harmless against any tax, claim or other Liability, with respect to:

               15.1.1 Impositions which are based on, or measured by, the net income of any Indemnified Person to the extent imposed by the United States of America, including Impositions by the United States Federal Government expressly in lieu of such taxes and any withholding taxes imposed by the United States federal government in connection with such Impositions;

               15.1.2 Impositions which are based on, or measured by, the net income of any Indemnified Person to the extent imposed by any foreign country, state, city or municipality or by any political subdivision of such foreign country, state, city or municipality or any similar franchise, net worth, right of an Indemnified Person to exist, doing business, or employing capital tax, but only to the extent that the amount of any such Imposition imposed by any such taxing authority does not exceed the amount of Impositions to which such Indemnified Person would have been subject if the Aircraft had not been used, operated, stored or maintained in that taxing authority's jurisdiction;

               15.1.3 Impositions which are imposed with respect to any period, or with respect to any act or omission, which occurred or failed to occur prior to the Delivery Date with respect to the Aircraft or occurring after the earlier of (x) the return of the Aircraft under this Sublease and compliance by Sublessee with all of the provisions of SECTION 19, and (y) the expiration or earlier termination of this Sublease under circumstances not requiring the return of the Aircraft, except in the case of any such return, expiration or termination occurring in Connection with the exercise of rights pursuant to
SECTION 18;

               15.1.4 Impositions resulting from a voluntary transfer or other voluntary disposition or any involuntary transfer or involuntary disposition by any Indemnified Person of any interest in the Aircraft, the Lease, the Sublease, the Notes or the Collateral, unless such transfer or other disposition occurs
(A) while a Sublease Event of Default exists, if such transfer or other disposition is pursuant to the exercise of one of Sublessor's remedies under the Sublease as a result of such Sublease Event of Default, (B) pursuant to or in accordance with a transfer or other event with respect to which Stipulated Loss Value is required to be paid, unless such Stipulated Loss Value is paid in full, or (C) in the case of an involuntary transfer or involuntary disposition, as a result of any acts, omissions or misrepresentations of Sublessee;

               15.1.5 Impositions imposed upon Sublessor or any other Indemnified Person by virtue of such Indemnified Person's failure to file proper and timely reports or returns or to pay any taxes when due, failure to claim an applicable exemption or failure to register with any governmental entity having jurisdiction over Impositions, unless any of the foregoing failures results from any action or omission by Sublessee, including the failure to provide such Indemnified Person or any other Person information in a proper and timely manner or otherwise to take such actions as are required of Sublessee hereunder with respect to such Impositions;

               15.1.6 Impositions payable by any Indemnified Person as a direct and primary result of such Indemnified Person's gross negligence or willful misconduct or a breach or inaccuracy of a material representation or warranty or covenant made by such Indemnified Person in any Operative Document or any document required to be delivered under any Operative Document;

               15.1.7 Impositions imposed upon an Indemnified Person to the extent resulting from such Indemnified Person engaging in transactions other than those contemplated by the Operative Documents; or

               15.1.8 Impositions in the nature of an intangible tax imposed by the Federal, state or local government or taxing authority in the United States or any foreign country, upon or with respect to the value of the interest of the Lender in the Notes or the Loan Agreement, but only to the extent that (i) such Person would have been subject to such tax in the absence of the use, operation, storage or maintenance of the Aircraft in such jurisdiction or Sublessee's presence therein, or (ii) such Imposition is described in any other clause of this SECTION 15.1;

PROVIDED, that Sublessee agrees to pay any such Impositions referred to in the foregoing clauses which are in substitution for or relieve Sublessee from any Impositions or indemnity therefor which Sublessee would otherwise be obligated to pay under the terms of this SECTION 15.

          15.2 With respect to any payment or indemnity under this SECTION 15, such payment or indemnity shall include any amount necessary to hold each Indemnified Person harmless on a net after-tax basis (taking into account any tax benefit or detriment realized as a result of receipt of such payment) from all taxes required to be paid by such Indemnified Person with respect to such payment or indemnity under the laws of any Federal, state or local government or taxing authority in the United States of America. In case any report or return is required to be filed with respect to any obligation of Sublessee under this
SECTION 15 or arising out of this SECTION 15, Sublessee will either make such report or return in such manner as will show the ownership of the Aircraft in Lessor or will notify Sublessor or such other Indemnified Person of such requirement and make such report or return in such manner as shall be satisfactory to Sublessor or such other Indemnified Person.

          15.3 (a) Upon the commencement of any proceeding (including the written claim or written threat of any proceeding) against any Indemnified Person involving one or more Impositions, such Indemnified Person shall promptly, upon receiving written notice thereof, give notice of such commencement to Sublessee. If Sublessee so requests in writing within thirty
(30) days after receipt of such notice, such Indemnified Person shall exercise on Sublessee's behalf or, upon Sublessee's request, permit Sublessee to exercise any contest rights which such Indemnified Person may have PROVIDED, HOWEVER, that in no event shall any Indemnified Person be required to exercise its contest rights or shall Sublessee be permitted (except with such Indemnified Person's sole consent) to contest or to continue to contest any Imposition for which Sublessee is obligated pursuant to this SECTION 15, unless (s) no Default or Event of Default hereunder has occurred and is continuing; (t) no amounts of Rent are past due under this Sublease; (u) the amount of such claim, together with all claims of a similar nature (both present and reasonably expected to be asserted), are at least $50,000 in the aggregate; (v) Sublessee acknowledges its liability to such Indemnified Person for an indemnity payment in accordance with the provisions of this SECTION

15 as a result of such claim if and to the extent such Indemnified Person or Sublessee, as the case may be, does not prevail in the contest of such claim;
(w) such indemnified Person receives from Sublessee (i) an indemnity satisfactory to such Indemnified Person for any liability, expenses or loss arising out of or relating to such contest and (ii) an opinion of tax counsel selected by Sublessee and reasonably acceptable to the affected Indemnified Person to the effect that a reasonable basis exists for contesting such claim, which opinion shall be in form and substance reasonably satisfactory to such Indemnified Person and furnished at Sublessee's sole expense; (x) Sublessee agrees to pay any expenses that any Indemnified Person may incur in connection with contesting such claim (including, without limitation, all out-of-pocket costs, expenses, losses, reasonable legal and accounting fees, disbursements, penalties, interest and additions to tax); (y) such Indemnified Person obtains at Sublessee's cost an opinion of independent counsel selected by the Sublessee and approved by the affected Indemnified Person (which approval shall not be unreasonably withheld) to the effect that the action to be taken will not result in any risk of sale, forfeiture or loss of, or the creation of any Lien (except if Sublessee adequately bonds such Lien or otherwise makes provision to protect the interests of all Indemnified Persons in a manner reasonably satisfactory to each Indemnified Person) on, the Aircraft, or any part or portion thereof or any interest therein or in any way interfere with the timely payment of Rent or any amount of the Loans from time to time becoming due and payable; and (z) if such contest is conducted in a manner requiring the payment of the claim, Sublessee pays the amount required in order to contest the claim. Any Imposition imposed on an Indemnified Person as a result of an advance by Sublessee of a tax payment or other costs incurred by such Indemnified Person, pursuant to this paragraph shall he indemnified under this SECTION 15 without regard to the exclusions in
SECTION 15.1.1 and 15.1.2. An Indemnified Person shall keep Sublessee reasonably informed of and shall permit Sublessee to participate in any such proceedings that Sublessee does not conduct itself. if such Indemnified Person obtains a refund of all or any part of any Imposition Paid by Sublessee, such Indemnified Person shall pay Sublessee, but not before Sublessee makes all payments theretofore due such Indemnified Person pursuant to this SECTION 15 and any other payments theretofore due under any of the Operative Documents, an amount, which after taking into account all taxes saved by such Indemnified Person as a result of the payment of such amount, shall be equal to the amount of such refund net of reasonable expenses not previously reimbursed and Impositions payable with respect to receipt thereof, including interest received attributable thereto; PROVIDED, HOWEVER, that notwithstanding the foregoing portions of this sentence, such Indemnified Person shall not be obligated to make any payment to Sublessee pursuant to this sentence as long as a Default or an Event of Default exists hereunder, but such payment shall be held by such Indemnified Person as security for the obligations of

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Sublessee under the Operative Documents, and at such time as such Default or
Event of Default is later cured, then such Indemnified Person shall make such payments to Sublessee.

          (b) Notwithstanding anything contained in this SECTION 15.3 to the contrary, an Indemnified Person shall not be required to exercise its contest rights on Sublessee's behalf if the subject matter of any claim is of a continuing nature and has previously been decided adversely (other than as a result of a settlement) pursuant to the contest provisions of this SECTION 15, unless there is a Change in Law (including, without limitation, amendments to statutes or regulations, administrative rulings and court decisions) after such claim has been so previously decided, and such Indemnified Person receives an opinion, also addressed to Sublessee, of tax counsel selected by the Sublessee and approved by such Indemnified Person (which approval shall not be unreasonably withheld) and furnished at Sublessee's sole expense to the effect that, as a result of such change, it is more likely than not that the position which such Indemnified Person or Sublessee, as the case may be, had asserted in such previous contest, would prevail.

          (c) If, in the course of exercising its contest rights on Sublessee's behalf, an Indemnified Person learns that a taxing authority is willing to agree to a settlement of a claim, such Indemnified Person shall notify Sublessee of such settlement proposal. If the settlement proposal is acceptable to Sublessee, Sublessee shall so notify such Indemnified Person and such Indemnified Person shall agree to the settlement proposal; PROVIDED, HOWEVER, that an Indemnified Person shall not be obligated to agree to the settlement proposal if such. Indemnified Person releases Sublessee from any further obligations pursuant to this SECTION 15 with respect to such claim and if such Indemnified Person agrees that the amount of any indemnity payment determined under this SECTION 15 in respect of such claim, which Sublessee shall be required to pay to such Indemnified Person, shall not exceed the amount of such indemnity payment that would have been required if such Indemnified Person had agreed to the settlement proposal. If any such settlement proposal is acceptable to such Indemnified Person but is unacceptable to Sublessee, Sublessee shall inform such Indemnified Person of the amount for which Sublessee would be willing to settle such claim. If such Indemnified Person accepts the settlement proposal, the amount of any indemnity payment determined under this SECTION 15 in respect of such claim that Sublessee shall be required to pay to such Indemnified Person shall not exceed the amount for which Sublessee would have been willing to settle such claim.

          (d) Nothing contained in this SECTION 15 shall require any Indemnified Person to exercise its contest rights or permit Sublessee to contest a claim which would otherwise require any Indemnified Person to exercise its contest rights if such Indemnified Person waives payment by Sublessee of any amount that

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

might otherwise be payable by Sublessee under this SECTION 15 and the Tax Indemnity Agreement by way of indemnity in respect of such claim. In the event of such waiver, such Indemnified Person shall promptly return any amounts previously advanced by Sublessee pursuant to this SECTION 15.3, including, without limitation, payment of the impositions which were the subject of the claim and reimburse Sublessee for amounts previously paid to such Indemnified Person in respect of expenses incurred in contesting such claim.

          15.4 Each Indemnified Person shall supply Sublessee with such information as may be reasonably requested by Sublessee as, in the reasonable opinion of counsel of such Indemnified Person, will enable Sublessee to participate in or control and conduct any proceeding to the extent permitted by this SECTION 15. In the event that an Indemnified Person enters into a settlement or other compromise with respect to any Imposition without prior written consent of Sublessee (which consent shall not be unreasonably withheld or delayed), such Indemnified Person shall be deemed to have waived its right to be indemnified with respect to such Imposition under this SECTION 15.

          15.5 If by reason of any Impositions paid or indemnified against by Sublessee under this SECTION 15 or the Tax indemnity Agreement any Indemnified Person thereafter shall realize, in its sole opinion, a tax benefit (whether by means of a credit, deduction or otherwise) that results in a reduction in Impositions, then such Indemnified Person shall, to the extent it can do so without prejudice to the retention of the amount of such benefit, pay to Sublessee the amount which (after adjustment for any further tax savings realized by such Indemnified Person as a result of the payment thereof) such Indemnified Person, in its reasonable business judgment, determines to equal the amount of such reduction in Impositions (such Indemnified Person's payment of such amount, absent manifest error, being conclusive evidence of the amount So owing to Sublessee), EXCEPT that such Indemnified Person shall not be obligated to make any payment pursuant to this sentence to the extent the amount of such payment would exceed (x) the amount of all prior payments in respect of such Impositions by Sublessee to such Indemnified Person pursuant to this SECTION 15, less (y) the amount of all prior payments in respect of such Impositions by such Indemnified Person to Sublessee pursuant to this SECTION 15.

          15.6 In the event Sublessee shall fail to make any payment or to do any act as provided in this SECTION 15, then Sublessor, Lessor or Lender shall have the right, but not the obligation, without notice to or demand upon Sublessee, and without releasing Sublessee from any obligation in this
SECTION 15, to make or do the same, and to pay, purchase, contest or compromise any encumbrance, charge or lien which in Sublessor's, Lessor's or Lender's judgment, as the case may be, places Lessor's title to the Aircraft, Lender's security interest in the Aircraft, Lessor's interest in the Aircraft, Sublessor's interest in the Aircraft, or

Sublessee's possession of the Aircraft in jeopardy and in exercising any such rights, incur any liability and expend whatever reasonable amounts Sublessor, Lessor or Lender in their respective absolute discretion may deem necessary therefor. All sums so incurred or expended by Sublessor, Lessor or Lender shall be, without demand, immediately due and payable by Sublessee and shall bear interest at the Base Rate or such lesser amount as may represent the maximum rate permitted by Applicable Law.

          15.7 In the event Sublessee shall be obligated to indemnify any Indemnified Person pursuant to this SECTION 15 or the Tax Indemnity Agreement, Sublessee shall be subrogated to the rights of the Person indemnified in respect of the matter as to which the indemnity was paid.

          15.8 For purposes of this SECTION 15, "Indemnified Person" shall include all corporations making a consolidated or combined return in which an Indemnified Person is included and the agents, employees, servants, successors and assigns of any thereof.

          15.9 Sublessee shall furnish Sublessor within sixty (60) days after the end of each calendar year included in the whole or in part of the Term; a report with respect to the location of the Aircraft during such calendar year in sufficient detail to enable Sublessor and Lessor to determine the portions of its income and deductions with respect to the transaction contemplated by the Operative Documents appropriately treated as attributable or allocable to sources within and without the United States within the meaning of Section 861-863 of the Code. Also, during the Term hereof, Sublessee agrees to maintain or cause to be maintained such reasonable and customary records, and provide or cause to be provided such reasonable and customary information, as Lessor may reasonably require from Sublessor to enable Lessor to fulfill any of its tax filing obligations, including without limitation, copies of all log books. Upon written request of Sublessor, Sublessee also will promptly and duly execute and deliver or cause to be duly executed and delivered, to Lessor or cooperate in filing with the appropriate governmental authority, such further reasonable and customary documents and assurances and take such further reasonable and customary action as Sublessor may from time to time reasonably request in order more effectively to carry out the intent and purpose of this Sublease and to protect Lessor's right to the anticipated income tax consequences contemplated by the Operative Documents.

          15.10 The provisions of this SECTION 15 shall survive the expiration or termination of this Sublease and the other Operative Documents.

Section 16. FURTHER ASSURANCES, RECORDATION, TITLE, REGISTRATION.

          Sublessee shall cooperate with Sublessor in connection

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

with the filing and recording of this Sublease and Sublease Supplements thereto, including but not limited to Sublease Supplement No. 1, and any other document reasonably requested by Sublessor, and the maintenance of the recordation thereof under the Transportation Code and in such other public offices as may be deemed necessary and appropriate by FAA Counsel or by Sublessor or Sublessor's counsel in order to protect the rights and interests of Sublessor hereunder and to perfect such rights and interests of Sublessor in and to this Sublease and the Rents due and to become due hereunder and will not register nor permit the registration of the Aircraft under the laws of any jurisdiction outside the United States. Sublessee shall not do any act or take or direct any Person to take any action which might cause the Aircraft to be ineligible for registration under the Transportation Code. Sublessee shall, at its expense, cooperate and assist in accomplishing all recording, registrations and filings of this Sublease, and any of the Operative Documents and any mortgage, security interest, waiver, license, permit or certificate incident thereto, required by law or deemed reasonably necessary by Sublessor, Lessor or Lender to protect their respective interests, in the Aircraft, and shall furnish Sublessor with satisfactory evidence of each such recording, registration and filing, including without limitation, evidence that continuation statements have been filed with respect to all financing statements filed pursuant to this SECTION 16. Sublessee shall from time to time do and perform such other acts and execute such other and further instruments as may be required by law or reasonably be requested by Sublessor, including such legal opinions as may reasonably be required by Sublessor, to establish, maintain and protect Sublessor's rights and remedies and to carry out the effect, intent and purpose of this Sublease.

Section 17. INSPECTION, REPORTS, AUDITS.

          17.1 Sublessor, Lessor and, until delivery of the Release Notice, Lender, and their respective authorized representatives may inspect (subject to Sublessee's reasonable requirements regarding security), at their own expense, the Aircraft and the books and records of Sublessee with respect thereto, and make copies and extracts therefrom, and may discuss Sublessee's affairs, finances, and accounts relating to the Aircraft and Sublessee's operation, with its officers, and Sublessee shall furnish to Sublessor statements accurate in all material respects regarding the condition and state of repair of the Aircraft, all upon such reasonable notice and at such reasonable times during normal hours and as often as may be reasonably requested and all at the expense of Person requesting the same. None of Sublessor, Guarantor, Lessor nor Lender shall have any duty to make any such inspection or inquiry or incur any liability or obligation by reason of not making any such inspection or inquiry. Sublessee may condition any such inspection or inquiry upon the agreement of the Person requesting inspection to maintain

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the same standard of confidentiality with respect to information so obtained as customarily applies to such Person's own confidential information.

          17.2 Sublessee shall furnish to Sublessor the following:

               (a) QUARTERLY STATEMENTS. As soon as practicable after the end of each quarterly fiscal period in which a quarterly report is prepared in each fiscal year of Sublessee and in any event within forty-five (45) days thereafter (but in no event later than such information is made generally available to the shareholders of Sublessee), duplicate copies of:

                   (1) A consolidated balance sheet of Sublessee and its
               consolidated subsidiaries as of the end of such quarter, and

                   (2) Consolidated statements of income and if available, cash flows of Sublessee and its consolidated subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter setting forth in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail and certified as complete and correct, subject to changes resulting from year-end adjustments, by a principal financial officer of Sublessee;

               (b) ANNUAL STATEMENTS. As soon as practicable after the end of the fiscal year of Sublessee, and in any event within one hundred twenty (120) days thereafter (but in no event later than such information is made generally available to the shareholders of Sublessee), duplicate copies of:

                   (1) Consolidated balance sheet of Sublessee and its
               consolidated subsidiaries at the end of such year;

                   (2) Consolidated statements of income and if available, cash flows of Sublessee and its consolidated subsidiaries for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and accompanied by an opinion, if available, thereon of independent certified public accountants of recognized national standing selected by Sublessee stating that such financial statements fairly represent the financial condition of the companies being reported upon, have been prepared in accordance with generally accepted accounting principles consistently applied (except for changes in application described); and

                   (3) If an opinion from an independent certified public
               accountant is not available for Sublessee separately, this
               SECTION 17.2(b) is applicable for the consolidated statements of its parent company;

               (c) AUDIT REPORTS. Promptly upon receipt thereof one copy of each other report submitted to Sublessee or any subsidiary thereof by independent accountants in connection with any annual, interim or special audit made by them of the books of the Sublessee or of any subsidiary; and

               (d) CERTAIN OTHER REPORT. As soon as practicable:

                   (1) after the end of each quarterly period as defined in
               SECTION 17.2(a) or annual period as defined in SECTION 17.2(b), duplicate copies of any report or statement required pursuant to the Securities Exchange Act of 1934 or the rules or regulations promulgated thereunder,

                   (2) after it becomes available, any filing, statement,
               report, registration, prospectus or other document prepared pursuant to the Securities Act of 1933 or pursuant to the rules and regulations thereunder,

                   (3) any other reports made publicly available to shareholders of the Sublessee,

                   (4) if requested by Sublessor, any or all operating plans, business plans, traffic reports, forecasts of business or forecasts of traffic, and

                   (5) such information as may be readily obtainable by
               Sublessee which is required to enable Lessor, Lender or Sublessor to file any reports required by any Governmental Body as a result of their respective interests in the Aircraft.

          All of the reports described in SECTION 17.2(a), (b), (c) AND (d) (4) shall be treated as confidential by Sublessor and may be shared with Guarantor and not revealed to any party without

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

the prior written consent of Sublessee, except that Sublessor may disclose such reports to Guarantor, Lessor and Lender if it obtains and delivers to Sublessee the same agreement with respect to confidential treatment of such reports, all in form and substance reasonably satisfactory to Sublessee.

Section 18. DEFAULTS, REMEDIES, DAMAGES.

          18.1 Each of the following described events shall be an Event of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any Applicable Law of any Governmental Body):

               18.1.1 Sublessee fails to make when due any payment of Base Rent or Stipulated Loss Value or any other sum payable under this Sublease and such failure to pay continues for seventytwo (72) hours after the date when the same becomes due;

               18.1.2 Sublessee fails at any time to procure or maintain or comply with any insurance coverage prescribed herein or such insurance is for any reason not in full effect; PROVIDED that any such failure shall not constitute an Event of Default so long as the Aircraft shall not be operated at any time when such insurance is not in effect, the Aircraft continues to be coveted by such insurance as is required when the Aircraft is on the ground and such failure to maintain insurance is fox a period of not more than thirty (30) days;

               18.1.3 Sublessee fails to observe or perform any of the covenants, conditions, agreements or warranties to be performed or observed by Sublessee under the Sublease or any other Sublessee Document other than a covenant, condition, or agreement specified in SECTIONS 18.1.1 OR 18.1.2 above, and such failure continues for ten (10) days after the earlier of (a) Sublessee obtaining actual knowledge or such failure or (b) notice thereof from Sublessor; PROVIDED, HOWEVER, (i) removal of the Aircraft at any time from those locations permitted by this Sublease and (ii) except as provided for in SECTION 11.1
(iii) and SECTION 12 .2 (vi), if the Aircraft is not in material compliance with the Maintenance Program or is not in such operating condition as may be necessary to enable the Airworthiness Certificate of the Aircraft to be maintained, or so as to permit the uninterrupted use or operation of the Aircraft, after Sublessee with reasonable diligence should have obtained actual knowledge thereof and it is not remedied immediately upon obtaining such knowledge, shall constitute an immediate Event of Default;

               18.1.4 Any representation or warranty of Sublessee contained in this Sublease, or in any document or certificate furnished by Sublessee pursuant hereto or thereto proves to be untrue or incorrect in any material respect when made or repeated

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and, if capable of being cured and Sublessee is diligently proceeding to so cure, such untruthfulness or incorrectness shall continue to be unremedied for a period of fifteen (15) days after written notice thereof by Sublessor; PROVIDED, HOWEVER, in no event shall Sublessee have any cure rights pursuant to this
Section 18.1.4 if such untrue or incorrect representation or warranty was knowingly made by Sublessee;

               18.1.5 Sublessee consents to the appointment of a receiver, custodian, trustee, liquidator or other officer with similar powers, of itself or of a substantial part of its property, is generally unable to pay debts as they become due unless such debts are the subject of a bona fide dispute, or admits in writing its insolvency or bankruptcy or its inability to pay its debts generally as they become due or makes an assignment for the benefit of creditors, or files a petition in bankruptcy or a petition or an answer seeking reorganization in a proceeding under any bankruptcy laws (as now or hereafter in effect) or a readjustment of its indebtedness or an answer admitting the material allegations of a petition filed against Sublessee in any such proceeding, or petitions, answers or consents to seek relief under the provision of any bankruptcy or other similar law, or an agreement, composition, extension or adjustment with its creditors;

               18.1.6 An order, judgment or decree is entered by any court of competent jurisdiction appointing, without the consent of Sublessee, a custodian, receiver, trustee, liquidator or other officer with similar powers, with respect to Sublessee or of any substantial part of its property, or any substantial part of the property of Sublessee is sequestered, and any such order, judgment or decree of appointment or sequestration remains undismissed, unstayed or unvacated, for a period of sixty (60) days after the date of entry thereof;

               18.1.7 A petition against Sublessee in a proceeding under the bankruptcy laws or other insolvency laws as now or hereafter in effect, is filed, and any decree or order adjudging Sublessee a bankrupt or insolvent in such proceedings, remains in force, unstayed for a period of sixty (60) days thereafter, or, in the case where the approval of such a petition by the court of competent jurisdiction is required by the petition as filed or amended is approved as filed by such court and such approval is not withdrawn or the proceedings dismissed within sixty (60) days thereafter, or if, under the provision of any law providing for reorganization or winding up of corporations which may apply to Sublessee, any court of competent jurisdiction assumes jurisdiction, custody or control of Sublessee or of any substantial part of its property and such jurisdiction, custody or control remains in force unrelinquished, unstayed or unterminated for a period of sixty (60) days;

               18.1.8 Sublessee or any Affiliate of Sublessee, is

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

in default, and such default continues unremedied for five (5) days, with respect to any material indebtedness, lease obligation or material contract of Sublessee or any Affiliate of Sublessee;

               18.1.9 Any uninsured final judgment for the payment of money aggregating in excess of $150,000 is rendered against Sublessee and the same remains outstanding and unstayed or undischarged for a period of thirty (30) days thereafter, during which period execution of such judgment is not effectively stayed, bonded or insured;

               18.1.10 Any assertion by Sublessee or through any other Person on behalf of Sublessee of the invalidity or unenforceability of all or any part of this Sublease (not including an assertion by Sublessee that performance by Sublessee is not required due to a breach or a nonperformance by Sublessor or any other Person of its obligations hereunder or under any other Operative Documents);

               18.1.11 Due to the act or omission by Sublessee, any document or instrument required to be filed or recorded in accordance with SECTION 11.1 or
SECTION 16 hereof is not duly filed or recorded at such time and at such place or places as required under SECTION 11.1 or SECTION 16 to perfect or continue the perfection of the interest of Lessor, Lender or Sublessor or any other. Person in and to the Aircraft;

               18.1.12 Any transfer by Sublessee of possession of the Airframe or any Engine or Propeller to any Person other than in accordance with SECTIONS 11 OR 20 which continues unremedied for at least fifteen (15) days; or

               18.1.13 Any act or omission of Sublessee which would be or would result in an Event of Default under the Lease, whether or not immediately or with the passage of time, shall be and become an Event of Default hereunder at the same time and under the same circumstances as established by the Lease; PROVIDED, HOWEVER, that upon the occurrence of any act or omission of Sublessee which would result in an Event of Default under the Lease but is not otherwise an Event of Default hereunder, the Sublessee shall have thirty (30) days from the date upon which it receives actual knowledge thereof, to cure the Lease Event of Default.

          18.2 Upon the occurrence of any one or more of the above described Events of Default and at any time thereafter so long as the same shall be continuing, Sublessor may, at its option, declare this Sublease to be in default, and at any time thereafter, Sublessor may exercise, and Sublessee shall comply with, any or all of the following rights and remedies with respect to all or any part of the Aircraft:

               18.2.1 Cause Sublessee, upon the written demand of

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

Sublessor and at Sublessee's expense and risk, to assemble and return promptly or store, and Sublessee shall assemble and return promptly or store, all or such part of the Aircraft as Sublessor may so demand, to Sublessor or its order in the manner and condition required by, and otherwise in accordance with all the provisions of SECTION 19, or Sublessor, at its option, may enter upon the premises where all or any part of the Aircraft is located and take immediate possession of and remove the same together with any engine or propeller which is not an Engine or propeller but which is installed on the Airframe, subject to all of the rights of the owner, lessor, lienor or secured party with respect to such engine or propeller, by summary proceedings, by self-help, or otherwise.

          The return and storage of the Aircraft as hereinbefore and hereinafter provided are of the essence of this Sublease, and upon application to any court of equity having jurisdiction in the premises, Sublessor shall be entitled to a decree against Sublessee requiring specific performance of the covenants of Sublessee so as to return and store the Aircraft as provided in this SECTION
18.2.1 and in SECTION 19.

               18.2.2 Proceed by appropriate court action, or actions, either at law or in equity, to enforce performance by Sublessee of the applicable covenants of this Sublease or to recover damages for the breach thereof, and it is expressly agreed that the right to resort to any such court action is a remedy given to Sublessor in addition to, and not in lieu of, any other remedies given to Sublessor under this Sublease other than those provided for in SECTION 18.2.5;

               18.2.3 Give notice to Sublessee specifying the occurrence giving rise to such Event of Default, and stating that this Sublease shall expire and terminate on the dates specified in such notice, and on the date so specified (if any such Event of Default shall be continuing), subject to the provisions hereof relating to the survival of Sublessee's obligation, this Sublease shall expire and terminate (hereinafter such expiration and termination sometimes being referred to as "premature termination") and all rights of Sublessee under this Sublease shall absolutely cease and terminate but Sublessee shall return the Aircraft in accordance with SECTION 18.2.1 above, PROVIDED, HOWEVER, in the event Sublessee fails to promptly return the Aircraft, Sublessor may take or cause to be taken by its agent or agents immediate possession of the Aircraft without any liability to Sublessor to return any Rent theretofore paid hereunder and free and clear of any claims of Sublessee whatsoever, and may remove the same from the possession and use of the Sublessee, and for such purpose may enter onto Sublessee's premises where the Aircraft may be located and may use and employ in connection with such removal any supplies, services, means or other facilities of Sublessee with or without process of law, and Sublessee hereby expressly agrees and consents to the foregoing;

               18.2.4 With or without taking possession thereof sell, at one or more public or private sales, at such times and places, to such persons (including Sublessor) and without notice, or otherwise dispose of, use, operate, sublease or hold, all or any part of the Aircraft as Sublessor may decide, free and clear of any rights of Sublessee, and without any duty to account to Sublessee with respect to such action for any proceeds thereof (except to the extent required by the provisions of SECTION 18.2.5 below) and to hold the Sublessee liable for any installment of Rent due on or before the date of such sale to the extent such Rent covers the period upto the date of such sale, or hold, use, operate, sublease to others or keep idle all or any part of the Aircraft as Sublessor may determine, in each case free and clear or any rights, of Sublessee except as hereinafter set forth in this SECTION 18 and without any duty to account to Sublessee with respect to such action or inaction;

               18.2.5 In order to preserve for Sublessor the benefits intended by the transactions contemplated by the Sublease and the Sublessee Documents, recover from Sublessee as liquidated damages for loss of bargain and not as a penalty, which Sublessor shall be deemed to have sustained by reason of Sublessee's breach of this Sublease or any other Sublessee Document, and to that end, Sublessor, at its option without prejudice to any other remedies to which it may be entitled, may exercise any of the following remedies under either clause (i), (ii) or (iii) below, but not under more than one of such clauses:

               (i) Whether or not Sublessor has exercised, or at any time exercises, any of its rights under SECTIONS 18.2.1 or 18.2.4 above with respect to all or any part of the Aircraft, Sublessor, by written notice to Sublessee specifying a payment date, which shall be a Base Rent Payment Date not earlier than ten (10) days from the date of such notice, in order to preserve for Sublessor the benefits intended by the transactions contemplated by the Sublease and the Sublessee Documents, shall demand that Sublessee pay to Sublessor, and Sublessee shall pay to Sublessor, on the payment date specified in such notice, as liquidated damages for loss of bargain and not as a penalty (in lieu only of Base Rent for the Aircraft due after the payment date specified in such notice), any unpaid Rent for the Aircraft due on or prior to the payment date specified in such notice, plus whichever of the following amounts Sublessor, in its sole discretion, shall specify in such notice (together with interest, if any, at the Overdue Rate on the amount of any such unpaid Rent and on such specified amount from the respective due dates to and including the actual date of payment): (A) an amount equal to the excess, if any, of (1) the Stipulated Loss Value for the Aircraft or part thereof, computed as of the payment date specified in such notice, plus the unpaid accrued Base Rent as of such Base Rent Payment Date, over (2) the aggregate Fair Market Rental Value of the Aircraft, or part thereof for the remainder of its economic useful life after such specified payment date, after discounting such aggregate Fair Market Rental Value quarterly to present worth as of such specified payment date at a rate of six (6%) per annum; or (B) an amount equal to the excess, if any, of (1) the sum of the stipulated Loss Value for the Aircraft or part thereof plus to the extent not otherwise payable under this clause (i) the unpaid accrued Base Rent as of such Base Rent Payment Date, over (2) the Fair Market Sale Value of the Aircraft or part thereof as of the payment dated specified in such notice;

               (ii) If sublessor, pursuant to SECTION 18.2.4 above, sells all or any part of the Aircraft, Sublessor may, if it so elects, demand that Sublessee pay Sublessor, and Sublessee shall pay to Sublessor, on the date of such sale, as liquidated damages for loss of bargain and not as a penalty (in lieu only of Base Rent for the Aircraft due after the date on which such sale occurs), any unpaid Rent for the Aircraft due on or prior to the date on which such sale occurs plus the amount of any excess of (A) the Stipulated Loss Value of the Aircraft or part thereof, computed as of the Base Rent Payment Date immediately preceding the date on which such sale occurs, or the first Base Rent Payment Date in the event of a sale prior thereto, plus the unpaid accrued Base Rent as of such Base Rent Payment Date, plus interest thereon at the Overdue Rate from such Base Rent Payment Date to the date of such sale over (B) the net proceeds of such sale. Sublessee shall also pay to Sublessor interest at the overdue Rate on the amount of any such deficiency from the respective due date to and including the date of actual payment;

               (iii) By notice to Sublessee, Sublessor may, in lieu of exercising its rights under SECTION 18.2.4 above, demand that Sublessee pay on demand to Sublessor, and Sublessee hereby agrees that it will so pay to Sublessor, as liquidated damages for loss of bargain and not as a penalty (in lieu only of Base Rent for the Aircraft due or accrued after the payment date specified in such notice), any unpaid Rent for the Aircraft due or accrued on or prior to the payment date specified in such notice plus an amount equal to Stipulated Loss Value for the Aircraft computed as of the immediately preceding Base Rent Payment Date;

and upon such payment of liquidated damages and the payment of all other Rent then due hereunder, Sublessor shall, or shall cause the appropriate party to, convey forthwith to Sublessee by bill of sale all of its right, title and interest in and to the Aircraft on an "AS-IS", "WHERE-IS" basis and without recourse or warranty, except that the Aircraft shall be free and clear of Lessor Liens, Sublessor Liens and Lender Liens, including the Lien of the Loan Agreement, and with no obligation to deliver possession if the Aircraft has not been returned to Sublessor in accordance with SECTION 18.2.1 above.

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

               18.2.6 OTHER REMEDIES. In lieu of or in addition to (to the extent not inconsistent with) any of the foregoing remedies, Sublessor may (i) terminate this Sublease as to the Aircraft, (ii) proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof as provided in, SECTION 18.2.2, and (iii) exercise any other right or remedy which may be available to it under Applicable Law.

               18.2.7 CONCERNING REMEDIES. In addition to the other obligations of Sublessee under this SECTION 18, Sublessee shall be liable, except as otherwise provided in this SECTION 18, and to the extent not paid pursuant to the other provisions of this SECTION 18, for any and all unpaid Rent due hereunder, after or during the exercise of any of the foregoing remedies, for any and all Supplemental Rent due hereunder, and for all legal fees (including the allocated time charges of internal counsel) and other reasonable costs and expenses incurred by reason of the occurrence of any Event of Default, or the exercise of Sublessor's remedies with respect thereto, including all reasonable costs and expenses incurred in connection with repossession, transportation, storage, maintenance and insurance of the Aircraft and in placing the Aircraft in the condition and airworthiness required by SECTION 19. At any sale of the Aircraft or any part thereof pursuant to this SECTION 18, Lender, Lessor or Sublessor may bid cash or the unpaid balance of any or all Loans (including all other amounts secured by the Loan Agreement) or any combination thereof, for the purchase of such property. Except as otherwise expressly provided above, no remedy referred to in this SECTION 18 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Sublessor at law or in equity, and the exercise or beginning of exercise of any one or more of such remedies shall not be deemed an election of such remedies and shall not preclude the simultaneous or later exercise by Sublessor of any or all of such other remedies.

               18.2.8 WAIVERS. TO THE FULL EXTENT THAT SUBLESSEE AND SUBLESSOR MAY LAWFULLY AGREE, SUBLESSEE AND SUBLESSOR HEREBY WAIVE THE BENEFIT OF ANY PROVISION OF LAW NOW OR HEREAFTER IN EFFECT WHICH RENDERS ANY PROVISION HEREOF PROHIBITED OR UNENFORCEABLE IN ANY RESPECT. NO EXPRESS OR IMPLIED WAIVER BY SUBLESSOR OR SUBLESSEE OF ANY EVENT OF DEFAULT SHALL IN ANY WAY BE, OR BE CONSTRUED TO BE, A WAIVER OF ANY FUTURE OR SUBSEQUENT EVENT OF DEFAULT.

          18.3 Whenever a determination of Fair Market Sale Value or Fair Market Rental value is required by any provision of this Sublease, Sublessor shall appoint a recognized independent aircraft appraiser selected by Sublessor to determine the Fair Market Sale Value or Fair Market Rental Value of the Aircraft and shall advise Sublessee of such appointment in its notice that Sublessor has exercised its rights and remedies in accordance with this Sublease. Within fifteen (15) days after receipt of such written notice from

Sublessor, Sublessee shall deliver to Sublessor a written notice appointing a recognized independent aircraft appraiser selected by Sublessee to determine the Fair Market Sale Value or Fair Market Rental Value of the Aircraft. If Sublessee fails or refuses to appoint, for any reason whatsoever, an appraiser to determine the Fair Market Sale Value or Fair Market Rental value of the Aircraft within fifteen (15) days after receipt of written notice from Sublessor advising Sublessee of the appointment of an appraiser by Sublessor, the decision of the appraiser appointed by Sublessor as to the Fair Market Sale Value or Fair
Market Rental Value of the Aircraft shall in all cases be binding and conclusive on Sublessor and Sublessee. The appraisers appointed by Sublessor and Sublessee pursuant to this SECTION 18.3 shall meet promptly to determine the Fair Market Sale Value or Fair Market Rental Value of the Aircraft. If within fifteen (15) days after Sublessee selects its appraiser the two appraisers selected by Sublessor and Sublessee, respectively, are unable to agree on the Fair
Market Sale Value or Fair Market Rental Value of the Aircraft, a third recognized independent aircraft appraiser shall be chosen within fifteen (15) days thereafter by the mutual agreement of such first two appraisers, or if such first two appraisers fail to agree on the appointment of a third appraiser within such fifteen (15) day period, such appointment shall be made by the American Arbitration Association (or any organization which is successor thereto). The decision of the appraisers so appointed and chosen shall be given within fifteen (15) days after the selection of such, third appraiser. Any decision in which any two appraisers so appointed and acting hereunder concur shall in all cases be binding and conclusive on Sublessor and Sublessee and, in the event that there are three appraisers and no two of such appraisers shall be able to concur in the decision, then the simple arithmetic average of the appraisals arrived at by the three (3) appraisers shall in all cases be binding and conclusive on Sublessor and Sublessee. Sublessee shall pay the fees and expenses of appraisal. The Fair Market Sale Value or Fair Market Rental Value of the Aircraft shall be determined by the appraisers as of the date of premature termination on the assumption (i) that the Aircraft will, on such date, be equipped with the Airframe, the Engines and the Propellers, and that the Airframe, the Engines and the Propellers will otherwise be in such condition as would be required by this Sublease and (ii) if the time remaining on the Airframe, the Engines, the Propellers, the components and/or the Parts on the day of premature termination is less than the time required to be remaining thereon in accordance with the provisions of SECTION 19 hereof and/or the Airframe, the Engines, the Propellers, and/or the Parts thereof otherwise do not meet the standards contemplated and required under SECTION 19 hereof or if the condition of the Aircraft does not fully comply with the requirements of this Sublease, that the Aircraft will fully comply with the requirements of this Sublease.

          18.4 Sublessor may, at its election, waive any Event of

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

Default, and its consequences, and rescind and annul any such notice of termination by notice to Sublessee in writing to that effect within sixty (60) days after delivery of any such notice of termination, and thereupon the respective rights of the parties shall be as they would have been if no Event of Default had occurred and no such notice had been given. Notwithstanding the provisions of this SECTION 18.4, it is expressly understood and agreed by Sublessee that no express or implied waiver, recision or annulment by Sublessor shall in any way be, or be construed to be, a waiver of any other past, future or subsequent Event of Default, nor shall any such express or implied waiver, recision, or annulment by Sublessor extend to or affect any other or subsequent default or impair any rights or remedies consequent thereto.

          18.5 Each and every power and remedy herein specifically given to Sublessor shall be in addition to every other power and remedy specifically so given or now or hereafter existing at law or in equity, and each and every power and remedy may be exercised from time to time or simultaneously as often as and in such order as may be deemed expedient by Sublessor. Sublessor's acceptance of any payment, whether partial or otherwise, after it shall become due hereunder shall not be deemed to alter, affect or waive the obligations of Sublessee or Sublessor's rights hereunder. All powers and remedies shall be cumulative and the exercise of one shall not be deemed a waiver of the right to exercise any other or others. No delay or omission of Sublessor in the exercise of any right or remedy hereunder shall impair any power or remedy or shall be construed to be a waiver of any Default or acquiescence therein. If any Event of Default shall occur, Sublessor shall be entitled to recover reasonable costs and expenses, including, without limitation, attorneys fees, as are incurred by Sublessor in the enforcement of any right or privilege hereunder, plus interest thereon at the Overdue Rate from the date such costs and expenses were expended or incurred by Sublessor until paid by Sublessee

          18.6 To the fullest extent Sublessee may lawfully agree, Sublessee hereby agrees in accordance with Section 1110 of the Bankruptcy Code as amended from time to time (or any successor or superseding statute as amended) that legal title to, and ownership by Lessor of, the Aircraft and each Engine and Propeller, and any right of Sublessor, Lessor or Lender, or any party designated by Sublessor under the Sublease, to take possession of the Aircraft, the Engines and Propellers in compliance with the provision of this Sublease or the Lease shall not be affected by and Sublessee waives any rights under Sections 362 or 363 of the Bankruptcy Code or any other analogous provisions of any succeeding or superseding statute, as amended from time to time, or any similar provision, insolvency, reorganization or similar law affecting the rights of creditors generally which are inconsistent with Section 1110 of the Bankruptcy Code. Sublessee further agrees that Lessor, Lender and each other assignee of Lessor shall have the rights and benefits given to a lessor and/or a secured party under Section 1110 of the

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Bankruptcy Code.

Section 19. RETURN OF AIRCRAFT, RECORDS. REPOSSESSION.

          19.1 RETURN OF AIRCRAFT. Upon the expiration or earlier cancellation or termination of the Term of this Sublease, (other than as a result of an Event of Loss), or of any storage period provided for herein, Sublessee shall return the Aircraft to Sublessor, free and clear of all Liens except Lessor Liens, Lender Liens, including the Lien of the Loan Agreement, Sublessor Liens and any other Liens created in accordance with the Operative Documents, and Liens not created, incurred, assumed or existing through any action or inaction by Subleasee in the same operating order, repair and condition, ordinary wear and tear excepted, and appearance as when received. Sublessee shall pay for any repairs and refurbishing necessary to restore the Aircraft to such condition, ordinary wear and tear excepted. At the expiration of the Term of this Sublease or upon the earlier cancellation or termination of this Sublease pursuant to the terms hereof, Sublessee, at its own risk and expense, shall return the Aircraft by delivering the same to Sublessor at any airport designated by Sublessor within the continental confines of the United States that is situated within five hundred (500) miles of any airport on Sublessee's route system. The Aircraft shall, at that time, satisfy all the following conditions:

          (a) CERTIFICATION. The Aircraft shall have a valid Airworthiness Certificate and shall have been continuously and currently maintained in compliance with the requirements of the Airframe, Engine and Propeller manufacturers' approved maintenance programs or Sublessee's Maintenance Program for Airframe, Engines and Parts.

          (b) OVERHAUL AND REPAIR. With respect to repairs and overhaul of the Airframe and all Engines, Propellers and Parts (whether performed as required hereunder or otherwise), such repairs and overhaul shall be documented to have been repaired or overhauled by certified FAA repair stations or by those approved by the FAA through reciprocal agreements and such overhaul and repair shall also be consistent with the respective manufacturer's instructions for such Engines, Propellers and Parts, and in the case of the Airframe, in accordance with the latest Saab MRB Manual.

          All overhaul and repair procedures shall be further verified to meet all FAA requirements for quality and documentation necessary to enable immediate transferal to operation within the continental limits of the United States under FAR Part 135.

          (c) REPAIRS. Sublessee shall ensure that all major repairs performed since the Delivery Date and which still are

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     in existence on the Aircraft are in conformity with the manufacturer's
     Structural Repair Manual ("SRM") and have or are immediately eligible to receive FAA approval, if so required by Sublessor. All such repairs shall be accompanied by all data and documentation necessary to substantiate their certification and approval by the FAA, as required by Sublessor.

          (d) MODIFICATIONS. All modifications performed since the Delivery Date which deviate from the certified configuration and which are still in existence on the Aircraft shall have approval or certification by the FAA or Person(s) authorized by the FAA to grant such approval or certification or be removed by Sublessee unless otherwise deemed acceptable in writing by Sublessor in its sole discretion. All such modifications shall be accompanied by complete data and documentation necessary to substantiate their certification and approval by the FAA or Person(s) authorized by the FAA to grant such approval or certification.

          (e) AIRWORTHINESS DIRECTIVES. All FAA Airworthiness Directives and amendments or changes to the FARs applicable to the Aircraft, Engines, Propellers or Parts shall have been accomplished in compliance with the issuing agency's specific instructions of the FAA or Person(s) authorized by the FAA to grant such approval or certification. Airworthiness Directives which allow temporary compliance by inspection, but have a mandatory terminating compliance within six (6) months following return (except that in the case of a cancellation or early termination of the Sublease, such period shall instead be twelve (12) months) shall have such terminating compliance complete.

          (f) RECORDS. All records necessary and required by the FAA to certify and place the Aircraft on an FAA-approved maintenance program shall be delivered with the Aircraft. If hard, non-computerized, copies of maintenance records are not available, then Sublessee shall take action with pertinent regulatory agencies to ensure that Sublessor and the FAA are provided with all requested guarantees of methods of compliance, component overhaul and management, scheduling, quality control, serial number verification, etc. These records shall be all inclusive to the Airframe, Engine, Propellers and Parts.

          All Parts identified with safe life limits shall be identified with their service histories, accumulated cycles or flight hours as applicable and remaining service lives on a separate listing.

          All components and assemblies which are identified on the maintenance records by part numbers and serial numbers other

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     than the manufacturers' shall be provided with interchange or cross reference listing necessary to establish complete traceability.

          All documentation, flight, and maintenance records as specified by FARs 91.173, 91.174, and each paragraph of 121.380 which normally accompany the transferal of an aircraft which has been operating in regulated commercial air service, shall be delivered to Sublessor with the Aircraft.

          In the event of missing, incomplete, or unacceptable records, Sublessee shall re-accomplish the tasks necessary to produce such records in accordance with its approved maintenance programs prior to delivery of the Aircraft.

          All documentation and records shall be made available to Sublessor for review at a central location a minimum of thirty (30) Business Days prior to the required date of Aircraft delivery to Sublessor.

          (g) SCHEDULED MAINTENANCE - AIRFRAME. Sublessee will be responsible for ensuring that the Aircraft meets the following conditions to facilitate transference of the Airworthiness Certificate and establish a maintenance halftime Aircraft:

     C Check: A full C Check shall have been performed on the Aircraft in compliance with Sublessee's Maintenance Program immediately prior to delivery, or the Aircraft shall not have been used since the completion of such C Check prior to delivery.

     Structure Program   The Aircraft shall have either (1) more than one-half
                         (1/2) time remaining until the next scheduled structural program inspection, (2) at least two thousand four hundred (2,400) hours remaining until the next scheduled structural program inspection or (3) at least three thousand (3,000) cycles remaining until the next scheduled structural program inspection. In the event that this check is performed in phases in conjunction with the C Check, the current phase shall be performed with the required return condition C
                         Check.

     Airworthiness       All airworthiness limitations checks shall be current.
     Limitations:

          In the event that scheduled intervals change during the

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     term of the Sublease, Sublessee shall insure that all major checks under
     Sublessee's Maintenance Program, structural inspection program, heavy maintenance visit, or other designators are (a) performed in accordance with the Saab MRB Manual, (b) are current at the time of return to Sublessor and (c) shall either (1) be in at least one-half (1/2) time condition, (2) have at least two thousand four hundred (2,400) hours remaining or (3) have at least three thousand. (3,000) cycles remaining.

          (h) SCHEDULED MAINTENANCE - ENGINES. Upon return of the Aircraft, each of the Engines attached to the Aircraft shall either be (a) current under a valid ECMP program, in which case each of such Engines shall be eligible for a successor ECMP program between General Electric Company and Sublessor or a new lessee without any penalties or costs to Sublessor, and Sublessee shall use its best efforts to have Sublessee's ECMP program assigned to Sublessor or a new lessee without any penalties or costs to Sublessor or
     (b) current under any alternative engine care and maintenance program that Sublessee has established after review and approval by Sublessor, in which case each of such Engines shall be eligible to continue under such program or an ECMP program without any penalties or costs to Sublessor or a new lessee.

          (i) SCHEDULED MAINTENANCE - PROPELLERS, PARTS, COMPONENTS AND ASSEMBLIES. All Propellers, Parts, components and assemblies that are subject to regulated life limits shall either (1) be in at least one-half (1/2) time condition, (2) have at least two thousand four hundred (2,400) hours remaining or (3) have at least three thousand (3,000) cycles remaining.

          (j) SCHEDULED MAINTENANCE - OTHER CHECKS. Any scheduled maintenance or inspections, in addition to those specified in SECTIONS 19.1(g), 19.1(h) and 19.1(i) (e.g., unequally loaded phase checks, airworthiness limitations, corrosion control program, etc.) shall either (1) be in at least one-half (1/2) time condition, (2) have at least two thousand four hundred (2,400) hours remaining or (3) have at least three thousand (3,000) cycles remaining.

          (k) DEFERRED MAINTENANCE. There shall be no open, outstanding, or deferred maintenance items, scheduled or unscheduled, against the Aircraft including those identified in predelivery inspections or test flights.

          (1) CORROSION. Sublessee shall maintain corrosion control through its Maintenance Program. There shall, to Sublessee's knowledge, be no untreated corrosion remaining on the Aircraft.

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          (m) PRE-RETURN INSPECTIONS. Sublessor shall be permitted to perform a minimum of two physical inspections of the Aircraft including its records exclusive of test flights. One inspection will be performed immediately prior to return. The aircraft interior, exterior, wheel wells and wing spar areas shall be thoroughly cleaned to normal airline maintenance standards prior to the inspection. The inspection shall include, but not be limited to, ground evaluation and system functional tests including engine runs if deemed necessary by Sublessor. In addition, one inspection shall be permitted during the maintenance check which precedes return. Sublessor shall have the right to have up to two (2) people be present during the entire maintenance check.

          (n) ACCEPTANCE FLIGHT. Sublessee shall provide for a minimum of one acceptance flight for a total duration not to exceed two (2) hours to demonstrate the airworthiness of the Aircraft and the proper functioning of all systems and components.

          (o) AIRCRAFT PHYSICAL CONDITION. The Aircraft shall be complete and function and perform in accordance with the manufacturers specifications. Discrepancies noted during the pre-return inspections and acceptance flights shall be corrected in accordance with the manufacturers' manuals.

          (p) GENERAL APPEARANCE. The Aircraft shall be clean, cosmetically acceptable, interior complete and prepared to place into U.S. scheduled revenue airline operations at a standard equal to or above U.S. standards.

          19.2 EQUIVALENCY AMOUNT. For any variance from the conditions set forth in SECTIONS 19.1(g), 19.1(h), 19.1(i) AND 19.1(j) above, Sublessee shall pay Sublessor or Sublessor shall pay Sublessee (as appropriate) an amount for such variance equal to the following formula: actual time (or number of cycles) for the item minus the minimum time (or number of cycles) for the item times the repair/overhaul cost per hour or cycle shall equal the "Equivalency Amount". For purposes of calculating the Equivalency Amount, a third party mutually acceptable to Sublessor and Sublessee shall determine the cost as described in the preceding sentence. If the Equivalency Amount is a positive sum then Sublessee shall pay Sublessor the Equivalency Amount and if the Equivalency Amount is a negative sum then lessor shall pay Sublessee the Equivalency Amount.

          19.3 MANUALS. Upon the return of the Aircraft in accordance with this
SECTION 19, Sublessee shall deliver to Sublessor all logs, aircraft flight manuals, certificates and data, and inspection, modification and overhaul records required to be maintained with respect to the Aircraft under applicable rules and regulations of the FAA. All such records shall be made available to

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Sublessor for review a minimum of thirty (30) days prior to the agreed date of return. In the event logs are missing or incomplete, Sublessor shall have the right to cause the logs to be reconstructed or replaced at the expense of Sublessee.

          19.4 MAINTENANCE AT SUBLESSOR'S REQUEST. upon receipt of written notice from Sublessor not less than sixty (60)(nor more than one hundred twenty
(120)) days prior to any expiration or termination of this Sublease, Sublessee agrees to perform maintenance to the Airframe and/or the Engines and/or the Propellers. Such maintenance shall be done in the same manner and with the same care as used by Sublessee with similar airframes, engines and propellers of its own and shall be completed as promptly as possible after any such termination of this Sublease as to such Airframe, Engines or Propellers, and Sublessor shall reimburse Sublessee in an amount equal to (1) the lesser of (x) the sum of Sublessee's direct costs for materials plus Sublessee's direct labor costs incurred in connection with such maintenance or (y) Sub lessee's standard contract rates for work for third parties, if any, therefor or (2) if such maintenance is performed by someone other than Sublessee, the actual amount paid therefor by Sublessee.

          19.5 ENGINES. In the event any engine not owned by Lessor shall be returned with the Airframe, such engine shall be of the same or improved model as the Engines and suitable for installation and use on the Airframe and shall have a value and utility at least equal to, and be in as good an operating condition as, such Engines, assuming such Engines were in the condition and repair as required by the terms hereof immediately prior to such termination, and Sublessee will, at its own expense and concurrently with such return, furnish Lessor with a bill of sale, in form and substance satisfactory to Lessor, with respect to each such engine together with evidence of Sublessee's title to such engine (including, if requested, an opinion of Sublessee's counsel) and shall take such other action as Sublessor may reasonably request in order that such engine shall be duly and properly titled in the name of Lessor, and upon passage of title to such engine to the Lessor, such engine shall be deemed to be an Engine for all purposes of this Sublease. Upon full compliance with the terms of this Section, Sublessor will transfer or cause to be transferred to Sublessee Lessor's interest in any Engine replaced by an engine pursuant to the preceding sentence without any representation, warranty or recourse of any kind whatsoever, express or implied.

          19.6 PROPELLERS. In the event any propeller not owned by Lessor shall be returned with the Airframe, such propeller shall be of the same or improved model as the Propellers and suitable for installation and use on the Airframe and shall have a value and utility at least equal to, and be in as good an operating condition as, such Propellers, assuming such Propellers were in the condition and repair as required by the terms hereof immediately prior to such termination, and Sublessee will, at its own expense and

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

concurrently with such return, furnish Lessor with a bill of sale, in form and substance satisfactory to Lessor, with respect to each such propeller together with evidence of Sublessee's title to such propeller (including, if requested, an opinion of Sublessee's counsel) and shall take such other action as Sublessor may reasonably request in order that such propeller shall be duly and properly titled in the name of Lessor, and upon passage of title to such propeller to the Lessor, such propeller shall be deemed to be a Propeller for all purposes of this Sublease. Upon full compliance with the terms of this Section, Sublessor will transfer or cause to be transferred to Sublessee Lessor's interest in any Propeller replaced by a propeller pursuant to the preceding sentence without any representation, warranty or recourse of any kind whatsoever, express or implied.

          19.7 STORAGE. Upon any expiration or termination of this Sublease, at the written request of Sublessor, Sublessee will arrange, or will cause to be arranged, storage facilities for the Aircraft at Sublessee's facilities for a period not exceeding thirty (30) days without charge to Sublessor and up to ninety (90) days, provided that Lessor pays for the additional sixty (60) days. Sublessee will maintain in effect during such storage periods insurance covering the Aircraft pursuant to Section 13.2 to the extent such insurance is available. at reasonable commercial rates and in such amounts and against such risks as would be customarily carried in similar circumstances by a reasonably prudent lessor, with such insurance being paid for by Sublessor and any deductible being absorbed by Sublessor in the event of a loss.

          19.8 SPECIAL MARKINGS. Upon the termination or expiration of this Sublease, Sublessee shall, at its cost, remove from the exterior of the Aircraft all insignia and other distinctive markings. This provision shall not require Sublessee to strip the paint off the Aircraft or require Sublessee to repaint the Aircraft.

          19.9 RISK OF LOSS, ETC. Upon return to Sublessor of the Aircraft in accordance with this SECTION 19 and the other provisions of this Sublease, the Sublease will terminate and the risk of loss of such Aircraft shall pass to Sublessor. Notwithstanding the foregoing, Sublessee shall pay to Sublessor or reimburse Sublessor for the cost to Sublessor of insuring the Aircraft during any period of repair or overhaul subsequent to the termination of the Sublease that is necessary to put the Aircraft in the condition required hereby. If any required work, repairs or services should delay the return of the Aircraft to Sublessor beyond the scheduled expiration or earlier termination of the Term hereof, or prevents the use of the Aircraft thereafter, Sublessee shall continue to pay Base Rent on a per diem basis and all other Rent, bear the risk of loss under SECTION 12, maintain the insurance required by SECTION 13, and provide the indemnities required under SECTIONS 14 AND 15 in the same manner as if there

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had been no expiration or termination of this Sublease and otherwise exercise the care required hereunder with respect to the Aircraft until such required work, repair or servicing has been completed and, in the case of delay in return, the Aircraft is returned to Sublessor as provided herein. Sublessee's possession of the Aircraft during such period shall be solely as a bailee for hire for Sublessor and not as Sublessee hereunder. During such period, Stipulated Loss Value shall be an amount equal to Stipulated Loss Value on the last day of the Term.

          19.10 INSTRUMENTS OF RELEASE. Sublessee shall execute and deliver to Sublessor such instruments of release and termination of this Sublease as to the Aircraft, in form suitable for recording at the FAA Aircraft Registry and other public offices, as Sublessor may reasonably request, to make clear upon public records that the Aircraft is free and clear of all rights of Sublessor and Sublessee to the Aircraft under this Sublease.

Section 20. ASSIGNMENT, SUB-SUBLEASE, SUBORDINATION.

          20.1 Except as otherwise provided herein, Sublessee will not and shall have no power to, without the prior written consent of Sublessor, assign any of its rights or obligations hereunder. The terms and provisions of this Sublease shall be binding upon and inure to the benefit of Sublessor and Sublessee and their respective successors and assigns and shall inure, to the extent expressly herein provided, to the direct benefit of, and shall be enforceable, subject to the terms of the Loan Agreement by Lender, subject to the terms of the Lease by Lessor, and their respective successors and assigns.

          20.2 (a) Sublessee will not, without the prior written consent of Sublessor (which will not be given without the prior written consent of Lessor and Lender), except as otherwise provided in this Sublease, sub-sublease or otherwise in any manner deliver, transfer or voluntarily relinquish possession, or enter into any contract or arrangement obligating it to deliver, transfer or relinquish possession of the Airframe or any Engine or Propeller, or install any Engine or Propeller or permit any Engine or Propeller to be installed, on any airframe other than the Airframe, or create a Lien not permitted under the terms hereof.

          (b) Notwithstanding anything to the contrary contained in this Sublease, Sublessee may merge or consolidate with any Affiliate of Sublessee or sell, lease, or otherwise dispose of all or substantially all of its assets to any Affiliate of Sublessee, PROVIDED (A) that the rights and powers of Sublessor, Lessor and Lender shall not be adversely affected by such merger, consolidation, sale, lease, or other disposition and that immediately after any such transaction no Event of Default shall have occurred and be continuing, and,
(B) that any Affiliate of Sublessee which is to be the surviving or acquiring corporation in

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

such transaction (i) shall be a corporation duly organized and validly existing under the laws of the United States of America or a state thereof, or the District of Columbia, and a "citizen of the United States of America" as defined in Section 40102(a)(15) of the Transportation code, (ii) shall (unless
Sublessee is the surviving corporation), by agreement in writing which shall be in form and substance satisfactory to Sublessor, expressly assume the due and punctual payment of the Rent and other sums due and to become due under this Sublease, and the due and punctual performance and observance of all the covenants and provisions of this Sublease and each other Operative Document to which Sublessee is a party, (iii) shall not have a net worth subsequent to such action materially less than that of Sublessee prior to such action (taking into account any corporations whose net worth is consolidated with such surviving corporation), and (C) that such transaction shall not result in a material adverse effect with respect to the assets, liabilities or operations of Sublessee as consolidated in such survivor corporation.

          20.3 This Sublease and Sublessee's rights hereunder to the possession, use and enjoyment of the Aircraft are subject and subordinate to all of the rights of Lesser under the Lease including, without limitation, Lessor's rights to repossession under the Lease and to avoid, cancel or terminate this Sublease, for any reason upon such repossession or after an event of default by the Lessee under the Lease (a "Repossession Event"), and Sublessee agrees upon a Repossession Event to surrender possession of the Aircraft upon written demand therefor by or on behalf of Lessor. Nothing in this section 20.3 shall be construed to limit Sublessee's rights as against Sublessor hereunder if Sublessee's right to possess the Aircraft hereunder is terminated because of a Repossession Event. Sublessee has the right, following any actual or threatened termination of this Sublease upon the occurrence of a Repossession Event (as defined above), to inform Lessor of its desire to attorn to Lessor, and to request that Lessor accept Sublessee as a direct lessee. Under the terms of any such attornment, if accepted by Lessor, Sublessee will be required to perform all of its obligations under this Sublease directly to and for the benefit of Lessor and to also perform any obligations under the Lease not subsumed hereunder. In no event shall any such attornment occur without the prior written consent of Lessor, and Lessor may refuse such substitution for any reason in its sole discretion.

          20.4 Sublessor covenants that, to the extent that any Lessor Liens, Sublessor Liens or Lender Liens exist or interfere with Sublessee's peaceful and quiet enjoyment and use of the Aircraft, Sublessor will use all reasonable efforts, including the exercise of any rights it may have under any Operative Document, to seek removal or discharge of such Liens. During the term of this Sublease and so long as no Default or Event of Default has occurred and is continuing hereunder, Sublessee shall be entitled to

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

exercise and enforce and assert at its sole expense all of the rights which the Lessor has under any warranty or guaranty of any manufacturer with respect to the Aircraft.

Section 21. NOTICES.

          All notices required under the terms and provisions hereof shall be in writing, shall be effective on the earlier of the date such notice is actually received or five (5) days after mailing by certified Mail - Return Receipt Requested confirmed on the date of mailing, shall be given by hand delivery, by overnight delivery service (with such delivery service's delivery records constituting proof of delivery), by telex or telecopy (with the answerback constituting proof of receipt), or by any other electronic transmission which produces a written record showing receipt by the addressee, and shall be addressed as provided below or to such other address as any such party shall designate by notice to each other such party as provided below:

     (a) If to Sublessor:

         Fairbrook Leasing, Inc.
         21300 Ridgetop Circle
         Sterling, Virginia 20166
         Attention: Treasurer

         Telecopy: (703) 406-7309

     (b) If to Sublessee:

         Chautauqua Airlines, Inc.
         2500 South High School Road
         Indianapolis, Indiana 46251
         Attention: President

         Telecopy: (317) 484-6060

     with a copy to:

         Glenn W. Sturm, Esq.
         Nelson, Mullins, Riley and Scarborough
         400 Colony Square, Suite 2200
         1201 Peachtree Street
         Atlanta, Georgia 30361

         Telecopy: (404) 817-6050

     (c) If to Lessor:

         Wilmington Trust Company
         Rodney Square North

         Wilmingtorn, DE 19890
         Attention: Corporate Trust Administration

         Telecopy: (302) 651-8882

     (d) If to Lender:

         Mellon Financial Services Corporation #3
         Suite 4444
         One Mellon Bank Center
         Pittsburgh, PA 15258-0001
         Attention: President

         Telecopy: (412) 234-3948

     (e) If to Guarantor:

         Saab AB
         S-581 88 Linkoping
         Sweden
         Attention: General Counsel

         Telecopy: 01146 13 18 71 11

Section 22. SURVIVAL OF COVENANTS: SEVERABILITY.

          Any provision of this Sublease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such prohibition or unenforceability without affecting or invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. If one or more Sections or clauses contained in this Sublease or in any supplement or any part hereof or thereof is held by any court of law to be invalid, this Sublease and all supplements thereto shall be construed as if such invalid clause or clauses or Section or Sections or part or parts thereof had not been contained herein or therein. To the extent permitted by Applicable Law, Sublessee hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect.

          Any other provisions contained in this Sublease to the contrary notwithstanding, it is hereby agreed that the provisions of SECTIONS 14, 15 AND 19 hereof shall survive the termination of this Sublease to the extent requires thereby for their full and complete performance.

Section 23. ENTIRE AGREEMENT, TITLES.

          This Sublease, including all appendices, annexes,

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

exhibits, schedules, Sublease Supplement No. 1, and the. other Sublessee Documents and documents contemplated thereby constitute the entire agreement between the parties, except as otherwise set forth in the Used Saab 340A Program Agreement dated as of February 1, 1995 between Sublessor and Sublessee. No term or provision of this Sublease may be changed, waived, discharged, amended or terminated except by a written agreement signed by both parties hereto. The titles of the Sections and other headings in this Sublease, and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof, and all reference herein to numbered sections unless otherwise indicated are to Sections of this Sublease.

Section 24. NOTICES OF EVENTS.

          Sublessee shall promptly notify Sublessor at the address shown in
SECTION 21, in writing of any: (1) material accident connected with the use, operation or malfunction of the Aircraft, including in such report the time, place and nature of the accident, the damage caused to property, the names and addresses of persons injured and of witnesses, and such other information as may be pertinent to any such party's investigation of such accident, (2) Default or Event of Default, (3) attachment, tax Lien, other Lien or other judicial process other than Permitted Liens, that has attached to the knowledge of Sublessee to the Aircraft or any part thereof, or (4) its intention to operate the Aircraft in any other country other than the United States and Canada.

Section 25. EXECUTION AND COUNTERPARTS.

          This Sublease and Supplements hereto may be executed in any number of counterparts and by the parties hereto on separate counterparts, each of which counterparts, shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same Sublease or Supplement hereto. To the extent, if any, the counterpart of this Sublease or Supplement hereto containing the receipt therefor executed by Lender on the signature page hereof constitutes chattel paper (as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction), no other counterpart of this Sublease or any Supplement hereto constitutes chattel paper (as so defined), and no security interest in this Sublease or any Supplement hereto may be created by transfer or possession of any counterpart hereof other than the counterpart containing the receipt therefor executed by Lender on the signature page thereof.

Section 26. CONFIDENTIALITY.

          Sublessor and Sublessee agree that all negotiations, discussions, correspondence, memoranda and other documents related to this Sublease which are not required to be filed publicly pursuant to this Sublease or by any Applicable Law shall remain and are intended to be confidential, and each of Sublessor and Sublessee agrees not to disclose such information to any Person except to Affiliates and their respective directors, officers, employees and representatives or advisors (including their attorneys and accountants and the Vice President-USAir Express Division of USAir Group, Inc.) who have a need to know in the general conduct of Sublessor's or Sublessee's or such Affiliate's business and agree to keep such information confidential, and except when advisable or required by any rule, regulation or order of any Governmental Body or any filing requirements relating thereto, or as compelled by any litigation or investigation or as required to enforce the terms of this Agreement or as may be required by Sublessee in connection with any corporate transaction contemplated by Sublessee or an Affiliate.

Section 27. COVENANT OF QUIET ENJOYMENT.

          Sublessor covenants and agrees that so long as no Default or Event of Default shall have occurred and be continuing under this Sublease, Sublessee's use of the Aircraft prior to the expiration date of the Term shall not be interrupted by Sublessor, Lesser, Lender or any Person claiming by or through Sublessor, Lesser or Lender, and Sublessee shall be entitled to the quiet possession, enjoyment and use of the Aircraft and the revenues, profits and income therefrom prior to the expiration date of the Term (or, if the Lease should expire by its terms and provisions prior to the expiration of the Term, a substitute for the Aircraft as provided in Sublease Supplement No. 1 hereto).

Section 28. SUBLESSOR'S RIGHT TO PERFORM FOR SUBLESSEE.

          If Sublessee fails to make any payment of Rent required to be made by it hereunder or fails to perform or comply with any of its agreements contained herein, Sublessor may itself make such payment or perform or comply with such agreement, and the amount of such payment and the amount of the reasonable expenses of Sublessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, including, without limitation, reasonable legal fees and expenses, together with interest, to the extent permitted by Applicable Law, thereon, at the Overdue Rate from the date of the making of such payment or the incurring of such expenses by Sublessor to the date of payment of such Supplemental Rent by Sublessee, shall be deemed Supplemental Rent payable by Sublessee upon demand.

Section 29. GOVERNING LAW: SUBMISSION TO JURISDICTION.

          This Sublease shall constitute an agreement of lease, and nothing herein shall be construed as conveying to Sublessee any right, title or interest in the Aircraft except as a sublessee only. This Sublease is being delivered in Virginia and shall in

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

all respects be governed by, and construed in accordance with, the internal laws of the Commonwealth of Virginia, including all matters of construction, validity and performance in accordance with Section 44108(c) of the Transportation Code. If Sublessor or any other Person commences a suit in any other jurisdiction, the parties agree that this Sublease shall be construed in accordance with the internal laws of Virginia without reference to such other jurisdiction's choice of law doctrines, including its conflict of laws.

          SUBLESSEE (A) HEREBY IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF ANY FEDERAL COURT IN THE COMMONWEALTH OF VIRGINIA IN EACH CASE FOR THE PURPOSES OF ANY SUIT ACTION OR OTHER PROCEEDING ARISING OUT OF THIS SUBLEASE, THE SUBLESSEE DOCUMENTS, OR THE SUBJECT MATTER HEREOF OR THEREOF, AND
(B) TO THE EXTENT PERMITTED BY APPLICABLE LAW, HEREBY WAIVES, AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE ABOVE-NAMED COURTS, THAT ITS PROPERTY IS EXEMPT OR IMMUNE FROM EXECUTION, THAT THE SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS INCONVENIENT OR OTHERWISE IMPROPER, OR THAT ANY OF THE ABOVE-MENTIONED DOCUMENTS OR THE SUBJECT MATTER THEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURTS. FINAL JUDGMENT AGAINST SUBLESSEE IN ANY SUCH SUIT AFTER ALL APPEALS BY SUBLESSEE HAVE BEEN EXHAUSTED SHALL BE CONCLUSIVE, AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT, A CERTIFIED OR TRUE COPY OF WHICH SHALL BE CONCLUSIVE EVIDENCE OF THE FACT AND OF THE AMOUNT OF ANY INDEBTEDNESS OR LIABILITY OF SUBLESSEE THEREIN DESCRIBED.

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

          IN WITNESS WHEREOF, the parties hereto have each caused this Aircraft Sublease Agreement to be duly executed as of the day and year first written above.

                                                FAIRBROOK LEASING, INC.,
                                                as Sublessor

                                                By: /s/ Mark D. Pugliese
                                                    ---------------------------
                                                    Mark D. Pugliese
                                                    Vice President and
                                                    General Counsel

                                                By: /s/ Gena H. Laurent
                                                    ---------------------------
                                                    Gena H. Laurent
                                                    Assistant Vice President

                                                CHAUTAUQUA AIRLINES, INC.,
                                                as Sublessee

                                                By: /s/ Timothy L. Coon
                                                    ---------------------------
                                                    Timothy L. Coon
                                                    Senior Vice President

                                    ANNEX I
                                       TO
                               SUBLEASE AGREEMENT

                                  DEFINITIONS

          The following terms shall have the following meanings for all purposes of the Sublease unless otherwise defined or the context thereof shall otherwise require. In the case of any conflict between the provisions of these definitions and the provisions of the main body of such document, the provisions of the main body of such document shall control the construction of such document.

          Unless the context otherwise requires, (i) references to agreements shall be deemed to mean and include such agreements as the same may be amended and supplemented from time to time, (ii) references to parties to agreements shall be deemed to include the successors arid permitted assigns of such parties, and (iii) the definitions apply equally to both the singular and plural forms of the terms defined.

          "ABATEMENT" - when used in relation to Rent, any abatement, reduction, setoff, counterclaim, recoupment, defense or other right of Sublessee against Sublessor or any other Person for any reason whatsoever.

          "ADDITIONA1 INSUREDS" - as defined in Section 13.3(a) of the Lease.

          "AFFILIATE" - of any Person - any other Person directly or indirectly controlling, controlled by, or under common control with such Person; provided that, as long as Sublessee is owned by Guarantee Reassurance Corporation, "Affiliate" in respect of Sublessee shall mean only Guarantee Reassurance Corporation.

          "AIRCRAFT" - the Airframe delivered and leased under the Sublease together with the two (2) Engines and two (2) Propellers described in the Sublease Supplement No. 1 executed and delivered with respect to the Airframe (or any Replacement Engine or Replacement Propeller) whether or not any of such initial or substituted Engines and Propellers may from time to time be installed on the Airframe or may be installed on any other airframe and all logs, manuals and other records relating to such aircraft, and all substitutions, replacements and renewals for any and all thereof.

          "AIRCRAFT BASE" - Sublessee's operational base or the operational base of the Aircraft as specified in sublease Supplement No. 1.

          "AIRFRAME" - (i) the used Saab-Fairchild 340A commercial aircraft (except Engines or Propellers or engines or propellers from time to time installed thereon), subleased under the Sublease by Sublessor to Sublessee pursuant to the Sublease, with manufacturer's serial number as set forth in Sublease Supplement No. 1, (ii) any and all Parts so long as the same are incorporated or installed in or attached or belonging to such Airframe, and any and all Parts removed from the Airframe of such Aircraft so long as title thereto and ownership thereof remains vested in Lesser in accordance with the Sublease; and (iii) insofar as legal title thereto and ownership thereof is from time to time vested in Lesser, all substitutions, replacements or renewals from time made in or to such Airframe or to any of the items referred to in clauses
(i) and (ii) above or to any part thereof as required or permitted under the Sublease.

          "AIRWORTHINESS CERTIFICATE" - the Standard Airworthiness Certificate on FAA AC Form 8100-2 issued in respect of the Aircraft by the FAA under the pertinent part of the FAR.

          "APPLICABLE LAW" - all applicable laws, rules, regulations, decrees, injunctions, orders or judgments of any Governmental Body, now or hereafter in effect.

          "APPLICATION FOR REGISTRATION" - an Application for Aircraft Registration of an Aircraft on FAA AC Form 8050-1, or such other form as may be approved by the FAA on the Delivery Date of the Aircraft (or any relevant earlier date).

          "APPOINTMENT OF AUTHORIZED REPRESENTATIVE" - the appointment of Authorized Representative by Lessor, Sublessor and Sublessee.

          "AUTHORIZED REPRESENTATIVE" - the Person appointed by the Sublessee pursuant to the Sublease as its agent to accept delivery of the Aircraft.

          "BANKRUPTCY CODE" - the Bankruptcy Reform Act of 1994, as amended.

          "BASE RATE" - the rate of interest published from time to time in Federal Reserve statistical release H.15(19) "Selected Interest Rates" as the "Bank prime loan" rate. Any change in the Base Rate shall take effect on the day specified in the public announcement of such change.

          "BASE RENT" - the rent payable for the Aircraft pursuant to Section 9 of the Sublease in the amount set forth in Sublease Supplement No. 1 and the Sublease Rent Schedule.

          "BASE RENT PAYMENT DATE" - the same day of each full period as the First Base Rent Payment Date during the Term, as more particularly set forth in Section 9 of the Sublease and Sublease Supplement No. 1 and the Sublease Rent Schedule.

          "BUSINESS DAY" - any day (other than a Saturday or Sunday) on which commercial banking institutions in New York, New York, or in any city in any state or country to which Sublessee is directed to make any payment under the Sublease, are generally open for business.

          "CODE" - the internal Revenue Code of 1986, as amended, and any successor statute then in effect.

          "COVERED PERSON" - as defined in Section 13.3 (b) (7) of the Sublease.

          "DEFAULT" - any event or occurrence which with the passing of time or the giving of notice, or both, shall constitute an Event of Default under the Sublease.

          "DELIVERY DATE" - the date of Sublease Supplement No. 1 describing the Aircraft, which date shall be the date the Aircraft is delivered to, and accepted by Sublessee pursuant to the Sublease as such date is set forth in the Sublease Supplement No. 1.

          "DEPARTMENT OF TRANSPORTATION " AND "DOT" the United States Department of Transportation or any successor thereto.

          "DOLLARS" and "S" - immediately available and freely transferable lawful money of the United States of America.

          "DOWTY" - Dowty Rotol Limited, a limited liability company organized under the laws of the United Kingdom.

          "ECMP" - Agreement between General Electric Company and Sublessee for the Engine Care Maintenance Plan for Engines, reasonably acceptable to Sublessor and Lessor.

          "ENGINE" - with respect to an Aircraft - (i) each of the two General Electric Model CT7-5A engines installed on the Aircraft on the Delivery Date, listed by manufacturer's serial numbers in Sublease Supplement No. l executed and delivered with respect to the Aircraft whether or not from time to time thereafter installed on the Airframe of the Aircraft or any other airframe; (ii) any Replacement Engine; (iii) any and all Parts incorporated or installed in or attached or belonging thereto and any and all Parts removed therefrom so long as title thereto remains vested in Lessor in accordance with the Sublease-after removal from such Engine; and (iv) insofar as legal title thereto and ownership thereof is from time to time vested in Lessor, all substitutions, replacements or renewals from time made in or to such Engine or to any of the items referred to in clauses (i), (ii) and (iii) above or to any part thereof as required or permitted under the Sublease. Except as otherwise set forth in the Sublease, at such time as a Replacement Engine is so substituted and the Engine for which the substitution is made is released from the Lien of the Loan Agreement, such replaced Engine shall cease to be an Engine under the Sublease. The term "Engines" means, if the context so requires, as of any date of determination, all Engines then leased under the Sublease.

          "ERISA" - the Employee Retirement Income Security Act of 1974, as amended.

          "EVENT OF DEFAULT" - the term "Event of Default" shall have the meaning specifically set forth in Section 18 of the Sublease.

          "EVENT OF LOSS" - as defined in Section 12.2 of the Sublease.

          "EXCEPTED PAYMENTS" - (a) any indemnity or other payment payable to Lessor under the Tax Indemnity Agreement or Section 8 of the Participation Agreement, whether or not included in the definition of Supplemental Rent, (b) any payment under insurance maintained by Sublessor or Lessor with respect to the Aircraft and not required by Section 7 of the Lease, or maintained under liability insurance policies (whether maintained by Sublessor as required under the Lease or otherwise) to or for the benefit of Sublessor or Lessor on account of any loss suffered by Sublessor or Lessor, (c) any interest or late charge on any amount payable under (a) or (b) above, (d) any payment under the Guaranty with respect to any obligation described in (a), (b) or (c) above, and (e) all rights of Lessor reserved pursuant to Section 5.8 of the Loan Agreement.

          "EXCEPTED RIGHTS" - all rights (i) of Lessor of every kind and nature under the Tax Indemnity Agreement, and (ii) the right of Lessor or Sublessor to demand, collect, sue for or otherwise enforce or exercise its rights in respect of Excepted Payments; PROVIDED, that in the case of Lessor's oar Sublessor's rights reserved in (ii) above such rights shall not include the exercise of any remedies (including, without limitation, the exercise of any remedies under the Lease) other than the right to sue for specified performance of any covenant to make an Excepted Payment or to sue for damages or to enforce any judgment in respect of the breach of such covenant.

          "FAA" - the United States Federal Aviation Administration or any successor agency.

          "FAA AIRCRAFT REGISTRY" - the registry maintained pursuant to the Transportation Code for the registration of aircraft and the recordation of instruments affecting interests in, among other things, aircraft and certain engines and propellers.

          "FAA COUNSEL" - Crowe & Dunlevy or any other counsel specializing in FAA filings and recordings, reasonably satisfactory to Lessor, Sublessor, Guarantor and Lender.

          "FAIR MARKET RENTAL VALUE" - as defined in Section 18.3 of the
Sublease.

          "FAIR MARKET SALE VALUE" - as defined in Section 18.3 of the Sublease.

          "FAR" - the Federal Aviation Regulations promulgated under the Transportation Code and any successor provisions.

          "FEDERAL RESERVE BOARD" - the Board of Governors of the Federal Reserve System of the United States of America or any successor agency or board at the relevant time performing the functions of the Federal Reserve Board.

          "GAAP" - generally accepted accounting principles, in the United States, consistently applied.

          "GE" - General Electric Company, a New York corporation, and its permitted successors and assigns, in its capacity as manufacturer of the Engines.

          "GENEVA CONVENTION" - the Geneva Convention on the International Recognition of Rights in Aircraft, opened for signature in June of 1948.

          "GOVERNMENTAL BODY" - any federal, state, municipal or other governmental division, subdivision, department, commission, board, bureau, court, legislature, agency, instrumentality or authority' of any country including, without limitation, the United States of America, domestic or, to the extent binding under federal law on any person or the Aircraft, international or transnational.

          "GUARANTOR" - Saab AB and its successors and permitted assigns.

          "GUARANTY" - The Guaranty made as of July 15, 1987 and executed and delivered by Guarantor.

          "INDEMNIFIED PERSON" - Lessor, Lender, Guarantor and Sublessor and their respective Affiliates, successors, permitted assigns, officers, directors, employees and Lenders.

          "INSURANCE ENDORSEMENTS" - the Insurance Endorsements in the form attached as Exhibit B to the Sublease to be provided by Sublessee.

          "LEASE" - The Aircraft Lease Agreement dated as of July 15, 1987 between Lessor and Sublessor, as from time to time amended or supplemented in accordance with the Operative Documents, including as supplemented, without limitation, by any Lease Supplement.

          "LEASE DEFAULT" - an event or condition which, with notice or lapse of time or both, would constitute a Lease Event of Default.

          "LEASE EVENT OF DEFAULT" - any "Lease Event of Default" as defined in
Section 22 of the Lease.

          "LEASE SUPPLEMENT" - Lease Supplement No. 14 dated June 30, 1988 and any other Lease Supplement entered into between Lessor and Sublessor for the purpose of leasing the Aircraft or any Replacement Engine or Replacement Propeller under the Lease, as from time to time amended or supplemented in accordance with the terms of the Operative Documents.

          "LENDER" - Mellon Financial Services Corporation #3, a Delaware corporation, and its successors and permitted assigns.

          "LENDER LIENS" - Liens arising as a result of (i) claims or judgments against or affecting Lender not related to the transactions contemplated or expressly permitted by the Operative Documents or not indemnified against by Sublessee; (ii) acts or omissions of Lender not related to the transactions contemplated or expressly permitted by the Operative Documents or not indemnified against by Sublessee; (iii) Taxes imposed against Lender not indemnified against by Sublessor pursuant to the Participation Agreement or by Sublessee; (iv) claims against Lender arising out of the voluntary transfer by such Person of its interest in the Aircraft, other than claims indemnified against by Sublessor pursuant to the Participation Agreement or by Sublessee and other than the Lien of the Loan Agreement, or (v) breach by Lender of any of its duties and obligations under any Operative Document, unless such breach is the result of Lessor's or Sublessor's failure to comply with any of its respective obligations under the Operative Documents, or not indemnified against by Sublessee.

          "LESSEE" - Fairbrook Leasing, Inc., a Delaware corporation, and its successors and permitted assigns.

          "LESSOR" - Wilmington Trust Company, as Owner Trustee, a Delaware banking corporation, as Lessor under the Lease, and its successors and permitted assigns.

          "LESSOR LIENS" - Liens or a disposition of title affecting or in respect of the Aircraft, the Airframe, any Engine, any Propeller, any Part, the Lease, the Collateral or any payment of Rent, arising as a result of (i) claims or judgments against or affecting Lessor not related to the transactions contemplated or expressly permitted by the Operative Documents or not indemnified against by Sublessee; (ii) acts or omissions of Lessor not related to the transactions contemplated or expressly permitted by the Operative Documents or not indemnified against by Sublessee; (iii) Taxes imposed against Lessor not indemnified against by Sublessor pursuant to the Participation Agreement or the Tax Indemnity Agreement or by Sublessee; (iv) claims against Lessor arising out of the voluntary transfer by Lessor of its interest in the Aircraft, other than
(A) the transfer itself (if permitted by the Operative Documents), (B) claims indemnified against by Lessee pursuant to the Participation Agreement or by Sublessee, (C) the Lien of Loan Agreement, and (D) transfers as a result of an Event of Loss, Lease Event of Default or exercise of a purchase option by Lessee; or (v) breaches by Lessor of any of its duties and obligations under any. Operative Document, (Liens under the Loan Agreement or the Lease arising from such a breach being included in this clause (v)), unless such breach is the result of Sublessor's failure to comply with any of Sublessor's obligations under the Operative Documents, or not indemnified against by Sublessee.

          "LIEN" - as applied to the property or assets (or the income or profits therefrom) of any Person, means (in each case, whether the same is consensual or non-consensual or arises by contract, operation of law, legal process or otherwise) any mortgage, lien, pledge, attachment, levy, lease, charge, conditional sale, inscription on a public record, adverse claim or any other type of security interest or encumbrance of any kind in respect of any property of such Person, or upon the income or profits therefrom.

          "LOAN" - the loan made by the Lender to the Lessor under the Loan Agreement and the Participation Agreement.

          "LOAN AGREEMENT" - The Loan and Security Agreement dated as of July 15, 1987 between Lender and Lessor, as from time to time amended or supplemented in accordance with the terms of the Operative Documents, including, without limitation, by any Loan Agreement Supplement.

          "LOAN AGREEMENT SUPPLEMENT" - Loan and Security Agreement No. 14 dated June 30, 1988 and entered into between Lender and Lessor, which particularly describes the Aircraft included in the Collateral covered by the Loan Agreement and which confirms and creates a security interest in the Aircraft and assigns and pledges to Agent the Lease and Lease Supplement relating to the Aircraft as part of the Collateral.

          "LOSS PAYEE" - as defined in Section 13(a) of the Sublease.

          "MAINTENANCE PROGRAM" - Sublessee's or its Affiliate's FAA approved maintenance program in effect, from time to time, with respect to the Aircraft.

          "MANUFACTURER" - Saab Aircraft AB, a limited liability company organized under the laws of the Kingdom of Sweden, and its successors and permitted assigns.

          "MATERIALLY ADVERSE EFFECT" - (i) with respect to any Person, a materially adverse effect on such Person's business, assets, liabilities, financial condition, results of operations or business prospects, (ii) with respect to any contract or any other obligation (other than the Lease or any of the other Operative Documents), a materially adverse effect, as to any party thereto, upon the binding nature, validity or enforceability thereof, and (iii) with respect to the Operative Documents an adverse effect, WHETHER OR NOT MATERIAL, on the binding nature, validity or enforceability thereof as obligations of the Borrower or the Sublessor, as the case may be.

          "NOTE" - Promissory Note No. Fourteen dated June 30, 1988 delivered by Lessor to Lender, including any note delivered in exchange therefor or in replacement thereof pursuant to Section 2.10 of the Loan Agreement.

          "OBLIGATIONS" - as defined in Section 3.1 of the Loan Agreement.

          "OFFICER'S CERTIFICATE" - with respect to any corporation or other entity, a certificate of a Responsible Officer of such corporation or entity.

          "OPERATIVE DOCUMENTS" - the Participation Agreement, the Lease (including any Lease Supplements), the Loan Agreement (including any Loan Agreement Supplements), any Notice of Assignment, the Guaranty, the Tax Indemnity Agreement, any Note, the Sublease (including any Sublease Supplements), the Lease Rent Schedule and the Sublease Rent Schedule.

          "OVERDUE RATE" - The Base Rate plus four (4) percent per annum, or such lesser rate as may represent the maximum rate of interest permitted by Applicable Law.

          "PARTICIPANTS" - Lender and Metlife Capital, Limited Partnership, (as Owner Participant).

          "PARTICIPATION AGREEMENT" - The Participation Agreement dated as of July 15, 1987 among Lessor, Sublessor and the Participants, as from time to time amended or supplemented in accordance with the terms of the Operative Documents.

          "PARTS" - any and all appliances, components, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature, (other than complete Engines or engines and Propellers or propellers), which may from time to time be incorporated or installed in or attached to the Airframe, any Engine or any Propeller.

          "PERMITTED LIENS" - as defined in Section 10.1 of the Sublease.

          "PERSON" - any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or Governmental Body.

          "PROPELLER" - (i) each of the two (2) Dowty Rotol Model R354/4-123-F/13 or R389/4-123-F/25 four-blade aircraft propellers installed on the Aircraft and listed by manufacturer's serial numbers in the Sublease Supplement describing the Aircraft whether or not from time to time thereafter installed on the Aircraft or any other aircraft, (ii) any Replacement
Propeller; (iii) any and all Parts incorporated or installed thereon or attached or belonging thereto and any and all Parts removed from such Propeller so long as title thereto remains vested in Lessor in accordance with the Sublease after removal from such Propeller; and (iv) insofar as legal title thereto and ownership thereof is from time to time vested in Lessor, all substitutions, replacements or renewals from time made in or to such Propeller or to any of the items referred to in clauses (i), (ii) and (iii) above or to any part thereof as required or permitted under the Sublease. Except as otherwise set forth in the Sublease, at such time as a Replacement Propeller is so substituted and the Propeller for which the substitution is made is released from the Lien of the Loan Agreement, such replaced Propeller shall cease to be a Propeller under the Sublease. The term "Propellers" means, if the context so requires, as of any date of determination, all Propellers then leased under the Sublease.

          "REGULATIONS" - FAR.

          "RELEASE NOTICE" - the notice by Agent pursuant to Section 10 of the Loan Agreement that all amounts and all other Obligations owing to Lender under the Loan Agreement, under the Notes and under all other Operative Documents have been finally and irrevocably paid and performed in full and the Lien of the Loan Agreement has been released.

          "RENT" - Base Rent and Supplemental Rent.

          "RENT PAYMENT DATE" - each rent payment date set forth in the Sublease Supplement and the Sublease Rent Schedule.

          "REPLACEMENT ENGINE" - each General Electric Model CT7-5A aircraft engine (or aircraft engine of the same manufacturer of the same or an improved model) substituted for an Engine under the Sublease, together with all Parts relating to such engine.

          "REPLACEMENT PROPELLER" - each Dowty Rotol Model R354/4-123-F/13 or R389/4-123-F/25 four-blade aircraft propeller (or aircraft propeller of the same manufacturer of the same or an improved model) substituted for any Propeller under the Sublease, together with all Parts relating to such propeller.

          "RESPONSIBLE OFFICER" - in the case of any corporation or other entity, the Chairman of the Board of Directors, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary.

          "SAAB MRB MANUAL" - the most recent revision of the Saab 340 Maintenance Review Board Document.

          "SAAI" - Saab Aircraft of America, Inc., a Delaware corporation, and its successors and permitted assigns.

          "STIPULATED LOSS VALUE" - with respect to the Aircraft as of any date of computation, the Stipulated Loss Value for the Aircraft as specified in the table in Annex 1 to Sublease Rent Schedule (the "Stipulated Loss Value Table"), for the immediately preceding Base Rent Payment Date, or if the date of computation is before the first Base Rent Payment Date, using the first Base Rent Payment Date, or if the date of computation is on a Base Rent Payment Date using such Base Rent Payment Date.

          "SUBLEASE" - Aircraft Sublease Agreement No. 8 dated as of March 1, 1996 between Chautauqua Airlines, Inc., as Sublessee, and Fairbrook Leasing, Inc., as Sublessor, to which this Annex I is attached and as amended or supplemented from time to time pursuant to the provisions thereof, including without limitation Sublease Supplement No. 1 and any Sublease Supplement as may be executed contemporaneously with or subsequent to the date of this Sublease.

          "SUBLEASE RENT SCHEDULE" - Sublease Rent Schedule No. 1 dated the Delivery Date, entered into between Fairbrook Leasing, Inc., as Sublessor, and Chautauqua Airlines, Inc., as Sublessee, setting forth Base Rent and payment terms, Stipulated Loss Values and other financial information.

          "SUBLEASE SUPPLEMENT" - any supplement to any Sublease, entered into between Sublessor and any Sublessee for the purpose of subleasing the Aircraft or any Replacement Engine or Replacement Propeller under the Sublease, including without limitation any amendment thereto entered into subsequent to the Delivery Date.

          "SUBLEASE SUPPLEMENT NO. 1" - Sublease Supplement No. 1 dated the Delivery Date, in the form of Exhibit A to the Sublease, entered into between Sublessor and Sublessee for the purpose of subleasing the Aircraft under the Sublease, including without limitation any amendment thereto entered into subsequent to the Delivery Date.

          "SUBLESSEE" - Chautauqua Airlines, Inc., a New York corporation, and an air carrier engaged in interstate air transportation and certificated under
Section 44705 of the Transportation Code, and its successors and permitted assigns.

          "SUBLESSEE DOCUMENTS" - the Sublease, Sublease Supplement No. 1 and any subsequent Sublease Supplements, and the Sublease Rent Schedule.

          "SUBLESSOR" - Fairbrook Leasing, Inc., a Delaware corporation, as sublessor under this Sublease, and its permitted successors and assigns.

          "SUBLESSOR LIENS" - Liens arising as a result of (i) claims or judgments against or affecting Sublessor not related to the transactions contemplated or expressly permitted by the Operative Documents as of the date hereof or not indemnified against by Sublessee; (ii) acts or omissions of Sublessor not related to the transactions contemplated or expressly permitted by the Operative Documents as of the date hereof or not indemnified against by Sublessee; (iii) Taxes imposed against Sublessor not indemnified against by Sublessee; (iv) claims against Sublessor arising out of the voluntary transfer by Sublessor of its interest in the Aircraft, other than claims indemnified against by Sublessee; or (v) breach by Sublessor of any of its duties and obligations under any Operative Document as of the date hereof or not indemnified against by Sublessee.

          "SUPPLEMENTAL RENT" - all amounts Sublessee agrees to pay as Supplemental Rent and all amounts, liabilities and obligations (other than Base
Rent) which Sublessee assumes or agrees to pay under the Sublease or under any Sublessee Document including, without limitation, Stipulated Loss Value, indemnities, any interest payable under the Sublease or any Sublessee Document, any insurance premium paid by any Person in respect of insurance required to be carried by Sublessee under the Sublease and damages for breach of any covenants, representations, or warranties of Sublessee under the Sublease or under any other Sublessee Document.

          "TAX INDEMNITY AGREEMENT" - The Federal Tax Indemnity Agreement dated as of July 15, 1987 between Lessor and Sublessor, as from time to time amended or supplemented in accordance with the terms of the Operative Documents.

          "TAXES or TAX" - as defined in Section 15 of the Sublease.

          "TERM" - the term of the Sublease, as determined pursuant to Section 8 of the Sublease.

          "UNITED STATES GOVERNMENT" - the government of the United States of America or any agency or instrumentality thereof, including, without limitation, the FAA.

          "U.S. CERTIFICATED AIR CARRIER" - any person (except the United States Government) that is an air carrier, domiciled in the United States of America and is certificated under Section 44705 of the Transportation Code, or any successor provision thereto.

          "U.S. PERSON" - "United States person" within the meaning of Section 7701 (a) (30) of the Code.

                                                                       EXHIBIT A
                                                                              TO
                                               AIRCRAFT SUBLEASE AGREEMENT NO. 8

THIS SUBLEASE SUPPLEMENT NO. 1 HAS BEEN EXECUTED IN COUNTERPARTS. TO THE EXTENT, IF ANY, THAT THIS SUBLEASE SUPPLEMENT NO. 1 CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE UNITED STATES JURISDICTION), NO SECURITY INTEREST IN THIS SUBLEASE SUPPLEMENT NO. 1 MAY HE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN THE ORIGINAL EXECUTED COUNTERPART CONTAINING THE RECEIPT THEREFOR EXECUTED BY MELLON FINANCIAL SERVICES CORPORATION #3, AS LENDER ON THE SIGNATURE PAGE HEREOF.

                            SUBLEASE SUPPLEMENT NO. 1

          SUBLEASE SUPPLEMENT N0. 1, dated March ___, 1996 ("Sublease Supplement No. 1") to Aircraft Sublease Agreement No. 8 dated as of March 1, 1996 (the "Sublease") by and between CHAUTAUQUA AIRLINES, INC., as sublessee ("Sublessee"), and FAIRBROOK LEASING, INC., as sublessor ("Sublessor").

                             I N T R O D U C T I O N

          WHEREAS, Sublessor and Sublessee have heretofore entered into the Sublease (defined terms therein being hereinafter used with the same meanings). The Sublease provides for the execution and delivery of a Sublease Supplement for the purpose of leasing the Aircraft under the Sublease as and when delivered by Sublessor to Sublessee in accordance with the terms thereof; and

          WHEREAS, a counterpart of the Sublease, with this Sublease Supplement No. 1 attached thereto, is being filed for recordation with the FAA Aircraft Registry as one document;

          NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged Sublessor and Sublessee hereby agree as follows:

A. THE AIRCRAFT. Sublessee hereby confirms to Sublessor that Subleases has accepted the Aircraft and each Engine and Propeller described below for all purposes hereof and of the Sublease as being airworthy in accordance with specifications, in good working order and repair and without defect in condition, design, operation or fitness for use, whether or not discoverable by Sublessee as of the date hereof; PROVIDED, HOWEVER, that nothing contained herein or in the Sublease diminishes or affects any right Sublessor or Sublessee may have with respect to the Aircraft against the Manufacturer, GE, Dowty, any vendor or any subcontractor or supplier thereof:

AIRFRAME
MANUFACTURER    MODEL      SERIAL NUMBER           U.S. REG. NO.
------------    -----      -------------           -------------
Saab-Fairchild  340A       340A-123                N123MQ
                                                   (being changed to
                                                   N123CQ)

INSTALLED
ENGINES                                            RATED
MANUFACTURER    MODEL      SERIAL NUMBER           TAKEOFF H/P
------------    -----      -------------           -----------

General         CT7-5A     GE-E-367-401 (left)     Each of which
Electric                   GE-E-367-426 (right)    Engines has 750
                                                   or more rated
                                                   take off
                                                   horsepower or
                                                   the equivalent
                                                   thereof.

INSTALLED
PROPELLERS                                         RATED TAKEOFF
MANUFACTURER    MODEL      SERIAL NUMBER           SHAFT H/P
------------    -----      -------------           -------------

Dowty Rotol     R354/4-    DRG/1789/87 (left)      Each of which
                123-F/13                           Propellers is
                                                   capable of
                R389/4-    DRG/1792/87 (right)     absorbing 750 or
                123-F/25                           more rated take
                                                   off shaft
                                                   horsepower.

B. STIPULATED LOSS VALUE. Sublessee hereby agrees to pay in accordance with and when required by the Sublease Stipulated Loss Value payments in the amounts set forth in Annex 1 to the Sublease Rent Schedule and incorporated herein by reference.

C. REPRESENTATIONS BY SUBLESSEE. Sublessee hereby represents and warrants to Sublessor that on the above date:

(1) The representations and warranties of Sublessee set forth in the Sublease are true and correct in all material respects as though made on the date above;

(2) Sublessee has satisfied or complied with all requirements in the sublease, to be completed by it on or prior, to the date hereof;

(3) No Sublease Default or Event of Default has occurred and is continuing on the date above; and

(4) Sublessee has obtained, and there are in full force and effect, such insurance policies with respect to the Aircraft, as are required to be obtained under the terms of the Sublease.

D.   DELIVERY DATE                       March ___, 1996

E.   TERM:                               The Term shall commence on the
                                         Delivery Date and expire on August
                                         ___, 2006, unless terminated earlier
                                         pursuant to and in accordance with
                                         the Sublease; PROVIDED, however,
                                         that if Sublessor is unable to renew
                                         the Lease beyond its current
                                         termination date of July 11, 2002,
                                         then the Sublease will terminate on
                                         July 11, 2002 and Sublessor shall
                                         lease or sublease a Saab 340A
                                         aircraft to Sublessee through August
                                         28, 2006 on the same terms and
                                         conditions as those of the Sublease.

F.   BASE RENT:                          Sublessee agrees to pay Sublessor,
                                         Base Rent monthly in arrears, in the
                                         amounts and on the dates, as set
                                         forth in the Sublease Rent Schedule.

G.   FIRST BASE RENT
     PAYMENT DATE:                       April ___, 1996.

H.   BASE RENT
     PAYMENT DATES:                      Base Rent during the Term shall be
                                         paid on the same day of each month
                                         as the day of the month of the First
                                         Base Rent Payment Date.

I.   AIRCRAFT BASE:                      Indianapolis, Indiana or Akron,
                                         Ohio.

J.   DELIVERY SITE:                      Indianapolis, Indiana.

K.   COUNTERPARTS:                       This Sublease Supplement No. 1 may
                                         be executed in any number of
                                         counterparts and by the parties
                                         hereto on separate counterparts,
                                         each of which counterparts, shall
                                         for all purposes be deemed an
                                         original, and all such counterparts
                                         shall together constitute but one
                                         and the same Sublease Supplement
                                         No. 1; PROVIDED that, to the extent, if
                                         any, that this Sublease Supplement
                                         No. 1 constitutes chattel paper (as
                                         such term is defined in the Uniform
                                         Commercial Code as in effect in any
                                         applicable jurisdiction) no security
                                         interest may be created through the
                                         transfer or possession of any
                                         counterpart other than the
                                         counterpart containing the receipt
                                         therefor executed by Mellon
                                         Financial Services Corporation #3,
                                         as Lender on the signature page
                                         hereof.

L.   REFERENCE                           All the terms and provisions of the
                                         Sublease are hereby incorporated by
                                         reference in this Sublease
                                         Supplement No. 1 to the same extent
                                         as if fully set forth herein.

          IN WITNESS WHEREOF, Sublessor and Sublessee have caused this Sublease Supplement No. 1 to be duly executed by their authorized officers as of the day and year first above written.

                             FAIRBROOK LEASING, INC.,
                             as Sublessor

                             By:  /s/ Mark D. Pugliese
                                 ------------------------------
                                 Mark D. Pugliese
                                 Vice President and
                                 General Counsel

                             By:  /s/ Gena H. Laurent
                                 ------------------------------
                                 Gena H. Laurent
                                 Assistant Vice President

                             CHAUTAUQUA AIRLINES, INC.,
                             as Sublessee

                             By:  /s/ Timothy L. Coon
                                 ------------------------------
                                 Timothy L. Coon
                                 Senior vice President

                                                                      EXHIBIT  B
                                                                              TO
                                               AIRCRAFT SUBLEASE AGREEMENT NO. 8

                             INSURANCE ENDORSEMENTS

          It is understood and agreed that the Saab Fairchild 340A Aircraft, MSN-340A-123, U.S. Registration No. N123MQ with two General Electric CT7-5A Engines, serial nos. GE-E-367401 and GE-E-367426, respectively, and two Dowty Rotol Propellers, model R354/4-123-F/13, serial no. DRG/1789/87 and model R389/4-123-F/25 with serial no. DRG/1792/87, respectively, is (i) encumbered by a lien in favor of Lender, (ii) is leased by Wilmington Trust Company, Owner, as lessor ("Lessor") to Fairbrook Leasing, Inc., a Delaware corporation, as lessee ("Lessee"), under The Aircraft Lease Agreement dated as of July 15, 1987 (the "Lease"), and (iii) is subleased by Lessee to Chautauqua Airlines, Inc. as Sublessee ("Named Insured") under Aircraft Sublease Agreement No. 8 dated as of March 1, 1996 (the "Sublease"), and certain obligations of Lessee under the Lease are guaranteed by Saab AB, as guarantor ("Guarantor").

          As provided in Part B below, each of Lessor, Lender, Guarantor, Lessee and (until at least March 1, 1998) AMR Leasing Corporation, AMR Corporation, American Airlines, Inc., Simmons Airlines, Inc. and Executive Airlines, Inc. as their respective interests may appear, shall be an Additional Insured with respect to each policy of liability insurance to which these endorsements are attached, and Lender, and following delivery of the Release Notice, Lessor, as the Loss Payee with respect to each policy of "all risks" insurance to which these endorsements are attached. With respect to the interests of each Additional Insured or Loss Payee in and with respect to the Aircraft as defined in Section 2 of the Sublease (the "Subject Property") insured under each policy by the insurers listed in the Schedule of Insurers attached as Annex 1 hereto (collectively, the "Company"), the Company hereby agrees that each "all risks" policy includes the endorsements in Part A below; each liability policy includes the endorsements in Part B below; and all policies include the endorsements in Part C below:

A.   LOSS PAYABLE ENDORSEMENTS (HULL POLICY)

          This "all risks" insurance is endorsed with respect to the Subject Property, (A) to name Lessor, Lender, Lessee and Guarantor as additional insureds, as their respective interests may appear ("Additional Insureds") and Lender, and following the delivery of the Release Notice, Lessor, as loss payee, as their respective interests may appear ("Loss Payee").

1. Loss or damage, if any, to the Subject Property described in this policy to the extent of the Stipulated Loss Values set forth in the Stipulated Loss Value Table attached as Schedule 1 hereto shall be payable as follows:

     (i) loss or damage with respect to the Subject Property which does not constitute an Event of Loss (as defined in the Sublease) shall be payable in United States Dollars solely to Lender (until Lender notifies Company in writing its lien is released, thereafter to Lessor); except loss or damage with respect to the Aircraft of $100,000.00 or less shall be payable to Named Insured, unless (A) prior to any loss or damage, Lender (or after Lender notifies Company in writing its lien is released, Lessor) notifies the Company that a Lease Event of Default exists, in which case such amounts shall be payable to Lender (or after Lender notifies Company in writing its lien is released, Lessor), or (B) prior to any loss or damage, Lessee notifies the Company that a Sublease Event of Default exists, in which case such amounts shall be payable to Lessee; and

     (ii) loss or damage with respect to the Subject Property described in this policy which constitutes an Event of Loss sha11 be payable by distributing (x) the amount set forth in Schedule 1 hereto ("SLV Amount") solely to Lender (until Lender notifies Company in writing its lien is released, thereafter to Lessor), and (y) any remaining amounts solely to Named Insured.

2. Subject to paragraph 4 hereof, the insurance under this policy as to the interest only of the Loss Payee shall not be impaired in any way (i) by any action or inaction by Sublessee and shall insure the interest of the Loss Payee regardless of any breach or violation by Sublessee or any other additional insured of any warranty, declaration or condition contained in such policies, and if available at commercially reasonable cost such coverages shall be provided otherwise than by way of endorsement with Lloyd's Form AVN67A; PROVIDED HOWEVER, that with respect to secretion, embezzlement or conversion by Sublessee, no coverage shall apply to any Person which is a willful party to such secretion, embezzlement or conversion, or (ii) because of a subjection of the Aircraft to any condition, use or operation not permitted by the policy or (iii) because of any false statement with respect to the policy by Sublessee or its employees, agents or representatives, or any other Person except the Loss Payee (and then such Named Insured or its employees, agents or representatives, or any other person (except an Additional Insured, and then such policy will be impaired only as to such Person), whether occurring before or after the attachment of this endorsement, or whether before or after the loss.

3. If the Named Insured fails to pay any premium or additional premium which shall be or become due under the terms of this policy, the Company agrees to give written notice to each Loss Payee of such nonpayment of premium and this policy shall continue in full force and effect if the Loss Payee when so notified in writing by the Company of the failure of the Named Insured to pay such premium, pays or causes to be paid the premium within thirty
     (30) days following receipt of the Company's written notice (seven (7) days, or such shorter period as may from time to time be the longest period obtainable in the industry, in the case of any war risk and allied perils coverage). If no Loss Payee pays said premium or additional premium, the rights of Lender, Lessor, Lessee or the Loss Payee under this Loss Payable Endorsement may be terminated by the Company thirty (30) days after receipt of said written notice by the Loss Payee (seven (7) days, or such shorter period as may from time to time be the longest period obtainable in the industry, in the case of any war risk and allied perils coverage).

4. If the Company elects to cancel this policy in whole or in part for nonpayment of premium or for any other reason, the Company will forward a copy of the cancellation notice to the Loss Payee at its office specified hereinafter concurrently with the sending of notice to the Named Insured but in such case this policy shall continue in force for the benefit of the Loss Payee for thirty (30) days (seven (7) days, or such shorter period as may from time to time be the longest period obtainable in the industry, in the case of any war risk and allied perils coverage) after written notice of such cancellation is received by the Loss Payee by a copy sent by certified or registered mail, return receipt requested. In no event, as to the interest only of the Loss Payee, shall cancellation, lapse or adverse material change of any insurance under this policy be effected at the request of the Named Insured before thirty (30) days (seven (7) days, or such shorter period as may from time to time be the longest period obtainable in the industry, in the case of any war risk and allied perils coverage) after written notice of request for cancellation shall have been received by the Loss Payee by a copy sent by certified or registered mail, return receipt requested. If this policy is cancelled, the unearned premium shall be paid to the Loss Payee that has advanced such premium.

5. The coverage provided herein is primary without contribution from any other insurance which might be available to the Loss Payee.

6. Whenever the Company pays to Lender, Lessor, Lessee or Named Insured, any sum representing a total loss to the Subject Property insured under this policy, and claims that as to the Named Insured, no liability therefor exists, the Company, at its option, may pay to Lender, Lessor, Lessee or Named Insured, as the case may be, the Stipulated Loss Value (as such term is defined in the Sublease and the Schedules attached hereto, but in no event to exceed the Agreed Insured Value as stated in the policy), and the Company shall thereupon be subrogated to and receive a full assignment and transfer, without recourse, of said obligation and the security held as collateral therefor; but shall not exercise such subrogation and assignment right until each Additional Insured has recovered in full the amount of its respective claims against the Named Insured.

7. The coverage granted under this policy shall continue in full force and effect as to the interest of the Loss Payee if the Loss Payee agrees to pay the premium therefor, for a period of thirty (30) days after expiration of said policy unless an acceptable policy in renewal thereof with loss thereunder payable in accordance with the terms of this Loss Payable Endorsement shall have been issued by an insurance company acceptable to Lender, Lessor and Lessee.

8. Should this policy be continued for the term hereof for the benefit of the Loss Payee (with all incidents of ownership of the policy), Paragraphs 2, 6 and 7 of Part A of this Loss Payable Endorsement shall no longer apply to the Loss Payee; PROVIDED, NEVERTHELESS, all privileges and endorsements which, by reason of the printed conditions of this policy, are or may be necessary to maintain the validity of the contract are hereby granted for a period of thirty (30) days, and all notices likewise required to be given to the Company by Named Insured are hereby waived for a period of thirty
     (30) days with the exception of requirements applying at the time of or subsequent to a loss.

9. The Company waives any rights of subrogation against the Loss Payee, to the same extent as Sublessee has waived its right against the Loss Payee, except with respect to the gross negligence and/or willful misconduct of the Loss Payee; PROVIDED, that with respect to liability and property damage coverages hereunder such waiver shall not operate to prejudice the Company's rights of recourse against Saab Aircraft AB and/or Saab Aircraft of America, Inc., and/or any subsidiary thereof and General Electric Company and/or any subsidiary thereof, as manufacturers, repairers, suppliers or servicing agents (other than financial services) where such rights of recourse would have existed had such waiver not been given, and PROVIDED, FURTHER, that the exercise by the Company of rights of subrogation derived from rights retained by Named Insured shall not, in any way, delay payment of any claim that would otherwise be payable by the Company but far the existence of rights of subrogation derived from rights retained by Named Insured.

B.   LIABILITY POLICY ENDORSEMENTS

          This liability insurance policy is endorsed, with respect to the Subject Property:

(A) To name Lessor, Guarantor, Lender, Lessee and (until at least March 1, 1998, AMR Leasing Corporation, AMR Corporation, American Airlines, Inc., Simmons Airlines, Inc. and Executive Airlines, Inc.) as additional insureds as their respective interests may appear ("Additional Insureds") and shall cover (i) each of the shareholders of each Additional Insured, and (ii) officers, directors, employees, agents and representatives of each Additional Insured (with respect to each Additional Insured, collectively, "Covered Persons");

(B) To provide that if this policy is cancelled for any reason whatsoever, or any substantial change is made in the coverage which affects the interest of the Additional Insureds and Covered Persons, or if such insurance is cancelled for nonpayment of premium or allowed to lapse, such cancellation, change or lapse shall not be effective as to the Additional Insureds and Covered Persons thirty (30) days (seven (7) days, or such shorter period as may from time to time be the longest period obtainable in the industry, in the case of war risk and allied perils coverage) after receipt by such Additional Insureds of written notice from the Company sent by certified or registered mail, return receipt requested, of such cancellation, change or lapse;

(C) To provide that if the Named Insured fails to pay any premium or additional premium which shall be or become due under the terms of this policy, the Company agrees to give written notice to each Additional Insured of such nonpayment of premium and this policy shall continue in full force and effect if any one or more of the Additional Insureds when so notified in writing by the Company of the failure of the Named Insured to pay such premium, pays or causes to be paid the premium due within thirty (30) days following receipt of the Company's written notice. If no Additional Insured pays said premium or additional premium, the rights of Lender, Lessor,

     Lessee and other Additional Insureds and Covered Persons under this Liability Endorsement may be terminated by the Company thirty (30) days after receipt of said written notice by each Additional Insured;

(D) To provide that the coverage granted under this policy shall continue in full force and effect as to the interest of each Additional Insured and Covered Person if any Additional Insured agrees to pay the premium therefor, for a period of thirty (30) days after expiration of said policy unless an acceptable policy in renewal thereof shall have been issued by an insurance company acceptable to Lender, Lessor and Lessee;

(E) To provide that in respect of the interest of the Additional Insureds and Covered Persons, (i) this policy shall not be invalidated by any action of Named Insured and shall insure the respective interests of the Additional Insureds and Covered Persons named and covered under this Endorsement, as they appear, regardless of any breach or violation by Named Insured of any warranties, declarations or conditions contained in this policy or in the application therefor, if any, and (ii) severability of interest is included, PROVIDED nothing herein shall operate to increase the limits of liability and that coverage provided herein is primary without contribution from any other insurance which might be available to the Additional Insureds, and (iii) this insurance shall provide the same protection to each insured hereunder as would have been available had this policy been issued separately to each insured, except that in no event shall the Company's total liability exceed $100,000,000.00;

(F) the Company waives any rights of subrogation against any Additional Insured and the Covered Persons of such Additional Insured to the same extent as Sublessee has waived its right against such Additional Insured and the Covered Persons of such Additional Insured, except with respect to the gross negligence and/or willful misconduct of such party; PROVIDED, that with respect to liability and property damage coverages hereunder such waiver shall not operate to prejudice the Company's rights of recourse against Saab Aircraft AB and/or Saab Aircraft of America, Inc., and/or any subsidiary thereof as manufacturers, repairers, suppliers or servicing agents (other, than financial services) where such rights of recourse would have existed had such waiver not been given, and PROVIDED, FURTHER, that the exercise by the Company of rights of subrogation derived from rights retained by Named Insured shall not, in any way, delay payment of any claim that would otherwise be payable by the company but for the existence of rights of subrogation derived from rights retained by Named Insured;
     and

(G) to insure the Additional Insureds and the Covered Persons with respect to liability for matters which are the subject of Named Insured's obligations under the Sublease and Sublease Documents to the extent such insurance is provided under this policy; and to provide that such Additional Insureds and Covered Persons are warranted to have no operational interest.

        Nothing in these insurance Endorsements shall be deemed or construed to be an agreement by the Company to insure the Manufacturer of the Aircraft, Saab Aircraft AB, or the manufacturer of the engines, General Electric Company, against claims arising out of product liability.

C. NOTICES

        All notices herein provided to be given by the Company to Lender, Guarantor, Lessor, Lessee and for a period of two (2) years, Simmons Airlines, Inc., AMR Leasing Corporation, Executive Airlines, Inc., American Airlines, Inc. and AMR Corporation, in connection with this policy and these Endorsements shall be mailed to or delivered to Lender at Suite 4444, One Mellon Bank Center, Pittsburgh, PA 15258-0001, Attn: President, Telecopy: (412) 2343948, to Lessor at Rodney Square North, Wilmington, DR 19890, Attn. Corporate Trust Administration, Telecopy: (302) 657.-8882; to Guarantor at S-581 88 Linkoping, Sweden, Attn: General Counsel; Telecopy: 01146-13-18 77. 11; to Lessee at Fairbrook Leasing, Inc., 21300 Ridgetop Circle, Sterling, Virginia 20166,
Attention: Treasurer, Telecopy No. (703) 406-7309; and to AMR Leasing Corporation at 4333 Amon Carter Boulevard, MD 5675, Fort Worth, Texas 76155,
Attn: Corporate Secretary and AMR Eagle, Inc., 4333 Amon Carter Boulevard, MD 5494, Fort Worth, Texas 76155, Attn: President.

        Nothing herein contained shall be held to vary, alter, waive or extend any of the terms, conditions, agreements or limitations of this policy, other than as above stated.

        The insurance described herein is subject to the limitations, conditions, definitions and exclusions of the policies.

                      [SEE ATTACHED "SCHEDULE OF INSURERS"]

                                                    The Company

                                               By
                                                  ----------------------------
                                                   Authorized Representative

                                                                         ANNEX 1
                                                                              TO
                                                          INSURANCE ENDORSEMENTS

                              SCHEDULE OF INSURERS

                                                                      SCHEDULE 1
                                                                              TO
                                                          INSURANCE ENDORSEMENTS

                           STIPULATED LOSS VALUE TABLE

          The Stipulated Loss Value computed using the immediately preceding Base Rent Payment Date, or if on a Base Rent Payment Date, computing using such Base Rent Payment Date.

DATE                                                           TOTAL

NOTE TO EXHIBIT 10.19

The 14 additional Aircraft Sublease Agreements are substantially identical in all material respects to the filed Aircraft Sublease Agreement except as follows:


------------------------------------- ----------------------------------- -----------------------------------
            TAIL NUMBER                          CLOSING DATE                     OWNER-PARTICIPANT

------------------------------------- ----------------------------------- -----------------------------------
N118CQ                                           July, 1996               Fairbrook Leasing
------------------------------------- ----------------------------------- -----------------------------------
N140CQ                                          October, 1996             Fairbrook Leasing
------------------------------------- ----------------------------------- -----------------------------------
N152CQ                                          October, 1996             Fairbrook Leasing
------------------------------------- ----------------------------------- -----------------------------------
N148CQ                                          October, 1996             Fairbrook Leasing
------------------------------------- ----------------------------------- -----------------------------------
N157CQ                                          October, 1996             Fairbrook Leasing
------------------------------------- ----------------------------------- -----------------------------------
N146CQ                                          October, 1996             Fairbrook Leasing
------------------------------------- ----------------------------------- -----------------------------------
N158CQ                                          October, 1996             Fairbrook Leasing
------------------------------------- ----------------------------------- -----------------------------------
N101CN                                          October, 1996             Fairbrook Leasing
------------------------------------- ----------------------------------- -----------------------------------
N138CQ                                          October, 1996             Fairbrook Leasing
------------------------------------- ----------------------------------- -----------------------------------
N104CQ                                          October, 1996             Fairbrook Leasing
------------------------------------- ----------------------------------- -----------------------------------
N96CN                                           October, 1996             Fairbrook Leasing
------------------------------------- ----------------------------------- -----------------------------------
N108CQ                                          October, 1996             Fairbrook Leasing
------------------------------------- ----------------------------------- -----------------------------------
N149CQ                                          October, 1996             Fairbrook Leasing
------------------------------------- ----------------------------------- -----------------------------------
N150CQ                                          October, 1996             Fairbrook Leasing
------------------------------------- ----------------------------------- -----------------------------------

------------------------------------- ----------------------------------- -----------------------------------

------------------------------------- ----------------------------------- -----------------------------------

------------------------------------- ----------------------------------- -----------------------------------